As filed with the Securities and Exchange Commission on April 1, 1999
                                            Registration Statement No. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                ----------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                ----------------

               PRUDENTIAL SECURITIES SECURED FINANCING CORPORATION
             (Exact name of registrant as specified in Its Charter)

     Delaware                 One New York Plaza                13-3526694
  (Jurisdiction)           New York, New York 10292          (I.R.S. Employer
                                 (212) 778-1000             Identification No.)
                      (Address of registrant's principal
                              executive offices)

                      -------------------------------------

                                   Joe Donovan
                          Prudential Securities Secured
                              Financing Corporation
                               One New York Plaza
                            New York, New York 10292
                     (Name and address of agent for service)

                      -------------------------------------

                                   Copies to:
                          Christopher J. DiAngelo, Esq.
                              Dewey Ballantine LLP
                           1301 Avenue of the Americas
                            New York, New York 10019

      Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

      If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |_|

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|

      If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If this Form is a post-effective amendment filed pursuant to Rule 426(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

      If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

                         CALCULATION OF REGISTRATION FEE

============================================================================================
                                                                   Proposed
                                                  Proposed         Maximum
                                                  Maximum         Aggregate      Amount of
Title of Securities          Amount Being      Offering Price      Offering     Registration
Being Registered              Registered        Per Unit(1)        Price(1)         Fee
---------------------------------------------------------------------------------------------
Mortgage Backed
Securities...............     $1,000,000            100%          $1,000,000       $278
============================================================================================

(1) Estimated solely for purposes of calculating the registration fee.

      The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

PROSPECTUS
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Prudential Securities Secured Financing Corporation      Asset-Backed Securities
Sponsor                                                       Issuable in Series

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Prudential Securities Secured Financing Corporation may sponsor, from time to time, the sale of separate series of asset-backed securities consisting of either asset-backed certificates or asset-backed notes, each such series backed solely by the assets of a trust or other special purpose entity. The assets of each such issuer will consist primarily of a pool of mortgage loans and/or manufactured housing contracts (or participations therein).

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You should read the section entitled "Risk Factors" starting on page 10 of this prospectus and consider these factors before making a decision to invest in the securities.

The securities will represent interests in, or debt of, the related issuer only and are not interests in, or obligations of, any other person.

Except as otherwise described in the related prospectus supplement, neither the securities nor the underlying assets will be insured or guaranteed by any governmental agency or instrumentality or any other person.

Retain this prospectus for future reference. This prospectus may not be used to consummate sales of securities unless accompanied by the prospectus supplement relating to the offering of such securities.
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The Securities

The securities will be issued in separate series consisting of one or more classes, on terms to be determined at the time of sale. Any series of securities may include one or more classes that are subordinate in right of distributions to such rights of one or more of other classes of such series. The relative interests of the senior securities and the subordinated securities may be subject to adjustment from time to time on the basis of the amounts received in respect of the related mortgage loans or manufactured housing contracts.

The Assets

The assets held by an issuer will primarily consist of a pool of mortgage loans and/or manufactured housing contracts (or participations therein), funds on deposit in one or more accounts and such forms of credit enhancement as are described in this prospectus and in the related prospectus supplement.

Underwriting

The securities offered by this prospectus and by the related prospectus supplement will be offered by Prudential Securities Incorporated, subject to prior sale, to withdrawal, cancellation or modification of the offer without notice, to delivery to and acceptance by the underwriter and to certain other conditions. Affiliates of the sponsor may from time to time act as agents or underwriters in connection with the sale of the securities. In connection with any such offering, the underwriter may over-allot or effect transactions which stabilize or maintain the market prices of the securities at levels above those which might otherwise prevail in the open market. Such stabilizing, if commenced by the underwriter, may be discontinued at any time.

Neither the Securities and Exchange Commission nor any state securities commission has approved of disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                              PRUDENTIAL SECURITIES

                  The date of this prospectus is _______, 1999

          IMPORTANT INFORMATION ABOUT THE INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

      We provide information to you about the securities in two separate documents that progressively provide more detail: (1) this prospectus, which provides general information, some of which may not apply to a particular series of securities, and (2) the prospectus supplement relating to your series of securities, which describes the specific terms of your series of securities.

      This prospectus does not contain complete information about the offering of your series of securities. Additional information is contained in the related prospectus supplement. You are urged to read both this prospectus and the related prospectus supplement in full. We can not sell the securities of a series to you unless you have received both this prospectus and the related prospectus supplement.

      The prospectus supplement relating to a series of securities to be offered under this prospectus will state:

            o the aggregate principal amount, interest rate, and authorized denominations of each class of such series;

            o certain information concerning the mortgage loans and/or the manufactured housing contracts, the originator(s) and any servicer;

            o the terms of any insurance relating to the mortgage loans and/or the manufactured housing contracts;

            o the terms of any credit enhancement for each class of such series;

            o information concerning any other assets of the related issuer, including any reserve funds;

            o     the distribution dates for such series;

            o the final scheduled distribution date of each class of such series;

            o the method to be used to calculate the amount of principal required to be paid in respect of each class of such series on each distribution date;

            o additional information with respect to the plan of distribution of such series; and

            o the federal income tax characterization of each class of such series.

      If the terms for your series of securities vary between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement.

                                     REPORTS

      Each issuer will be required to file certain reports with the Securities and Exchange Commission pursuant to the requirements of the Securities Exchange Act of 1934, as amended. Each issuer will suspend filing such reports if and when such reports are no longer required under the Securities Exchange Act.

      In connection with each distribution, and annually, the sponsor will cause the related servicer to furnish securityholders with statements containing information with respect to the assets of the related issuer, as described in this prospectus and in the prospectus supplement for such series. See "Servicing of the Loans--Reports to Securityholders." The servicer for each series will furnish periodic statements


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

setting forth certain specified information to the trustee for such series and, in addition, annually will furnish such trustee with a statement from a firm of independent public accounts with respect to the examination of certain documents and records relating to the servicing of the mortgage loans and/or manufactured housing contracts held by the related issuer. See "Servicing of the Loans--Evidence as to Compliance" herein. Copies of the monthly and annual statements provided by the related servicer to the related trustee will be furnished to securityholders of the related series upon request addressed to Prudential Securities Secured Financing Corporation, One New York Plaza, 14th Floor, New York, New York 10292, Attention: Managing Director-Asset-Backed Finance Group, (212) 778-1000.

                              AVAILABLE INFORMATION

      The sponsor has filed a registration statement under the Securities Act of 1933, as amended, with the Securities and Exchange Commission with respect to the securities offered pursuant to this prospectus. This prospectus contains, and the prospectus supplement for each series of securities will contain, a summary of the material terms of the documents referred to herein and therein, but neither contains nor will contain all of the information set forth in the registration statement of which this prospectus is a part. For further information, you should read the registration statement and any amendments thereof and exhibits thereto. You may obtain a copy of the registration statement from the Public Reference Section of the Securities and Exchange Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 upon payment of the prescribed charges, or you may examine the registration statement free of charge at the Securities and Exchange Commission's offices, 450 Fifth Street, N.W., Washington, D.C. 20549 or at the regional offices of the Securities and Exchange Commission located at Room 1400, 75 Park Place, New York, New York 10007 and Northwestern Atrium Center, 500 West Madison Street, Suite 400, Chicago, Illinois 60661-2511. In addition, the Securities and Exchange Commission maintains a site on the World Wide Web containing reports, proxy and information statements and other items. The address of the site is http://www.sec.gov.

      You should rely only on the information contained in this prospectus and in the accompanying prospectus supplement. We have not authorized anyone to provide any information that is different. This prospectus and any accompanying prospectus supplement do not constitute an offer to sell or a solicitation of an offer to buy any securities other than the securities offered hereby and thereby nor an offer of the securities to any person in any state or other jurisdiction in which such offer would be unlawful. The information set forth in this prospectus speaks as of the date hereof. You should not assume that it will remain correct after such date.

                INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

      There are incorporated herein by reference all documents and reports filed or caused to be filed by the sponsor pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this prospectus and prior to the termination of any offering of securities evidencing interests therein. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for all purposes of this prospectus to the extent that a statement contained herein (or in the accompanying prospectus supplement) or in any other subsequently filed document which also is or is deemed to be incorporated by reference modifies or replaces such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

      The sponsor will provide, or cause to be provided, without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of a series, a list identifying all filings with respect to the related issuer pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act, since the latest fiscal year covered by its annual report on Form 10-K, and a copy of any or


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

all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such series, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests to the sponsor should be directed to: Prudential Securities Secured Financing Corporation, One New York Plaza, 14th Floor, New York, New York 10292,
Attention: Managing Director-Asset-Backed Finance Group, (212) 778-1000.

                                TABLE OF CONTENTS

Important Information About the Information Presented in this
   Prospectus and the Accompanying Prospectus Supplement.....................2
Reports......................................................................2
Available Information........................................................3
Incorporation of Certain Information by Reference............................3
Table of Contents............................................................4
Summary of Prospectus........................................................5
Risk Factors................................................................10
The Trust Funds.............................................................18
Description of the Securities...............................................33
Credit Enhancement..........................................................37
Prepayment and Yield Considerations.........................................40
Use of Proceeds.............................................................43
The Sponsor.................................................................43
Servicing of the Loans......................................................43
Certain Legal Aspects of the Loans..........................................55
Certain Federal Income Tax Consequences.....................................70
State Tax Considerations....................................................88
ERISA Considerations........................................................89
Legal Investment............................................................92
Plan of Distribution........................................................93
Legal Matters...............................................................94
Ratings.....................................................................94
Additional Information......................................................95
Index of Significant Definitions............................................96


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

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                              SUMMARY OF PROSPECTUS

o This summary highlights selected information from this prospectus and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the offering of your series of securities, read carefully this entire prospectus and the accompanying prospectus supplement.

o This summary provides an overview of certain calculations, cash flows and other information to aid your understanding and is qualified by the full description of these calculations, cash flows and other information in this prospectus and in the accompanying prospectus supplement.

o You can find a listing of the pages where capitalized terms used in this prospectus are defined under the caption "Index of Significant Definitions" beginning on page 96 of this prospectus.

Securities Offered

General

      From time to time, the sponsor will cause the related issuer to issue one or more series of securities which will consist of either asset-backed certificates or asset-backed notes.

      Each series of securities will be recourse to the assets of the related issuer only and the sole source of payment for any series of securities will be such assets. The securities will not be obligations, either recourse or non-recourse, of the sponsor, the related servicer or any person other than the related issuer.

      The securities will consist of one or more classes of ownership securities or debt securities.

Ownership Securities

      Ownership securities represent beneficial ownership interests in the assets held by the related issuer. Ownership securities of a series may be issued in the following forms:

      o     grantor trust securities, representing interests in a grantor trust,

      o partnership interest securities, representing interests in a trust or other special purpose entity that is intended to be treated as a partnership under the Internal Revenue Code,

      o "real estate mortgage investment conduit" or REMIC securities, representing interests in a REMIC trust, or a portion thereof, or

      o "financial asset securitization investment trust" or FASIT securities, representing interest in a FASIT trust, or a portion thereof.

Debt Securities

      Debt securities represent indebtedness secured by the assets of the related issuer, which may be a business trust or other special purpose entity. Debt securities will be issued in the form of notes.

Characteristics

      Each series of securities will be issued in one or more classes, one or more of which may be classes of:

      o     fixed-rate securities,

      o     adjustable-rate securities,

      o     compound-interest or accrual securities,

      o     planned-amortization-class securities,

      o     principal-only securities,

      o     interest-only securities,

      o     participating securities,

      o     senior securities, or

      o     subordinated securities.

      The interest rate, principal balance, notional balance, minimum denomination and form of each class of securities will be set forth in the related prospectus supplement. The securities may be available in either fully registered or

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

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book-entry form, as set forth in the related prospectus supplement.

Distributions

Distribution Dates

      Distributions on the securities will be made monthly, quarterly, or semiannually, on the dates specified in the related prospectus supplement.

Record Dates

      Distributions will be made on each distribution date to holders of record on the last business day of the month preceding the month in which such distribution date occurs or on a another business day preceding such distribution date, as set forth in the related prospectus supplement.

Interest

      Holders of each class of securities are entitled to distributions of interest on each distribution date equal to the interest accrued on the principal balance or notional balance of such class at the applicable interest rate during the related accrual period. Holders of subordinate classes of securities may be subject to a lower payment priority than holders of the more senior classes of such series.

Principal

      With respect to each class of securities, distributions in reduction of the principal balance will be made on each distribution date to the holders of the securities of such class then entitled to receive such distributions until the aggregate amount of such distributions have reduced the principal balance of each such class of securities to zero. Distributions in reduction of the principal balance will be allocated among the classes of such securities in the manner specified in the applicable prospectus supplement. Distributions in reduction of stated amount with respect to any class of securities of a series may be made on a pro rata or random lot or such other basis as is specified in the applicable prospectus supplement.

Credit Enhancement

      The issuer may provide for credit enhancement for one or more classes of a series in the form of:

      o     subordination,

      o     overcollateralization,

      o     cross-collateralization,

      o     letters of credit, surety bonds or insurance policies, or

      o     reserve funds.

      The credit enhancement will support the payments on the securities and may be used for other purposes, to the extent and under the conditions specified in the related prospectus supplement.

Subordination

      A series of securities may include one or more classes of senior securities and one or more classes of subordinated securities. The protection afforded to senior securityholders of a series will be effected by a preferential right of such senior securityholders to receive current distributions on the related loans.

      Subordination is intended to enhance the likelihood of the timely receipt by the senior securityholders of their proportionate share of scheduled monthly principal and interest payments on the related loans. Subordination is also intended to reduce the likelihood that the senior securityholders will experience losses.

Overcollateralization

      Subordination provisions may be used to accelerate the amortization of one or more classes of securities relative to the amortization of the related loans. The accelerated amortization is achieved by the application of certain excess cash flow to the payment of principal of such classes.

      This acceleration feature creates overcollateralization equal to

      o the excess of the aggregate principal balance of the related loans, over

      o     the principal balance of the related class of securities.

      Such acceleration may continue for the life of the related class, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, and subject to certain performance provisions, such limited

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acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

Cross-collateraliation

      An issuer may issue classes of securities relating to separate pools of loans. In such an event, excess cash from one pool may be used to make payments in respect of shortfalls of principal of, or interest on, the classes relating to the other pools of loans. Such cross-collateralization reduces the likelihood of losses on all such cross-collateralized securities.

Letters of Credit, Surety Bonds and Insurance Policies

      Credit enhancement for a series may consist of letters of credit, surety bonds, special hazard insurance policies, and other types of guaranteed payments or insurance supporting payments on the securities or funding certain accounts.

      Any such credit enhancement will be provided by an institution acceptable to the rating agency or agencies rating such series of securities.

Reserve Funds

      The issuer may deposit cash, a letter or letters of credit, short-term investments, or other instruments acceptable to the rating agencies in one or more reserve funds. A reserve fund may also be funded through the application of excess cash flow or through the application of distributions otherwise due to subordinate classes of securities. A reserve fund will be used by the related trustee to make required payments of principal of, or interest on, the securities, to make adequate provision for future payments on such securities or for any other purpose specified in the related prospectus supplement.

The Trust Funds

General

      The assets of the issuer, or trust fund, for each series of securities may consist of a pool of loans made up of any combination of mortgage loans and/or manufactured housing contracts (or participations therein) and certain other related property, as specified herein and in the related prospectus supplement. The statistical characteristics of each such trust fund will be set forth in the related prospectus supplement as further described herein under "The Trust Funds."

      Mortgage loans are fixed or adjustable rate promissory notes or other evidences of indebtedness secured by residential properties, including detached homes, townhouses, units in planned unit developments, condominium units, mixed-use properties, vacation homes and small scale multifamily properties.

      Manufactured housing contracts are fixed- or adjustable-rate manufactured housing installment sale contracts or installment loan agreements. Each manufactured housing contract may be secured by a new or used manufactured home.

      Neither the securities nor the underlying loans are guaranteed by the United States nor do they constitute debts or obligations of the United States or any agency or instrumentality of the United States.

Pre-Funding and Capitalized Interest Accounts

      A trust fund may include one or more pre-funding accounts, the funds of which will be used by the related issuer to purchase additional loans after the closing date. Each such pre-funding account will be funded on the related closing date with a portion of the proceeds of the sale of the related securities.

      The issuer may purchase additional loans during a period of time that will not extend beyond the end of the third full month from the related closing date. If the principal balance of additional loans purchased by the related issuer during such period is less than the original amount on deposit in the pre-funding account, the holders of the related securities will receive a prepayment of principal equal to the amount of such difference. Any such principal prepayment may adversely affect the yield to maturity of such securities.

      If a pre-funding account is established, one or more capitalized interest accounts may be established and maintained with the trustee for the related series. On the closing date for such series, a portion of the proceeds of the sale of the securities of such series will be deposited in the

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capitalized interest account. Such amount will be used to fund any shortfall during the pre-funding period between (x) the amount of interest which will accrue on the securities and certain fees and expenses to be incurred by the issuer during such period and (y) the amount of interest available from the loans available for the payment therefor.

Redemption or Repurchase of Securities

      One or more classes of securities of any series may be redeemed or repurchased in whole or in part, at such time, by the related issuer, the related servicer, the provider of credit enhancement, or an affiliate thereof at the price (which would not be less than an amount necessary to pay all principal and accrued interest on the outstanding securities) set forth in the related prospectus supplement. Each such redemption or repurchase may occur on or after such time as the aggregate principal balance of the securities of the series or the loans relating to such series is less than a specified percentage (which percentage shall not exceed 20%) of their respective original level.

      If the holder of such right of optional termination fails to exercise such right, the trustee, the related servicer or the related issuer may be required to effect early retirement of a series of securities by soliciting competitive bids for the purchase of the related loans at an auction sale or otherwise.

Legal Investment

      The prospectus supplement will state whether or not the securities will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984.

      Investors are urged to consult their legal advisors concerning the appropriate characterization of the securities and to review "Legal Investment" herein and in the related prospectus supplement.

ERISA Limitations

      A fiduciary of any employee benefit plan subject to the fiduciary responsibility provisions of the Employee Retirement Income Security Act of 1974, as amended, including the prohibited transaction rules thereunder, and to the corresponding provisions of the Internal Revenue Code of 1986, as amended, should carefully review with its own legal advisors whether the purchase or holding of securities could give rise to a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code

      Investors are urged to consult their own legal advisors concerning the implications under ERISA of holding the securitie, and to review "ERISA Considerations" herein and in the related prospectus supplement.

Certain Federal Income Tax Consequences

      Each class of securities of each series offered by this prospectus and the related prospectus supplement will, for federal income tax purposes, constitute one of the following:

      o interests in a trust treated as a grantor trust under applicable provisions of the Internal Revenue Code,

      o "regular interests" or "residual interests" in a trust treated as one or more "real estate mortgage investment conduits" under applicable provisions of the Internal Revenue Code,

      o     debt issued by the issuer,

      o interests in an issuer which is treated as a partnership under applicable provisions of the Internal Revenue Code, or

      o "regular interests", "high-yield interests" or "ownership interests" in a trust treated as one or more "financial asset securitization investment conduits" under applicable provisions of the Internal Revenue Code.

      Investors are urged to consult their tax advisors and to review "Certain Federal Income Tax Consequences" herein and in the related prospectus supplement.

Ratings

      At the date of issuance of each series of securities, the securities offered by this prospectus and the related prospectus supplement will be rated in one of the four highest rating categories by at least one statistical rating

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organization that has been requested by the issuer or the sponsor to rate such securities. Such ratings will address, in the opinion of such rating agency, the likelihood that the related issuer will be able to make timely payment from the related trust fund of all amounts due on the related series of securities in accordance with their terms. Such ratings will neither address any prepayment or yield considerations applicable to any securities nor constitute a recommendation to buy, sell or hold any securities.

      The ratings expected to be received with respect to any securities will be set forth in the related prospectus supplement.


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

                                  RISK FACTORS

      For a discussion of all material risk factors that could make the offering of the securities speculative or one of high risk, potential investors should consider the following factors and the factors set forth under "Risk Factors" in the related prospectus supplement.

Your investment in any security may be an illiquid investment, which may cause you to hold this security to maturity.

      A secondary market for the securities may not develop. If it does develop, it may not provide holders with liquidity of investment or continue for the life of the securities. The underwriter(s) may establish a secondary market in such securities, although no underwriter will be obligated to do so. Unless otherwise specified in the related prospectus supplement, the securities will not be listed on any securities exchange or quoted in the automated quotation system of a registered securities association.

Book-entry registration may reduce the liquidity of securities.

      Issuance of the securities in book-entry form may reduce the liquidity of such securities in the secondary trading market since some investors may be unwilling to purchase securities for which they cannot obtain definitive physical securities.

      Transactions in securities may, in most cases, be effected only through The Depository Trust Company or DTC, direct or indirect participants in DTC's book-entry system and certain banks. Therefore, the ability of a securityholder to pledge a security to persons or entities that do not participate in the DTC system, or otherwise to take actions in respect of such securities, may be limited due to lack of a physical certificate representing the securities.

      Securityholders may experience some delay in their receipt of distributions of interest on and principal of the securities since distributions may be required to be forwarded by the trustee to DTC. In such a case, DTC will credit such distributions to the accounts of its participants, which thereafter will credit them to the accounts of the securityholders either directly or indirectly through indirect participants in the DTC system. See "Description of the Securities" herein.

ERISA laws may place restrictions on the acquisition, ownership and disposition of securities.

      Generally, the Employee Retirement Income Security Act of 1974, as amended, or ERISA applies to investments made by benefit plans and transactions involving the assets of such plans. Due to the complexity of regulations which govern such plans, prospective investors that are subject to ERISA are urged to consult their own counsel regarding consequences under ERISA of acquisition, ownership and disposition of Securities. See "ERISA Considerations" herein.

Prepayments on the loans may adversely affect the yield to maturity of your securities.

      The yield to maturity of the securities of each series may be adversely affected by a higher or lower than anticipated rate of prepayments on the related loans. The yield to maturity on interest-only securities purchased at premiums or discounted to par will be extremely sensitive to the rate of prepayments on the related loans. In addition, the yield to maturity on certain other types of classes of securities, including certain classes in a series including more than one class of securities, may be relatively more sensitive to the rate of prepayment on the related loans than other classes of securities.

      The loans may be prepaid in full or in part at any time, although prepayment may require the obligor to pay of a prepayment penalty or premium. Such penalties will generally not be property of the related issuer. We cannot predict the rate of prepayments of the loans, which is influenced by a wide variety of economic, social and other factors. Such factors include prevailing mortgage market interest rates, the availability of alternative financing, local and regional economic conditions and homeowner mobility. Therefore, we can give no assurance as to the level of prepayments that a trust fund will experience.

      Prepayments may result from mandatory prepayments relating to unused monies held in pre-funding accounts, voluntary early payments by borrowers (including payments in connection with refinancings of the related senior loans), sales of mortgaged properties subject to "due-on-sale" provisions and liquidations due to default, as well as the receipt of proceeds from physical damage, credit life and disability insurance policies. In addition, repurchases or purchases from an issuer of loans or the payment of substitution adjustments will have the same effect on the securityholders as a prepayment of such loans. The related prospectus supplement will specify whether any or all of the loans contain "due-on-sale" provisions.

      Collections on the loans may vary due to the level of incidence of delinquent payments and of prepayments. Collections on the loans may also vary due to seasonal purchasing and payment habits of borrowers.

As a result of optional or mandatory termination, you could be fully paid significantly earlier than would otherwise be the case, which may adversely affect the yield to maturity on your securities.

      One or more classes of securities of any series may be subject to optional redemption or repurchase, in whole or in part, on or after a specified date, or on or after such time as the aggregate outstanding principal amount of the loans or the securities is less than a specified amount or percentage. Such amount or percentage will not exceed 20% of the original aggregate principal balance of the loans or the securities. Neither the issuer nor the securityholders will have any continuing liability under such optional redemption or repurchase. If the optional termination is not exercised, then one or more classes of securities may be subject to mandatory termination by auction sale or other means. The risk of reinvesting unscheduled distributions resulting from redemption or repurchase of the securities will be borne by the holders. The optional and mandatory termination described herein are the only circumstances in which the securities could be retired earlier than would be the case if the loans were allowed to mature to term.

Unused pre-funding amounts may adversely affect the yield on your investment.

      If the trust fund includes a pre-funding account and the principal balance of additional loans purchased by the issuer during the pre-funding period is less than the original amount on deposit in the pre-funding account, the holders of the securities of the related series will receive a prepayment of principal to the extent of such difference. Any such principal prepayment may adversely affect the yield to maturity of such securities. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors will be able to reinvest such a prepayment at yields equaling or exceeding the yields on the related securities. It is possible that the yield on any such reinvestment will be lower, and may be significantly lower, than the yield on the related securities.

      Each such additional loan must satisfy the eligibility criteria specified in the related prospectus supplement. Such eligibility criteria will be determined in consultation with each rating agency and/or provider of credit enhancement prior to the issuance of the related series and are designed to ensure that if such additional loan were included as part of the initial trust fund, the credit quality of such assets would be consistent with the initial rating of each class of securities of such series. Following the purchase of additional loans by the issuer, the aggregate characteristics of the loans then held in the trust fund may vary from those of the initial loans held in such trust fund. As a result, the additional loans may adversely affect the performance of the related securities.

      The ability of an issuer to purchase additional loans during the related pre-funding period will be dependent on the availability of loans that satisfy the requirements for purchase by the issuer. The availability of such loans will be affected by a variety of social and economic factors, including the prevailing level of market interest rates, unemployment levels and consumer perceptions of general economic conditions.

The assets of the related issuer, as well as any applicable credit enhancement, will be limited and, if such assets and/or credit enhancement become insufficient to service the related securities, you may experience losses on your securities.

      The securities will not represent an interest in, or obligation of, either recourse or non-recourse, of the sponsor, the servicer or any person other than the related issuer. The only obligations of the foregoing entities with respect to the securities or the loans will be the obligations, if any, of the servicer pursuant to certain limited representations and warranties made with respect to the loans, the servicer's servicing obligations under the related servicing agreement and, if and to the extent expressly described in the related prospectus supplement, certain limited obligations of the servicer or another party in connection with a purchase obligation or an agreement to purchase or act as remarketing agent with respect to a convertible mortgage loan upon its conversion to a fixed rate.

      Notwithstanding the foregoing, certain types of credit enhancement for a series, such as a financial guaranty insurance policy or a letter of credit, may constitute a full recourse obligation of the provider of such credit enhancement. Except as described in the related prospectus supplement, neither the securities nor the underlying loans will be guaranteed or insured by any governmental agency or instrumentality, or by the sponsor, the servicer or any of their respective affiliates.

      Proceeds of the related trust fund (including the loans and any form of credit enhancement) will be the sole source of payments on the securities, and there will be no recourse to the sponsor or any other entity in the event that such proceeds are insufficient or otherwise unavailable to make all payments provided for under the securities.

Credit enhancement will be limited in amount and scope of coverage and may not be sufficient to cover losses on the loans, which may cause losses on your security.

      With respect to each series of securities, credit enhancement may be provided in limited amounts to cover certain types of losses on the underlying loans. Credit enhancement may be provided in one or more of the forms referred to in this prospectus, including, but not limited to, letters of credit, surety bonds, insurance policies, or reserve funds. Credit enhancement also may be provided in the form of,

            o subordination of one or more classes of securities in a series under which losses in excess of those absorbed by any senior of securities are first allocated to any subordinate securities up to a specified limit,

            o cross-collateralization among separate portions of the assets of the trust fund, and/or

            o overcollateralization resulting from the use of excess cash flow to amortize certain classes of securities faster than the amortization of the related pool of loans.

      Regardless of the form of credit enhancement provided, the coverage will be limited in amount and in most cases will be subject to periodic reduction in accordance with a schedule or formula. Furthermore, such credit enhancement may provide only very limited coverage as to certain types of losses, and may provide no coverage as to certain other types of losses. Generally, credit enhancement does not directly or indirectly guarantee to the investors any specified rate of prepayments. The servicer will generally be permitted to reduce, terminate or substitute all or a portion of the credit enhancement for any series of securities, if the applicable rating agencies indicate that the then-current rating of such series will not be adversely affected. To the extent not set forth herein, the amount and types of coverage, the identification of any entity providing the coverage, the terms of any subordination and related information will be set forth in the prospectus supplement relating to a series of securities. See "Credit Enhancement" herein.

Property values may decline, leading to higher losses on the loans, which may cause losses on your securities.

      An investment in securities such as these securities, which generally represent beneficial ownership interests in the underlying loans or debt secured by such loans, may be affected by, among other things, a decline in real estate values and changes in the borrowers' financial condition. We can not assure that values of the mortgaged properties have remained or will remain at their levels on the dates of origination of the related loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of any senior liens, the loans and any secondary financing become equal to or greater than the value of the related mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the nonconforming credit mortgage lending industry. Such a decline could extinguish the interest of the related issuer in the mortgaged properties before having any effect on the interest of the related senior mortgagee. In addition, in the case of loans that are subject to negative amortization, due to the addition to principal balance of deferred interest, the principal balances of such loans could be increased to an amount equal to or in excess of the value of the underlying mortgaged properties, thereby increasing the likelihood of default. To the extent that such losses are not covered by the applicable credit enhancement, holders of securities will bear all risk of loss resulting from default by mortgagors and will have to look primarily to the value of the mortgaged properties for recovery of the outstanding principal and unpaid interest on the defaulted mortgage loans.

Adjustable-rate loans may have a risk of default if loan payments increase.

      Adjustable-rate loans may be underwritten on the basis of an assessment that mortgagors will have the ability to make payments in higher amounts after relatively short periods of time. In some instances, mortgagors' income may not be sufficient to enable them to continue to make their loan payments as such payments increase and thus the likelihood of default will increase.

Loans with balloon and non-traditional payment methods may create greater default risk.

      A portion of the aggregate principal balance of the loans at any time may be balloon loans that provide for the payment of the unamortized principal balance of such loan in a single payment at maturity. Such balloon loans provide for equal monthly payments, consisting of principal and interest, generally based on a 30-year amortization schedule, and a single payment of the remaining balance of the loan generally 5, 7, 10, or 15 years after origination. Amortization of a balloon loan based on a scheduled period that is longer than the term of the loan results in a remaining principal balance at maturity that is substantially larger than the regular scheduled payments. Because borrowers of balloon loans are required to make substantial single payments upon maturity, it is possible that the default risk associated with balloon loans is greater than that associated with fully-amortizing loans.

      Other types of loans that may be included in the assets of an issuer may involve additional uncertainties not present in traditional types of loans. For example, certain of the loans may provide for escalating or variable payments by the borrower, as to which the borrower is generally qualified on the basis of the initial payment amount. In some instances the borrower's income may not be sufficient to enable them to continue to make their loan payments as such payments increase and thus the likelihood of default will increase.

Loans with high loan-to-value ratios may create a risk of losses, which may cause losses on your securities.

      Certain of the loans may have combined loan-to-value or LTV ratios at the time of origination in excess of 100%, generally up to a maximum of 125%. As a result, the related mortgaged properties may not provide adequate security for these high LTV loans. Underwriting analysis with respect to high LTV loans relies more heavily on the mortgagor's creditworthiness than on the protection afforded by the security interest alone. Such high LTV loans are generally targeted as debt consolidation loans for repeat or frequent borrowers with generally strong credit ratings.

      Additionally, there is also the risk that if the related mortgagors relocate, such mortgagors will be unable to discharge the loans in full from the sale proceeds of the related mortgaged properties and any other funds available to these borrowers. As a result, the costs incurred in the collection and liquidation of high LTV loans may be higher than with respect to loans with combined loan-to-value ratios of 100% or less because the servicer may be required to pursue collection solely against the mortgagor. The servicer may, in accordance with accepted servicing procedures, pursue alternative methods to maximize proceeds therefrom, including, without limitation, the modification of defaulted loans, which may include the abatement of accrued interest or the reduction of a portion of the outstanding principal balance of such defaulted loan. Consequently, the losses on such defaulted loans may be more severe as there is no assurance that any proceeds will be recovered.

Loans secured by junior liens may experience higher rates of delinquencies and losses, which may cause losses on your securities.

      Certain of the mortgage loans will be secured by junior liens subordinate to the rights of the mortgagee or beneficiary under each related senior mortgage or deed of trust. As a result, the proceeds from any liquidation, insurance or condemnation proceedings will be available to satisfy the principal balance of a mortgage loan only to the extent that the claims, if any, of each such senior mortgagee or beneficiary are satisfied in full, including any related foreclosure costs. In addition, a mortgagee secured by a junior lien may not foreclose on the related mortgaged property unless it forecloses subject to the related senior mortgage or mortgages, in which case it must either pay the entire amount of each senior mortgage to the applicable mortgagee at or prior to the foreclosure sale or undertake the obligation to make payments on each senior mortgage in the event of default thereunder. The issuers will not have any source of funds to satisfy any such senior mortgage or make payments due to any senior mortgagee. See "Certain Legal Aspects of Loans--Foreclosure" herein.

Bankruptcy of mortgagors could cause losses on the loans, which may cause losses on your security.

      General economic conditions have an impact on the ability of borrowers to repay loans. Loss of earnings, illness and other similar factors also may lead to an increase in delinquencies and bankruptcy filings by borrowers. In the event of personal bankruptcy of a mortgagor, it is possible that an issuer could experience a loss with respect to such mortgagor's loan. In conjunction with a mortgagor's bankruptcy, a bankruptcy court may suspend or reduce the payments of principal and interest to be paid with respect to such loan or permanently reduce the principal balance of such loan thereby either delaying or permanently limiting the amount received by the issuer with respect to such loan. Moreover, in the event a bankruptcy court prevents the transfer of the related mortgaged property to an issuer, any remaining balance on such loan may not be recoverable.

Foreclosure of mortgaged properties involve delays and expense and could cause losses on the loans, which may cause losses on your securities.

      Even assuming that the mortgaged properties provide adequate security for the loans, substantial delays could be encountered in connection with the liquidation of defaulted loans and corresponding delays in the receipt of related proceeds by the securityholders could occur. An action to foreclose on a mortgaged property securing a loan is regulated by state statutes, rules and judicial decisions and is subject to many of the delays and expenses of other lawsuits if defenses or counterclaims are interposed, sometimes requiring several years to complete. Furthermore, in some states an action to obtain a deficiency judgment is not permitted following a nonjudicial sale of a mortgaged property. In the event of a default by a mortgagor, these restrictions, among other things, may impede the ability of the related servicer to foreclose on or sell the mortgaged property or to obtain proceeds (net of expenses) from the liquidation of the loan sufficient to repay all amounts due on the such loan. The servicer will be entitled to deduct from liquidation proceeds all expenses reasonably incurred in attempting to recover amounts due on the related liquidated loan and not yet repaid, including payments to prior lienholders, accrued fees of the servicer, legal fees and costs of legal action, real estate taxes, and maintenance and preservation expenses. In the event that any mortgaged properties fail to provide adequate security for the related loans and insufficient funds are available from any applicable credit enhancement, securityholders could experience a loss on their investment.

      Liquidation expenses with respect to defaulted loans do not vary directly with the outstanding principal balance of the loan at the time of default. Therefore, assuming that a servicer takes the same steps in realizing upon a defaulted loan having a small remaining principal balance as it would in the case of a defaulted loan having a larger principal balance, the amount realized after expenses of liquidation would be less as a percentage of the outstanding principal balance of the smaller principal balance loan than would be the case with a larger principal balance loan.

      Under environmental legislation and judicial decisions applicable in various states, a secured party that takes a deed in lieu of foreclosure, or acquires at a foreclosure sale a mortgaged property that, prior to foreclosure, has been involved in decisions or actions which may lead to contamination of a property, may be liable for the costs of cleaning up the purportedly contaminated site. Although such costs could be substantial, it is unclear whether they would be imposed on a holder of a mortgage note (such as an issuer) which is not required to take an active role in operating the mortgaged properties. See "Certain Legal Aspects of Loans--Environmental Risks" herein.

      Certain of the mortgaged properties relating to loans may not be owner occupied. It is possible that the rate of delinquencies, foreclosures and losses on loans secured by non-owner occupied properties could be higher than for loans secured by the primary residence of the borrower.

Geographic concentration of mortgaged properties may result in higher losses, if particular regions experience downturns.

      Certain geographic regions from time to time will experience weaker regional economic conditions and housing markets than will other regions, and, consequently, will experience higher rates of loss and delinquency on loans generally. The loans underlying certain series of securities may be concentrated in such regions, and such concentrations may present risk considerations in addition to those generally present for similar asset-backed securities without such concentrations. Information with respect to geographic concentration of mortgaged properties will be specified in the related prospectus supplement or related Current Report on Form 8-K filed with the Securities and Exchange Commission.

Environmental conditions on the mortgaged property may give rise to liability for the issuer.

      Real property pledged as security to a lender may be subject to certain environmental risks. Under the laws of certain states, contamination of a mortgaged property may give rise to a lien on the mortgaged property to assure the costs of clean-up. In several states, such a lien has priority over the lien of an existing mortgage or owner's interest against such mortgaged property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, or CERCLA, a lender may be liable, as an "owner" or "operator," for costs of addressing releases or threatened releases of hazardous substances that require remedy at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by a prior owner. A lender also risks such liability on foreclosure of the mortgaged property.

Security interests in the manufactured homes may not be perfected and the issuer may not realize upon the full amount due under the related contract.

      Each manufactured housing contract is secured by a security interest in a manufactured home. Each "land secured" contract will also be secured by the real estate on which the related manufactured home is located. Perfection of security interests in the manufactured homes and enforcement of rights to realize upon the value of the manufactured homes as collateral for the contracts are subject to a number of federal and state laws, including the Uniform Commercial Code or UCC, as adopted in the states in which the manufactured homes are located, and such states' certificate of title statutes, but generally not their real estate laws. Under such federal and state laws, a number of factors may limit the ability of a holder of a perfected security interest in manufactured homes to realize upon such manufactured homes or may limit the amount realized to less than the amount due under the related contract. See "Certain Legal Aspects of the Loans" herein.

      In addition, because of the expense and administrative inconvenience involved, the issuer and its affiliates may not amend any certificates of the title related to any manufactured home to change the lienholder specified therein to the trustee, and may not execute any transfer instrument (including, among other instruments, UCC-3 assignments) relating to any manufactured home in favor of the trustee or note thereon the trustee's interest. Such amendment would require, consistent with the law of the related state, filings at the state or county level for each contract. As a result, the originator of the contract will remain the lienholder on the certificate of title relating to the manufactured home. In some states, in the absence of such an amendment, execution or notation, the assignment to the trustee of the security interest in the manufactured homes located therein may not be effective or such security interest may not be perfected. If any otherwise effectively assigned security interest in favor of the trustee is not perfected, such assignment of the security interest to the trustee may not be effective against creditors of the originator to the extent it continues to be specified as lienholder on any certificate of title or as secured party on any UCC filing, or against a trustee in bankruptcy of the such originator.

      Each contract, other than a land secured contract, will be "chattel paper" (as defined in the UCC in effect in the jurisdiction in which the related manufactured home was located at origination). Under the UCC as in effect in each such jurisdiction, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. The trustee will have possession of the contracts. In addition, the originator will make appropriate filings of UCC-1 financing statements in the office of the secretary of state of the state where its principal place of business is located to give notice of the trustee's ownership of the contracts. The trustee's interest in the contracts could, through the fraud or negligence of the trustee, be defeated if a subsequent purchaser were able to take physical possession of the contracts without notice of such assignment.

      Further, because of the expense and administrative inconvenience involved, the assignment of mortgages or deeds of trust to the trustee may not be recorded with respect to the mortgages or deeds of trust securing each land secured contract. Recordation of such assignments would require the originator to retain counsel in the respective state, and make the appropriate filing at the local level. The failure to record the assignments to the trustee of the mortgage or deed of trust securing land secured contracts may result in the sale of such contracts or the trustee's rights in the land secured by the mortgage or deed of trust being ineffective against creditors of the originator or against a trustee in bankruptcy of the originator or against a subsequent purchaser of such contracts from the originator, without notice of the sale to the trustee.

State and federal credit protection laws may limit collection of principal and interest on the loans.

      Applicable state laws generally regulate interest rates and other charges and require certain disclosures. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the loans.

      The loans may also be subject to federal laws, including:

            o the Federal Truth in Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to the borrowers regarding the terms of the Loans,

            o the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit, and

            o the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower's credit experience.

      Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the related servicer to collect all or part of the principal of, or interest on, the loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the owner of the loan to damages and administrative enforcement. See "Certain Legal Aspects of Loans" herein.

The Civil Relief Act may limit the ability to collect on the loans.

      Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended, or similar state legislation, a mortgagor who enters military service after the origination of the related loan (including a mortgagor who is a member of the National Guard or is in reserve status at the time of the origination of the loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such mortgagor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the servicer to collect full amounts of interest on certain of the loans. In addition, the Civil Relief Act imposes limitations that would impair the ability of the servicer to foreclose on an affected loan during the mortgagor's period of active duty status. Thus, in the event that such a loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

Ratings are not recommendations to buy securities. A reduction in the rating of any provider of credit enhancement would likely adversely impact the rating of your securities.

      Any securities offered hereunder will be rated in one of the four highest rating categories by the rating agencies identified in the related prospectus supplement. Any such rating would be based on, among other things, the adequacy of the value of the trust fund and any credit enhancement with respect to such series. Such rating should not be deemed a recommendation to purchase, hold or sell securities, inasmuch as it does not address market price or suitability for a particular investor.

      There is also no assurance that any such rating will remain in effect for any given period of time or may not be lowered or withdrawn entirely by the rating agencies if in its judgment circumstances in the future so warrant. In addition to being lowered or withdrawn to any erosion in the adequacy of the value of the trust fund, such rating might also be lowered or withdrawn, among other reasons, because of an adverse change in the financial or other condition of a provider of credit enhancement or a change in the rating of such credit enhancement provider's long term debt.

                                 THE TRUST FUNDS

General

      The asset-backed certificates (the "Certificates") or asset-backed notes (the "Notes" and, together with the Certificates, the "Securities") offered hereby will represent either a beneficial ownership interests in, or debt secured by, the assets of a trust or other special-purpose entity (each, an "Issuer"). The assets of the issuer (the "Trust Fund") for each series of Securities will consist primarily of a segregated pool (each, a "Pool") of Mortgage Loans (a "Mortgage Pool") and/or Contracts (a "Contract Pool"). The Mortgage Loans and the Contracts are collectively referred to herein as the "Loans." In addition, a Trust Fund may also include one or more of the following: (i) amounts held from time to time in the related Collection Account;
(ii) the Issuer's interest in any primary mortgage insurance, hazard insurance, title insurance and/or other insurance policies relating to a Loan; (iii) any property which initially secured a Mortgage Loan and which has been acquired by foreclosure or trustee's sale or deed in lieu of foreclosure or trustee's sale; (iv) any Manufactured Home which initially secured a Contract and which is acquired by repossession; (v) a Reserve Fund or Funds; (vi) one or more guarantees, letters of credit, insurance policies, or any other credit enhancement arrangement; and (vii) such other assets as may be specified in the related prospectus supplement. Some of the Loans may be delinquent to the extent and as specified in the related prospectus supplement. The percentage of those Loans which are delinquent shall not exceed 10% of the aggregate principal balance of the Loans in the related Pool as of the Cut-Off Date for that series. Unless otherwise specified in the applicable prospectus supplement, the Trust Fund will not include, however, the portion of interest on the Loans which constitutes the Fixed Retained Yield, if any. See "--Fixed Retained Yield" below.

      The Mortgage Pool and/or Contract Pool for a series will be originated or acquired by an originator of Mortgage Loans and/or Contracts (the "Originator") and transferred to the related Issuer either directly by the Originator or through a special-purpose affiliate thereof. The Mortgage Pool or Contract Pool relating to a series will be serviced by a servicer (the "Servicer"), which may be the Originator, specified in the related prospectus supplement, pursuant to a servicing agreement (each, a "Servicing Agreement") between the Issuer and Servicer, with respect to a series of Securities.

The Mortgage Loans

      Each Mortgage Pool will consist of mortgage loans (the "Mortgage Loans") evidenced by promissory notes or other evidences of indebtedness (collectively, the "Mortgage Notes") that provide for an original term to maturity of not more than 40 years, for monthly payments and for interest on the outstanding principal amounts thereof at a rate that is either fixed or adjustable, as described in the related prospectus supplement. The Mortgage Loans may provide for fixed level payments or be Graduated Payment Mortgage Loans, Graduated Equity Mortgage Loans, Balloon Loans or Buy-Down Loans or Mortgage Loans with other payment characteristics as described in the related prospectus supplement. In addition, the Mortgage Pools may include participation interests in Mortgage Loans, in which event references herein to payments on Mortgage Loans underlying such participations shall mean payments thereon allocable to such participation interests, and the meaning of other terms relating to Mortgage Loans will be similarly adjusted. Similarly, the Mortgage Pools may include Mortgage Loans with respect to which a Fixed Retained Yield has been retained, in which event references herein to Mortgage Loans and payments thereon shall mean the Mortgage Loans exclusive of such Fixed Retained Yield. The prospectus supplement for a series will specify whether there will be any Fixed Retained Yield in any Mortgage Loan and, if so, the owner thereof. See "Servicing of the Loans--Fixed Retained Yield" herein. The Mortgage Loans will be secured by mortgages, deeds of trust or other similar security instruments (collectively, the "Mortgages") creating first, second or more junior liens on conventional one-to four-family residential properties (which may include mixed-use or vacation properties), all of which will be located in any of the fifty states or the District of Columbia. The Mortgage Loans may also consist of installment contracts for the sale of real estate. If so provided in the applicable prospectus supplement, a Mortgage Pool may also contain cooperative apartment loans (the "Cooperative Loans") evidenced by promissory notes (the "Cooperative Notes") secured by security interests in shares issued by private, non-profit, cooperative housing corporations and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwellings in such cooperatives' buildings. In the case of a Cooperative Loan, the proprietary lease or occupancy agreement securing such Cooperative Loan is generally subordinate to any blanket mortgage on the related cooperative apartment building and/or the underlying land. Additionally, the proprietary lease or occupancy agreement is subject to termination and the cooperative shares are subject to cancellation by the cooperative if the tenant-stockholder fails to pay maintenance or other obligations or charges owed by such tenant-stockholder.

      Each Mortgage Loan must have an original term of maturity of not less than 5 years and not more than 40 years. Mortgage Loans having Loan-to-Value Ratios at the time of origination exceeding 80% will generally be supported by external credit enhancement or be covered by primary mortgage insurance providing coverage on at least the amount of each such Mortgage Loan in excess of 75% of the original fair market value of the Mortgaged Property and remaining in force until the principal balance of such Mortgage Loan is reduced to 80% of such original fair market value. The "Loan-to-Value Ratio" or "LTV" of a Mortgage Loan is the ratio, expressed as a percentage, of the principal amount of the Mortgage Loan outstanding at the origination of such Mortgage Loan divided by the fair market value of the Mortgaged Property. The fair market value of the Mortgaged Property securing any Mortgage Loan is, unless otherwise specified in the applicable prospectus supplement, the lesser of (x) the appraised value of the related Mortgaged Property determined in an appraisal obtained by the Originator at origination or acquisition (or, in the case of a refinancing, an appraisal obtained at the origination of the refinanced mortgage loan) and (y) the sale price for such Mortgaged Property.

      No assurance can be given that values of the Mortgaged Properties have remained or will remain at the levels which existed on the dates of origination of the related Mortgage Loans. If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the Mortgage Loans and any secondary financing on the Mortgaged Properties in a particular Trust Fund become equal to or greater than the value of the Mortgaged Properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. To the extent that such losses are not covered by the methods of Credit Enhancement or the insurance policies described herein, they will be borne by holders of the Securities of the series relating to such Trust Fund. Furthermore, in a declining real estate market a new appraisal could render the Cut-Off Date Loan-to-Value Ratios as unreliable measures of leverage.

      The prospectus supplement for each series will set forth certain characteristics of the related Mortgage Loans, which may include the aggregate principal balance of the Mortgage Loans in the related Mortgage Pool as of the date (the "Cut-Off Date") such Mortgage Loans were pledged to the trustee (the "Trustee") of the Securities, the range of original terms to maturity of the Mortgage Loans in the Mortgage Pool, the weighted average remaining term to stated maturity at the Cut-Off Date of such Mortgage Loans, the earliest and latest origination dates of such Mortgage Loans, the range of Loan Rates and Net Loan Rates borne by such Mortgage Loans, the weighted average Loan Rate at the Cut-Off Date of such Mortgage Loans, the range of Net Loan-to-Value Ratios at the time of origination and the highest outstanding principal balance at origination of any such Mortgage Loan. A maximum of 5% (by aggregate principal balance as of the Cut-Off Date) of the Mortgage Loans that are included in a Trust Fund may deviate from the characteristics that are described in the related prospectus supplement.

      All of the Mortgage Loans in a Trust Fund will have monthly payments due on a specified day of each month (each, a "Due Date") and will, with respect to Mortgage Loans secured by residential Mortgaged Properties, require at least monthly payments of interest on any outstanding balance. The Mortgage Pools may include adjustable-rate Mortgage Loans that provide for payment adjustments to be made less frequently than adjustments in the payments. Each adjustment in the Loan Rate which is not made at the time of a corresponding adjustment in payments (and which adjusted amount of interest is not paid currently on a voluntary basis by the mortgagor) will result in a decrease (if the Loan Rate rises) or an increase (if the Loan Rate declines) in the rate of amortization of the Mortgage Loan. Moreover, such payment adjustments on the Mortgage Loans may be subject to certain limitations, as specified in the prospectus supplement, which may also affect the rate of amortization on the Mortgage Loan. As a result of such provisions, or in accordance with the payment schedules of certain Graduated Payment Mortgage Loans and other Mortgage Loans, the amount of interest accrued in any month may equal or exceed the scheduled monthly payment on the Mortgage Loan. In any such month, no principal would be payable on the Mortgage Loan, and if the accrued interest exceeded the scheduled monthly payment, such excess interest due would become "Deferred Interest" that is added to the principal balance of the Mortgage Loan. Deferred Interest will bear interest at the Loan Rate until paid. If such limitations prevent the payments from being sufficient to amortize fully the Mortgage Loan by its stated maturity date, a lump sum payment equal to the remaining unpaid principal balance of such Mortgage Loan will be due on such stated maturity date. See "Prepayment and Yield Considerations."

      The Mortgaged Properties will consist of residential properties only, including detached homes, townhouses, units in planned unit developments, condominium units, mixed-use properties, vacation homes and small scale multifamily properties, all of which constitute a "dwelling or mixed residential and commercial structure" within the meaning of Section 3(a)(41)(A)(i) of the Securities Exchange Act of 1934, as amended (the "Mortgaged Properties"). The Mortgage Loans will be secured by liens on fee simple or leasehold interests (in those states in which long-term ground leases are used as an alternative to fee interests) in such Mortgaged Properties, or liens on shares issued by cooperatives and the related proprietary leases or occupancy agreements occupy specified units in such cooperatives' buildings. The geographic distribution of Mortgaged Properties will be set forth in the related prospectus supplement. Each prospectus supplement will also set forth the percentage of the aggregate principal balance as of the Cut-Off Date of the Mortgage Loans in the related Mortgage Pool representing the refinancing of existing mortgage indebtedness and the types of Mortgaged Properties.

      A Trust Fund may contain Mortgage Loans subject to temporary buy-down plans (the "Buy-Down Loans") pursuant to which the monthly payments made by the mortgagor during the early years of the Mortgage Loan will be less than the scheduled monthly payments on the Mortgage Loan. The resulting difference in payment will be compensated for from an amount contributed by the Originator or another source and, if so specified in the related prospectus supplement, placed in a custodial account (the "Buy-Down Account") by the Servicer. If the mortgagor on a Buy-Down Loan prepays such Mortgage Loan in its entirety, or defaults on such Mortgage Loan and the Mortgaged Property is sold in liquidation thereof, during the period when the mortgagor is not obligated, on account of the buy-down plan, to pay the full monthly payment otherwise due on such Buy-Down Loan, the unpaid principal balance of such Buy-Down Loan will be reduced by the amounts remaining in the Buy-Down Account with respect to such Buy-Down Loan, and such amounts shall be deposited in the Collection Account, net of any amounts paid with respect to such Buy-Down Loan by any insurer, guarantor or other person pursuant to a Credit Enhancement arrangement described in the applicable prospectus supplement.

      A Trust Fund may include Mortgage Loans which are amortized over 30 years or some other term, or which do not provide for amortization prior to maturity, but which have a shorter term (each such Mortgage Loan, a "Balloon Loan") that causes the outstanding principal balance of such Mortgage Loan to be due and payable at the end of a certain specified period (the "Balloon Period"). If specified in the applicable prospectus supplement, the Originator will be obligated to refinance each such Balloon Loan at the end of its Balloon Period at a new interest rate determined prior to the end of such Balloon Period by reference to an index plus a margin specified in the related Mortgage Note. The mortgagor is not, however, obligated to refinance the Balloon Loan through such Originator. In the event a mortgagor refinances a Balloon Loan, the new loan will not be included in the Trust Fund. See "Prepayment and Yield Considerations" herein.

      The Mortgage Loans included in the Trust Fund for such series may be what are commonly referred to as "home equity revolving lines of credit" ("Home Equity Lines"). Home Equity Lines are generally evidenced by a loan agreement ("Loan Agreement") rather than a note. Home Equity Lines generally may be drawn down from time to time by the borrower writing a check against the account, or acknowledging the advance in a supplement to the Loan Agreement (the amount of such drawn down, an "Additional Balance"). A Home Equity Line will establish a maximum credit limit with respect to the related borrower, and will permit the borrower to draw down Additional Balances, and repay the aggregate outstanding balance in each case from time to time in such a manner so that the aggregate outstanding balance does not exceed the maximum credit limit. A Home Equity Line will be secured by either a senior or a junior lien Mortgage, and will bear interest at either a fixed or an adjustable rate.

      In certain states the borrower must, on the opening of an account, draw an initial advance of not less than a specified amount. Home Equity Lines generally amortize according to an Amortization Basis established at the time of the initial advance. The "Amortization Basis" is the length of time in which the initial advance plus interest will be repaid in full. The Amortization Basis of the Home Equity Lines generally range from 60 months (5 years) to 180 months (15 years) depending on the credit limit assigned. Generally, the Amortization Basis will be longer the higher the credit limit. The minimum monthly payment on a Home Equity Line will generally be equal to the sum of the following: (i) an amount necessary to completely repay the then-outstanding balance and the applicable finance charge in equal installments over the assigned Amortization Basis (the "Basic Monthly Amount"); (ii) any monthly escrow charges; (iii) any delinquency or other similar charges; and (iv) any past due amounts, including past due finance charges. The Basic Monthly Amount typically is recomputed each time the related Loan Rate adjusts and whenever an Additional Balance is advanced; such recomputation in the case of an Additional Advance may also reset the amortization schedule. The effect of each such Additional Advance on the related Home Equity Line is to reset the commencement date of the original maturity term to the date of such Additional Advance. For example, a Home Equity Line made originally with a 15-year maturity from date of origination changes at the time of the next adjustment or Additional Advance to a Home Equity Line with a maturity of 15 years from the date of such Additional Advance. For certain Home Equity Lines, the same type of recomputation exists for adjustments of the related Loan Rate.

      Prior to the expiration of a specified period, the reduction of the account to a zero balance and the closing of a Home Equity Line account may result in a prepayment penalty. A prepayment penalty also may be assessed against the borrower if a Home Equity Line account is closed by the Servicer due to a default by the borrower under the Loan Agreement.

      Each Loan Agreement will provide that the Servicer has the right to require the borrower to pay the entire balance plus all other accrued but unpaid charges immediately, and to cancel the borrower's credit privileges under the Loan Agreement if, among other things, the borrower fails to make any minimum payment when due under the Loan Agreement, if there is a material change in the borrower's ability to repay the Home Equity Line, or if the borrower sells any interest in the property securing the Loan Agreement, thereby causing the "due-on-sale" clause in the trust deed or mortgage to become effective.

      Mortgage Loans which are secured by junior Mortgages are subordinate to the rights of the mortgagees under the related senior mortgage or mortgages. Accordingly, liquidation, insurance and condemnation proceeds received with respect to the related Mortgaged Property will be available to satisfy the outstanding balance of such a Mortgage Loan only to the extent that the claims of the senior mortgages have been satisfied in full, including any related liquidation and foreclosure costs. In addition, a junior mortgagee foreclosing on its Mortgage may be required to purchase the related Mortgaged Property for a price sufficient to satisfy the claims of the holders of any senior mortgages which are also being foreclosed. In the alternative, a junior mortgagee which acquires title to a related Mortgaged Property, through foreclosure, deed-in-lieu of foreclosure or otherwise may take the property subject to any senior mortgages and continue to perform with respect to any senior mortgages, in which case the junior mortgagee must comply with the terms of any senior mortgages or risk foreclosure by the senior mortgagee.

      A Mortgage Pool may include Mortgage Loans with combined Loan-to-Value Ratios in excess of 100%, generally up to a maximum of 125% (the "High LTV Loans"). For High LTV Loans, relatively more emphasis in the underwriting analysis is placed on the borrower's payment history and ability to repay debt, rather than on the collateral value of the related Mortgaged Property. High LTV Loans are generally targeted as debt consolidation loans for repeat or frequent borrowers with generally strong credit ratings. Lending decisions for these loans are based on an analysis of the prospective Mortgagor's documented cash flow and credit history supplemented by a collateral evaluation deemed appropriate by the Originator.

      A Mortgage Pool may include Graduated Equity Mortgage Loans. "Graduated Equity Mortgage Loans" are fixed-rate, fully-amortizing Mortgage Loans which provide for monthly payments based on a

10-to 30-year amortization schedule, and which provide for scheduled annual payment increases for a number of years and level payments thereafter. The full amount of the scheduled payment increases during the early years is applied to reduce the outstanding principal balance of such Mortgage Loans.

      A Mortgage Pool may include Graduated Payment Mortgage Loans. "Graduated Payment Mortgage Loans" provide for payments of monthly installments which increase annually in each of a specified number of initial years and level monthly payments thereafter. Payments during the early years are required in amounts lower than the amounts which would be payable on a level debt service basis due to the deferral of a portion of the interest accrued on the Mortgage Loan. Such Deferred Interest is added to the principal balance of the Mortgage Loan and is paid, together with interest thereon, in the later years of the obligation. Because the monthly payments during the early years of such a Mortgage loan are not sufficient to pay the full interest accruing on the mortgage loan, the interest payments on such Mortgage Loan may not be sufficient in its early years to meet its proportionate share of the distributions expected to be made on the related Securities. Thus, if the Mortgage Loans include Graduated Payment Mortgage Loans, the Servicer will, establish a Reserve Fund, which (together with reinvestment income thereon) will be sufficient to cover the amount by which payments of interest on such Graduated Payment Mortgage Loans assumed in calculating, distributions expected to be made on the Securities of such series exceed scheduled interest payments according to the relevant graduated payment mortgage plan for the period during which excess occurs.

      A Trust Fund may contain loans ("Convertible Mortgage Loans") which are automatically repurchased by the Originator or the Servicer upon the occurrence of either (i) a switch from a fixed-rate Mortgage to an adjustable-rate Mortgage pursuant to the terms of the underlying Mortgage Note or (ii) switch from an adjustable-rate Mortgage to a fixed-rate Mortgage pursuant to the terms of the underlying Mortgage Note.

Payment Terms.

      The payment terms of the Mortgage Loans to be included in a Trust Fund for a series will be described in the related prospectus supplement and may include any of the following features of combinations thereof or other features described in the related prospectus supplement:

               (a) Interest may be payable at a rate (each, a "Loan Rate") that may be a fixed rate, a rate adjustable from time to time in relation to an index (which will be specified in the related prospectus supplement), a rate that is fixed for a period of time or under certain circumstances and is followed by an adjustable rate, a rate that otherwise varies from time to time, or a rate that is convertible from an adjustable rate to a fixed rate or a fixed rate to an adjustable rate. Changes to a Loan Rate may be subject to periodic limitations, maximum rates, minimum rates or a combination of such limitations. Accrued interest may be deferred and added to the principal of a Mortgage Loan for such periods and under such circumstances as may be specified in the related prospectus supplement. Mortgage Loans may provide for the payment of interest at a rate lower than the specified Loan Rate for a period of time of for the life of the Mortgage Loan, and the amount of any difference may be contributed from funds supplied by the seller of the Mortgaged Property or another source.

               (b) Principal may be payable on a level debt service basis to fully amortize the Mortgage Loan over its term, may be calculated on the basis of an assumed amortization schedule that is significantly longer than the original term to maturity or on an interest rate that is different from the Loan Rate or may not be amortized during all or a portion of the original term. Payment of all or a substantial portion of the principal may be due on maturity. Principal may include interest that has been deferred and added to the principal balance of the Mortgage Loan.

               (c) Monthly payments of principal and interest may be fixed for the life of the Mortgage Loan, may increase over a specified period of time or may change from period to period. Mortgage Loans may include limits on periodic increases or decreases in the amount of monthly payments and may include maximum or minimum amounts of monthly payments.

               (d) Prepayments of principal may be subject to a prepayment fee, which may be fixed for the life of the Mortgage Loan or may decline over time, and may be prohibited for the life of the Mortgage Loan or for certain periods. Certain Mortgage Loans may permit prepayments after expiration of the applicable lockout period and may require the payment of a prepayment fee in connection with any such subsequent prepayment. Other Mortgage Loans may permit prepayments without payment of a fee unless the prepayment occurs during specified time periods. The Mortgage Loans may include "due on sale" clauses which permit the mortgagee to demand payment of the entire Mortgage Loan in connection with the sale or certain transfers of the related Mortgaged Property. Other Mortgage Loans may be assumable by persons meeting the then applicable underwriting standards of the Originator.

Amortization of the Mortgage Loans.

      The Mortgage Loans will provide for payments that are allocated to principal and interest according to either the actuarial method, the simple interest method or the "Rule of 78s" method, as set forth in the related prospectus supplement. The related prospectus supplement will set forth whether any of the Mortgage Loans will provide for deferred interest or negative amortization.

      An actuarial Mortgage Loan provides for payments in level monthly installments (except, in the case of a Balloon Loan, the final payment) consisting of interest equal to one-twelfth of the applicable Loan Rate times the unpaid principal balance, with the remainder of such payment applied to principal.

      A simple interest Mortgage Loan provides for the amortization of the amount financed under such Mortgage Loan over a series of equal monthly payments (except, in the case of a Balloon Loan, the final payment). Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the Mortgage Loan being multiplied by the stated Loan Rate and further multiplied by a fraction, the numerator of which is the number of days in the period elapsed since the preceding payment of interest was made and the denominator of which is the number of days in the annual period for which interest accrues on such Mortgage Loan. As payments are received under a simple interest Mortgage Loan, the amount received is applied first to interest accrued to the date of payment and the balance is applied to reduce the unpaid principal balance. Accordingly, if a borrower pays a fixed monthly installment on a simple interest Mortgage Loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater. However, the next succeeding payment will result in an allocation of a greater amount to interest if such payment is made on its scheduled due date.

      Conversely, if a borrower pays a fixed monthly installment after its scheduled Due Date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less. If each scheduled payment under a simple interest Mortgage Loan is made on or prior to its scheduled due date, the principal balance of the Mortgage Loan will amortize in the manner described in the preceding paragraph. However, if the borrower consistently makes scheduled payments after the scheduled Due Date, the Mortgage Loan will amortize more slowly than scheduled. If a simple interest Mortgage Loan is prepaid, the borrower is required to pay interest only to the date of prepayment.

      Certain of the Mortgage Loans contained in a Trust may be loans insured under the FHA Title I credit insurance program created pursuant to Sections 1 and 2(a) of the National Housing Act of 1934 (the "Title I Program"). Under the Title I Program, the FHA is authorized and empowered to insure qualified lending institutions against losses on eligible loans. The Title I Program operates as a coinsurance program in which the FHA insures up to 90% of certain losses incurred on an individual insured loan, including the unpaid principal balance of the loan, but only to the extent of the insurance coverage available in the lender's FHA insurance coverage reserve account. The owner of the loan bears the uninsured loss on each loan. The types of loans which are eligible for insurance by the FHA under the Title I Program include property improvement loans ("Title I Loans") made to finance actions or items that substantially protect or improve the basic livability or utility of a property and includes:
(1) single family, multifamily and nonresidential property improvement loans;
(2) manufactured home improvement loans, where the home is classified as personality; (3) historic preservation loans; and (4) fire safety equipment loans for existing health care facilities.

      If specific information respecting the Mortgage Loans to be included in a Trust Fund is not known to the Issuer at the time the Securities of a series are initially offered, more general information of the nature described above will be provided in the prospectus supplement and final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance thereof and to be filed with the Securities and Exchange Commission promptly after the initial issuance of such Securities. A copy of the related Agreement with respect to each series of Securities will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related prospectus supplement. A schedule of the Mortgage Loans relating to such series will be attached to the related Agreement delivered to the Trustee upon delivery of the Securities.

The Contracts

      Each Contract Pool will consist of conventional manufactured housing installment sales contracts and installment loan agreements (collectively, the "Contracts") originated by the Originator or by a manufactured housing dealer in the ordinary course of business and purchased by the Originator. Each Contract will be secured by Manufactured Homes, each of which will be located in any of the fifty states or the District of Columbia. The Contracts will be fully amortizing and will bear interest at a fixed or adjustable annual percentage rate ("APR"). The Contract Pool may include Contracts with respect to which a Fixed Retained Yield has been retained, in which event references herein to Contracts and payments thereon shall mean the Contracts exclusive of such Fixed Retained Yield. The prospectus supplement for a series will specify whether there will be any Fixed Retained Yield in any Contract, and if so, the owner thereof. See "Fixed Retained Yield" herein.

      The Originator will represent that the homes securing the Contracts (the "Manufactured Homes") consist of "manufactured homes" within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of [this] paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under [this] chapter."

      Manufactured Homes, unlike site-built homes, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of Contracts with high Loan-to-Value Ratios at origination, that the market value of a Manufactured Home may be lower than the principal amount outstanding under the related Contract.

      The prospectus supplement for each series will set forth certain characteristics of the related Contracts, which may include the aggregate principal balance of the Contracts in the Contract

Pool as of the Cut-Off Date for such series, the range of original terms to maturity of the Contracts in the Contract Pool, the weighted average remaining term to stated maturity at the Cut-Off Date of such Contracts, the earliest and latest origination dates of such Contracts, the range of Loan Rates and Net Loan Rates borne by such Contracts, the weighted average Net Loan Rate at the Cut-Off Date of such Contracts, the range of such Contracts which had Loan-to-Value Ratios at the time of origination of the Contracts and the highest outstanding principal balance at origination of any such Contract. A maximum of 5% (by aggregate principal balance as of the Cut-Off Date) of the aggregate Contracts that are included in a Trust Fund will deviate from the characteristics that are described in the related prospectus supplement.

      The "Loan-to-Value Ratio" or "LTV" of a Contract is the ratio, expressed as a percentage, of the principal amount of the Contract outstanding at the origination of such loan divided by the fair market value of the Manufactured Home. The fair market value of the Manufactured Home securing any Contract is, unless otherwise specified in the applicable prospectus supplement, either (x) the appraised value of the related Manufactured Home determined in an appraisal obtained by the Originator at origination or acquisition and (y) the sale price for such property, plus, in either case, sales and other taxes and, to the extent financed, filing and recording fees imposed by law, premiums for related insurance and prepaid finance charges.

      The Contracts in a Trust Fund will generally have Due Dates on the first of each month and will be fully-amortizing Contracts. Contracts may have Due Dates which occur on a date other than the first of each month. The Contract Pools may include adjustable rate Contracts that provide for payment adjustments to be made less frequently than adjustments in the payments. Each adjustment in the Loan Rate which is not made at the time of a corresponding adjustment in payments (and which adjusted amount of interest is not paid currently on a voluntary basis by the obligor) will result in a decrease (if the Loan Rate rises) or an increase (if the Loan Rate declines) in the rate of amortization of the Contract. Moreover, such payment adjustments on the Contracts may be subject to certain limitations, as specified in the prospectus supplement, which may also affect the rate of amortization on the Contract. As a result of such provisions, the amount of interest accrued in any month may equal or exceed the scheduled monthly payment on the Contract. In any such month, no principal would be payable on the Contract, and if the accrued interest exceeded the scheduled monthly payment, such excess interest due would become Deferred Interest that is added to the principal balance of the Contract. Deferred Interest will bear interest at the Loan Rate until paid. If such limitations prevent the payments from being sufficient to amortize fully the Contract by its stated maturity date, a lump sum payment equal to the remaining unpaid principal balance will be due on such stated maturity date. See "Prepayment and Yield Considerations" herein.

      The geographic distribution of Manufactured Homes will be set forth in the prospectus supplement. Each prospectus supplement will set forth the percentage of the aggregate principal balance of any Contracts as of the Cut-Off Date in the Contract Pool which are secured by Manufactured Homes which have become permanently affixed to real estate. Each prospectus supplement will also set forth the percentage of the aggregate principal balance of the Contracts as of the Cut-Off Date in the related Contract Pool representing the refinancing of existing mortgage indebtedness.

      If specific information respecting the Contracts to be included in a Trust Fund is not known to the Issuer at the time the Securities of a series are initially offered, more general information of the nature described above will be provided in the prospectus supplement and final specific information will be set forth in a Current Report on Form 8-K to be available to investors on the date of issuance thereof and to be filed with the Securities and Exchange Commission promptly after the initial issuance of such Securities.

Fixed Retained Yield

      "Fixed Retained Yield" with respect to any Loan is that portion, if any, of interest at the Loan Rate that is retained by the Issuer or other owner thereof and not included in the related Trust Fund. The prospectus supplement for a series will specify whether a Fixed Retained Yield has been retained with respect to the Loans of such series, and, if so, the owner thereof. If so, the Fixed Retained Yield will be established on a loan-by-loan basis and will be specified in the schedule of Loans attached as an exhibit to the applicable Agreement. The Servicer, with respect to Loans, may deduct the Fixed Retained Yield from payments as received and prior to deposit of such payments in the Collection Account for such series or may (unless an election has been made to treat the Trust Fund (or one or more segregated pools of assets therein) as a REMIC) withdraw the Fixed Retained Yield from the Collection Account after the entire payment has been deposited in the Collection Account. Notwithstanding the foregoing, any partial payment or recovery of interest received by the Servicer relating to a Loan (whether paid by the mortgagor or obligor or received as Liquidation Proceeds, Insurance Proceeds or otherwise), after deduction of all applicable servicing fees, will be allocated between Fixed Retained Yield (if any) and interest on a pari passu basis.

Insurance Policies

      The related Agreement may require the Servicer to cause to be maintained for each Loan an insurance policy issued by a generally acceptable insurer insuring the Mortgaged Property underlying such Mortgage Loan or the Manufactured Home underlying such Contract against loss by fire, with extended coverage (a "Standard Hazard Insurance Policy"). Such Standard Hazard Insurance Policy will generally be in an amount at least equal to the lesser of 100% of the insurable value of the improvements which are a part of such Mortgaged Property or Manufactured Home or the principal balance of such Loan; provided, however, that such insurance may not be less than the minimum amount required to fully compensate for any damage or loss on a replacement cost basis. The Servicer may also maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan, and on any Manufactured Home acquired by repossession a Standard Hazard Insurance Policy in an amount that is at least equal to the lesser of 100% of the insurable value of the improvements which are a part of such property or the insurable value of such Manufactured Home or the principal balance of the related Loan plus, if required by the applicable Agreement, accrued interest and liquidation expenses; provided, however, that such insurance may not be less than the minimum amount required to fully compensate for any damage or loss on a replacement cost basis. Any amounts collected under any such policies (other than amounts to be applied to the restoration or repair of the Mortgaged Property or Manufactured Home or released to the borrower in accordance with normal servicing procedures) will be deposited in the Collection Account.

      The Standard Hazard Insurance Policies covering the Mortgaged Properties generally will cover physical damage to, or destruction of, the improvements on the Mortgaged Property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy. Because the Standard Hazard Insurance Policies relating to such Mortgage Loans will be underwritten by different insurers and will cover Mortgaged Properties located in various states, such policies will not contain identical terms and conditions. The most significant terms thereof, however, generally will be determined by state law and generally will be similar. Most such policies typically will not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, hazardous wastes or hazardous substances, theft and, in certain cases, vandalism. The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

      The Standard Hazard Insurance Policies covering the Contracts will provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing in the state in which the Manufactured Home is located.

      The Servicer may maintain a blanket policy insuring against hazard losses on all of the Mortgaged Properties or Manufactured Homes in lieu of maintaining the required Standard Hazard

Insurance Policies. The Servicer will be liable for the amount of any deductible under a blanket policy if such amount would have been covered by a required Standard Hazard Insurance Policy, had it been maintained.

      In general, if a Mortgaged Property or Manufactured Home is located in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards (and such flood insurance has been made available) the related Agreement will require the Servicer to cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier. Generally, the related Agreement will require that such flood insurance be in an amount not less than the lesser of (i) the amount required to compensate for any loss or damage to the Mortgaged Property on a replacement cost basis and (ii) the maximum amount of insurance which is available under the federal flood insurance program.

      Any losses incurred with respect to Loans due to uninsured risks (including earthquakes, mudflows, floods, hazardous wastes and hazardous substances) or insufficient hazard insurance proceeds could affect distributions to the Securityholders.

      The Servicer shall obtain and maintain at its own expense and keep in full force and effect a blanket fidelity bond and an error and omissions insurance policy covering the Servicer's officers and employees as well as office persons acting on behalf of the Servicer in connection with the servicing of the Trust Fund.

      Although the terms and conditions of primary mortgage insurance policies differ, each primary mortgage insurance policy will generally cover losses up to an amount equal to the excess of the unpaid principal amount of a defaulted Mortgage Loan or Contract (plus accrued and unpaid interest thereon and certain approved expenses) over a specified percentage of the value of the related Mortgaged Property or Manufactured Home.

      As conditions precedent to the filing or payment of a claim under a primary mortgage insurance policy, the insured will typically be required, in the event of default by the mortgagor, among other things, to: (i) advance or discharge (x) hazard insurance premiums and (y) as necessary and approved in advance by the insurer, real estate taxes, protection and preservation expenses and foreclosure and related costs; (ii) in the event of any physical loss or damage to the Mortgaged Property, have the Mortgaged Property restored to at least its condition at the effective date of the primary mortgage insurance policy (ordinary wear and tear excepted); and (iii) if the insurer pays the entire amount of the loss or damage, tender to the insurer good and merchantable title to, and possession of, the Mortgaged Property.

Acquisition of the Loans from the Originator

      The Loans underlying a series of Securities will be acquired by the Issuer from the Originator, either directly or through a special-purpose affiliate thereof, pursuant to a separate agreement or agreements (collectively, a "Loan Sale Agreement"). Each Loan so acquired will have been originated or acquired by the Originator thereof in accordance with the underwriting criteria specified herein under "Underwriting Guidelines". Pursuant to the related Loan Sale Agreement, the Originator will make certain representations and warranties in respect of the Loans being acquired from such Originator as described herein under "--Representations and Warranties".

Assignment of the Loans

      At the time of the issuance of the Securities of a series, the Issuer will cause the Mortgage Loans comprising the Mortgage Pool (including any related rights to, or security interests in, leases, rents and personal property) or the Contracts comprising the Contract Pool included in the related Trust Fund to be assigned to the related Trustee, together with all principal and interest received by or on behalf of the Issuer on or with respect to such Loans after the Cut-Off Date, other than principal and interest due on or before the Cut-Off Date and other than any Fixed Retained Yield, and the Originator shall thereupon be liable to the Trustee for defective loan documents or an uncured breach of the representations or warranties regarding the Loans, to the extent described below. The Trustee or its agent will, concurrently with such assignment, authenticate and deliver the Securities evidencing such series to the Issuer in exchange for the Loans. Each Loan will be identified in a schedule appearing as an exhibit to the applicable Agreement. Each such schedule will include, among other things, the unpaid principal balance as of the close of business on the applicable Cut-Off Date, the scheduled monthly payment of principal, if any, and interest, the maturity date and the Loan Rate for each Loan in the related Trust Fund.

      With respect to each Mortgage Loan in a Trust Fund, the Mortgage Note or other promissory note, any assumption, modification or conversion to fixed interest rate agreement, a copy of any recorded UCC-1 financing statements and related continuation statements, together with original executed UCC-2 or UCC-3 financing statements disclosing an assignment of a security interest in any personal property constituting security for repayment of the Mortgage Loan to the Trustee, an executed re-assignment of assignment of leases, rents and profits to the Trustee if the assignment of leases, rents and profits is separate from the Mortgage, a mortgage assignment in recordable form and the recorded Mortgage (or other documents as are required under applicable law to create a perfected security interest in the Mortgaged Property in favor of the Trustee) will be delivered to the Trustee (or to a designated custodian); provided, that, in instances where recorded documents cannot be delivered due to delays in connection with recording, copies thereof, certified by the Originator or the Seller to be true and complete copies of such documents, sent for recording, may be delivered and the original recorded documents will be delivered promptly upon receipt. As to each Mortgage Loan for which there is primary mortgage insurance, the certificate of primary mortgage insurance will be delivered to the Trustee. The assignment of each Mortgage will be recorded promptly after the initial issuance of Securities for the related Trust Fund, except in states where, such recording is not required to protect the Trustee's interest in the Mortgage Loan against the claim of any subsequent transferee or any successor to or creditor of the Originator or any affiliate of the Originator.

      With respect to any Mortgage Loans which are Cooperative Loans, the Issuer will cause to be delivered to the Trustee (or to a designated custodian) the related original Cooperative Note, the security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing agreement and the relevant stock certificate and related blank stock powers. The Originator will cause to be filed in the appropriate office an assignment and a refinancing statement evidencing the Trustee's security interest in each Cooperative Loan.

      With respect to each Contract, there will be delivered to the Trustee (or to a designated custodian) the original Contract and copies of documents and instruments related to each Contract and the security interest in the property securing each Contract. In order to give notice of the right, title and interest of Securityholders to the Contracts, the Sponsor will cause a UCC-1 financing statement to be executed identifying the Trustee as the secured party and identifying all Contracts as collateral. The Contracts will not be stamped or otherwise marked to reflect their assignment to the Issuer. Therefore, if, through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the interest of Securityholders in the Contracts could be defeated. See "Certain Legal Aspects of the Loans."

      The Trustee (or the designated custodian) will hold such documents relating to Mortgage Loans generally or Contracts in trust for the benefit of Securityholders of the related series and will review such documents within 45 days of the date of the applicable Agreement. If any document is not delivered or is found to be defective in any material respect or has not been recorded as required by the applicable Loan Sale Agreement, the Trustee (or such custodian) shall immediately notify the Servicer and the Issuer, and the Servicer shall immediately notify the Originator. If the Originator cannot cure such omission or defect within 60 days after receipt of such notice, the Originator will be obligated, pursuant to the related Loan Sale Agreement, either to repurchase the related Loan from the Trustee within 60 days after receipt of such notice, at a price (the "Purchase Price") equal to the then unpaid principal balance thereof, plus accrued and unpaid interest at the applicable Loan Rate (less any Fixed Retained Yield and less the rate, if any, of Servicing Fee payable with respect to such
Loan) through the last day of the month in which such repurchase takes place or to substitute one or more new Loans for such Loan. In the case of a Loan so repurchased, the purchase price will be deposited in the related Collection Account. In the case of a substitution, such substitution will be made in accordance with the standards described in "--Representations and Warranties" below.

      There can be no assurance that the Originator will fulfill this repurchase or substitution obligation. The Servicer will be obligated to enforce such obligation to the same extent as it must enforce the obligation of the Originator for a breach of representation or warranty. However, as in the case of an uncured breach of such a representation or warranty, neither the Servicer (unless the Servicer is the Originator) nor the Issuer will be obligated to purchase or substitute for such Loan if the Originator defaults on its repurchase or substitution obligation, unless such breach also constitutes a breach of the representations or warranties of the Servicer or the Issuer, as the case may be. This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for omission of, or a material defect in, a constituent document.

      The Trustee will be authorized to appoint a custodian to maintain possession of the documents relating to the Loans. The custodian will keep such documents as the Trustee's agent under a custodial agreement.

Representations and Warranties

      The Originator, pursuant to the related Loan Sale Agreement, will have made representations and warranties in respect of the Mortgage Loans. The Originator will have represented, among other things, substantially to the effect that (i) immediately prior to the sale and transfer of such Mortgage Loans, the Originator had good title to, and was the sole owner of, each such Mortgage Loan and there had been no other assignment or pledge thereof, (ii) as of the date of such transfer, such Mortgage Loans are subject to no offsets, defenses or counterclaims, (iii) each Mortgage Loan at the time it was made complied in all material respects with applicable state and federal laws, including, usury, equal credit opportunity and disclosure laws, (iv) a lender's policy of title insurance was issued on the date of the origination of each Mortgage Loan and each such policy is valid and remains in full force and effect, (v) as of the date of such transfer, each related Mortgage is a valid lien on the related Mortgaged Property (subject only to (a) the lien of current real property taxes and assessments, (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of the recording of such Mortgage, such exceptions appearing of record and either being acceptable to mortgage lending institutions generally or specifically reflected in the lender's policy of title insurance issued on the date of origination and either (i) specifically referred to in the appraisal made in connection with the origination of the related Mortgage Loan or (ii) which do not adversely affect the appraised value of the Mortgaged Property as set forth in such appraisal, (c) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage and (d) in the case of second or more junior loans any senior loans of record as of the date of recording of the Mortgage Loan) and such property is free of material damage and is in adequate repair, (vi) as of the date of such transfer, there are no delinquent tax or assessment liens against the related Mortgaged Property that would permit taxing authority to initiate foreclosure proceedings, and (vii) with respect to each Mortgage Loan, if the Mortgaged Property is located in an area identified by the Federal Emergency Management Agency as having special flood hazards and subject in certain circumstances to the availability of flood insurance under the federal flood insurance program, such Mortgaged Property is covered by flood insurance meeting the requirements of the applicable Agreement.

      The Originator, pursuant to the related Loan Sale Agreement, will have made representations and warranties in respect of the Contracts. The Originator will have represented, among other things, substantially to the effect that (i) immediately prior to the sale and transfer of such Contracts, the

Originator had good title to, and was the sole owner of, each such Contract and there had been no other assignment or pledge thereof, (ii) as of the date of such transfer, such Contracts are subject to no offsets, defenses or counterclaims, (iii) each Contract at the time it was made complied in all material respects with applicable state and federal laws, including usury, equal credit opportunity and disclosure laws, (iv) as of the date of such transfer, each related Contract is a valid first lien on the related Manufactured Home and such Manufactured Home is free of material damage and is in adequate repair, (v) as of the date of such transfer, there are no delinquent tax or assessment liens against the related Manufactured Home, and (vi) with respect to each Contract, the Manufactured Home securing the Contract is covered by a Standard Hazard Insurance Policy in the amount required by the Agreement and all premiums then due on such insurance have been paid in full.

      All of the representations and warranties of the Originator in respect of a Loan will have been made as of the date on which the Originator sold the Loan to the Issuer. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of Securities. Since the representations and warranties referred to in the preceding paragraphs are the only representations and warranties that will be made by the Originator, the repurchase obligation described below will not arise if, during the period commencing on the date of sale of a Loan by the Originator, the relevant event occurs that would have given rise to such an obligation had the event occurred prior to sale of the affected Loan. However, the Issuer will not include any Loan in the Trust Fund for any series of Securities if anything has come to the Issuer's attention that would cause it to believe that the representations and warranties of the Originator will not be accurate and complete in all material respects in respect of such Loan as of the date of initial issuance of the related series of Securities.

      The Servicer, or the Trustee if the Servicer is the Originator, will promptly notify the Originator of any breach of any representation or warranty made by it in respect of a Loan which materially and adversely affects the interests of the Securityholders in such Loan. If the Originator cannot cure such breach within 60 days after notice from the Servicer or the Trustee, as the case may be, then the Originator will be obligated either (i) to repurchase such Loan from the Trust Fund at the applicable purchase price or (ii) subject to the Trustee's approval and to the extent permitted by the related Agreement, to substitute for such Loan (a "Deleted Loan") one or more Loans, as the case may be (each, a "Substitute Loan"), but only if (i) with respect to a Trust Fund (or one or more segregated pools of assets therein) for which a REMIC election is to be made, such substitution is effected within two (2) years of the date of initial issuance of the Securities or (ii) with respect to a Trust Fund for which no REMIC election is to be made, such substitution is effected within 120 days of the date of initial issuance of the Securities. Any Substitute Loan will, on the date of substitution, (i) have a Loan-to-Value Ratio no greater than that of the Deleted Loan, (ii) have a Loan Rate not less than the Loan Rate of the Deleted Loan, (iii) have a Net Loan Rate not less than the Net Loan Rate of the Deleted Loan, (iv) have a remaining term to maturity not greater than that of the Deleted Loan and (v) comply with all of the representations and warranties set forth in the related Loan Sale Agreement as of the date of substitution. If substitution is to be made for a Deleted Loan with an adjustable Loan Rate, the Substitute Loan will also bear interest based on the same index, margin, frequency and month of adjustment as the Deleted Loan. In the event that one Substitute Loan is substituted for more than one Deleted Loan, or more than one Substitute Loan is substituted for one or more Deleted Loans, then the amount described in clause (i) will be determined on the basis of aggregate principal balances (provided, that in all events the tests for a "qualified mortgage" as described in Section 860G of the Internal Revenue Code of 1986, as amended (the "Code") are met as to each Substituted Loan), the rates described in clauses (ii) and (iii) with respect to Deleted Loans will be determined on the basis of weighted average Loan Rates and Net Loan Rates, as the case may be, the terms described in clause (iv) will be determined on the basis of weighted average remaining terms to maturity. In the case of a Substitute Loan, the mortgage file relating, thereto will be delivered to the Trustee (or the custodian) and the Originator will pay an amount equal to the excess of (i) the unpaid principal balance of the Deleted Loan, over (ii) the unpaid principal balance of the

Substitute Loan or Loans, together with interest on such excess at the Loan Rate to the next scheduled Due Date of the Deleted Loan. Such amount will be deposited in the Collection Account for distribution to Securityholders. Except in those cases in which the Servicer is the Originator, the Servicer will be required under the applicable Agreement to enforce this repurchase or substitution obligation for the benefit of the Trustee and the holders of the Securities, following the practices it would employ in its good faith business judgment were it the owner of such Loan. This repurchase or substitution obligation will constitute the sole remedy available to holders of Securities or the Trustee for a breach of representation by the Originator.

      None of the Sponsor, the Issuer or the Servicer (unless the Servicer is the Originator) will be obligated to purchase or substitute for a Loan if the Originator defaults on its obligation to do so, and no assurance can be given that the Originator will carry out their respective repurchase obligations with respect to Loans.

      The Originator, the Servicer or another entity specified in the applicable prospectus supplement, will make such representations and warranties as to the types and geographical concentration of the related Mortgage Pool or Contract Pool and as to such other matters concerning such Pools as may be described therein. Upon a breach of any such representation or warranty which materially and adversely affects the interests of the Securityholders in a Loan, the entity making such representation or warranty will be obligated either to cure the breach in all material respects, repurchase the Loan at the purchase price or substitute for such Loan in the manner, and subject to the conditions, described above regarding the obligations of the Originator with respect to missing or defective loan documents or the breach of such the Originator's representations and warranties. This repurchase or substitution obligation constitutes the sole remedy available to the Securityholders or the Trustee for a breach of a representation or warranty by the Originator, the Servicer or such other party, respectively.

Pre-Funding Accounts

      A Trust Fund may include one or more segregated trust accounts (each, a "Pre-Funding Account") established and maintained with the Trustee for the related series. On the closing date for such series, a portion of the proceeds of the sale of the Securities of such series (such amount, the "Pre-Funded Amount") will be deposited in the Pre-Funding Account and may be used to acquire additional Loans (the "Additional Loans") during the period of time specified in the related prospectus supplement (the "Pre-Funding Period"). If any Pre-Funded Amount remains on deposit in the Pre-Funding Account at the end of the Pre-Funding Period, such amount will be applied in the manner specified in the related prospectus supplement to prepay the Securities of the applicable series.

      If a Pre-Funding Account is established, (a) the Pre-Funding Period will not extend beyond the last day of the third full month after the related closing date, (b) the Additional Loans to be acquired during the Pre-Funding Period will be subject to the same representations and warranties and satisfy the same eligibility requirements as the Loans included in the related Trust Fund on the closing date, subject to such exceptions as are expressly stated in such prospectus supplement and (c) prior to the investment of the Pre-Funded Amount in additional Loans, such Pre-Funded Amount will be invested in one or more eligible investments ("Eligible Investments") allowed by the rating agencies or the Credit Enhancer. Any eligible investment must mature no later than the business day prior to the next Distribution Date.

      If a Pre-Funding Account is established, one or more segregated trust accounts (each, a "Capitalized Interest Account") may be established and maintained with the Trustee for the related series. On the closing date for such series, a portion of the proceeds of the sale of the Securities of such series will be deposited in the Capitalized Interest Account and used to fund the excess, if any, of (i) the sum of the amount of interest accrued on the Securities of such series and certain fees or expenses during the Pre-Funding Period, over (ii) the amount of interest available therefor from the Loans in the Trust Fund. Any amounts on deposit in the Capitalized Interest Account at the end of the Pre-Funding Period that are not necessary for such purposes will be distributed to the person specified in the related prospectus supplement.

      If a Trust Fund includes a Pre-Funding Account and the principal balance of additional Loans delivered to the Trust Fund during the Pre-Funding Period is less than the original Pre-Funded Amount, the Holders of the Securities of the related series will receive a prepayment of principal as and to the extent described in the related prospectus supplement. Any such principal prepayment may adversely affect the yield to maturity of the applicable Securities. Since prevailing interest rates are subject to fluctuation, there can be no assurance that investors will be able to reinvest such a prepayment at yields equaling or exceeding the yields on the related Securities. It is possible that the yield on any such reinvestment will be lower, and may be significantly lower, than the yield on the related Securities.

                          DESCRIPTION OF THE SECURITIES

General

      The Securities will be issued in series. Each series of Securities (or, in certain instances, two or more series of Securities) will be issued pursuant to a pooling and servicing agreement, a trust agreement (or other similar agreement) or an indenture (collectively, the Agreements"). Each series of Grantor Trust Securities, REMIC Securities and FASIT Securities will be issued pursuant to a pooling and servicing agreement. Each series of Debt Securities will be issued pursuant to an indenture. Each series of Partnership Interests will be issued pursuant to a trust agreement or other similar agreement. The following summaries describe certain provision of the Agreements. The summaries are not complete and are subject to all of the provisions of the Agreement for the related Issuer and the related prospectus supplement. We will file each Agreement executed and delivered with respect to each series with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K promptly after issuance of the Securities of such series. We will provide a copy of the Agreement (without exhibits) relating to any series without charge upon written request of a holder of a Security of such series addressed to Prudential Securities Secured Financing Corporation, One New York Plaza, 14th Floor, New York, New York 10292, Attention: Managing Director-Asset Backed Finance Group.

      Neither the Securities nor the underlying Loans will be guaranteed or insured by any governmental agency or instrumentality or the Sponsor, the Issuer, the Servicer, the Trustee, the Originator or any of their respective affiliates.

      The Securities will consist of two basic types: (i) Certificates representing beneficial ownership interests in the assets held by the related Issuer and (ii) Notes representing debt secured by the assets held by the related Issuer. Each series or class of Securities may have a different rate of interest (the "Interest Rate"), which may be fixed or adjustable. The related prospectus supplement will specify the Interest Rate for each series or class of Securities, or the initial Interest Rate and the method for determining subsequent changes to the Interest Rate.

      A series may include one or more classes of Securities ("Strip Securities") entitled to (i) principal distributions, with disproportionate, nominal or no interest distributions, or (ii) interest distributions, with disproportionate, nominal or no principal distributions. In addition, a series may include two or more classes that differ as to timing, sequential order, priority of payment, Interest Rate or amount of distributions of principal or interest or both. Distributions of principal or interest or both on any class may be made upon the occurrence of specified events, in accordance with a schedule or formula, or on the basis of collections from designated portions of the related Pool. A series may include one or more classes of Securities ("Accrual Securities"), as to which certain accrued interest will not be distributed but rather will be added to the principal balance of the related Security (or nominal principal balance in the case of Accrual Securities which are also Strip Securities) on each Distribution Date.

      A series of Securities may include one or more classes of Securities (collectively, the "Senior Securities") that are senior to one or more classes of Securities (collectively, the "Subordinate Securities") in respect of certain distributions of principal and interest and allocations of losses on the Loans. In addition, certain classes of Senior (or Subordinate) Securities may be senior to other classes of Senior (or Subordinate) Securities in respect of such distributions or losses.

      Each Trust may also issue classes of subordinated equity participation securities which will represent the right to receive the proceeds of the related Trust Fund after all required payments have been made to the holders of the related Securities (both Senior Securities and Subordinate Securities), and following any required deposits to any Reserve Fund that may be established for the benefit of the related Securities. Such classes of Securities may constitute what are commonly referred to as the "residual interest," "seller's interest" or the "general partnership interest," depending upon the treatment of the related Issuer for federal income tax purposes and generally will not be styled as having principal and interest components. Any losses suffered by the related Trust Fund first will generally be absorbed by the related class of Equity Participation Securities.

Distributions.

      Securityholders will be entitled to receive payments on their Securities on specified dates ("Distribution Dates"). Distribution Dates will occur monthly, quarterly or semi-annually, as specified in the related prospectus supplement. The Distribution Date will be the specified day of each month (or, in the case of quarterly-pay Securities, the specified day of every third month; and, in the case of semi-annually-pay Securities, the specified day of every sixth month) or if such day is not a business day, the next succeeding business day.

      The related prospectus supplement will describe a date (the "Record Date") preceding such Distribution Date, as of which the Trustee or its paying agent will fix the identity of the Securityholders for the purpose of receiving payments on the next succeeding Distribution Date. The Record Date will be either the close of business as of the last day of the calendar month which precedes the related Distribution Date or the day immediately prior to such Distribution Date.

      The related prospectus supplement and the related Agreement will describe a period (a "Remittance Period") prior to each Distribution Date (for example, in the case of monthly-pay Securities, the calendar month preceding the month in which a Distribution Date occurs or such other specified period). Interest accrued and principal collected on or with respect to the related Pool during a Remittance Period will be required to be remitted by the Servicer to the related Trustee prior to the related Distribution Date and will be used to distribute payments to Securityholders on such Distribution Date. The related Agreement may provide that all or a portion of the principal collected on or with respect to the related Pool may be applied by the related Trustee to the acquisition of subsequent Loans during a specified period (rather than used to distribute payments of principal to Securityholders during such period) with the result that the related Securities possess an interest-only period, also commonly referred to as a revolving period, which will be followed by an amortization period. Any such interest-only or revolving period may, upon the occurrence of certain events, terminate prior to the end of the specified period and result in the earlier than expected amortization of the related Securities.

      Beginning on the Distribution Date in the month following the month (or, in the case of quarterly-pay Securities, the third month following such month and each third month thereafter or, in the case of semi-annually-pay Securities, the sixth month following such month and each sixth month thereafter) in which the Cut-Off Date occurs for a series of Securities, distributions of principal and accrued interest (or, where applicable, of principal only or interest only) on each class of Securities entitled thereto will be made either by the Trustee or a paying agent appointed by the Trustee (the "Paying Agent"), to the persons who are registered as Securityholders at the close of business on the Record Date. Interest that accrues and is not payable on a class of Securities will generally be added to the principal balance of each Security of such class. Distributions will be made in immediately available funds (by wire transfer or otherwise) to the account of a Securityholder at a bank or other entity having appropriate facilities therefor, if such Securityholder has so notified the Trustee or the Paying Agent, as the case may be, and the applicable Agreement provides for such form of payment, or by check mailed to the address of the person entitled thereto as it appears on the Security register; provided, however, that the final distribution in retirement of the Securities (other than any Book-Entry Securities) will be made only upon presentation and surrender of the Securities at the office or agency of the Trustee specified in the notice to Securityholders of such final distribution.

Principal and Interest on the Securities

      The method of determining, and the amount of, distributions of principal and interest (or, where applicable, of principal only or interest only) on a particular series of Securities will be described in the related prospectus supplement. Each class of Securities (other than certain classes of Strip Securities) may bear interest at a different Interest Rate. The related prospectus supplement will specify the Interest Rate for each class, or in the case of an adjustable Interest Rate, the initial Interest Rate and the method for determining the Interest Rate. Interest on the Securities will be calculated either on the basis of a 360-day year consisting of twelve 30-day months, on the basis of the actual number of days in the related accrual period over 360 or on the basis of the actual number of days in the related accrual period over 365.

      On each Distribution Date for a series of Securities, the Trustee will distribute or cause the Paying Agent to distribute, as the case may be, to each holder of record on the Record Date of a class of Securities, an amount equal to the percentage interest represented by the Security held by such holder multiplied by the Distribution Amount for such class. The "Distribution Amount" for a class of Securities for any Distribution Date will be the portion, if any, of the principal distribution amount allocable to such class for such Distribution Date, plus, if such class is entitled to payments of interest on such Distribution Date, the interest accrued at the applicable Interest Rate on the principal balance or notional amount of such class, less the amount of any Deferred Interest added to the principal balance of the Mortgage Loans and/or the outstanding balance of one or more classes of Securities on the related Due Date and any other interest shortfalls allocable to Securityholders which are not covered by advances or the applicable Credit Enhancement.

      In the case of a series of Securities that includes two or more classes of Securities, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of Senior Securities or Subordinate Securities) of each such class shall be as provided in the related prospectus supplement. Generally, distributions in respect of principal of any class of Securities will be made on a pro rata basis among all of the Securities of such class.

      On or prior to the second business day next preceding the Distribution Date (or such earlier day as shall be agreed by the related provider of credit enhancement (the "Credit Enhancer"), if any, and the related Trustee) (the "Determination Date"), the related Trustee will determine the amounts of principal and interest which will be passed through to Securityholders on the immediately succeeding Distribution Date. If the amount in the Collection Account is insufficient to cover the amount to be passed through to Securityholders, the related Trustee will be required to notify the related Credit Enhancer, if any, pursuant to the related Agreement for the purpose of funding such deficiency.

Form of Securities

      The Securities of each series will be issued as physical certificates ("Physical Certificates") in fully registered form only in the denominations specified in the related prospectus supplement, and will be transferable and exchangeable at the corporate trust office of the registrar of the Securities (the "Security Registrar") named in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of Securities, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

      If so specified in the related prospectus supplement, specified classes of a series of Securities will be issued in uncertificated book-entry form ("Book-Entry Securities"), and will be registered in the name of Cede, the nominee of The Depository Trust Company ("DTC"). DTC is a limited purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the UCC and a "clearing agency" registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended. DTC was created to hold securities for its participating organizations ("Participants") and facilitate the clearance and settlement of securities transactions between Participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system also is available to others such as brokers, dealers, banks and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("Indirect Participants").

      Under a book-entry format, Securityholders that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of Securities registered in the name of Cede, as nominee of DTC, may do so only through Participants and Indirect Participants. In addition, such Securityholders will receive all distributions of principal of and interest on the Securities from the Trustee through DTC and its Participants. Under a book-entry format, Securityholders will receive payments after the related Distribution Date because, while payments are required to be forwarded to Cede, as nominee for DTC, on each such date, DTC will forward such payments to its Participants, which thereafter will be required to forward such payments to Indirect Participants or Securityholders. Unless and until Physical Securities are issued, it is anticipated that the only Securityholder will be Cede, as nominee of DTC, and that the beneficial holders of Book-Entry Securities will not be recognized by the Trustee as Securityholders under the Agreement. The beneficial holders of such Securities will only be permitted to exercise the rights of Securityholders under the Agreement indirectly through DTC and its Participants who in turn will exercise their rights through DTC.

      Under the rules, regulations and procedures creating and affecting DTC and its operations, DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Securities and is required to receive and transmit payments of principal of and interest on the Securities. Participants and Indirect Participants with which Securityholders have accounts with respect to their Book-Entry Securities similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective Securityholders. Accordingly, although Securityholders will not possess Securities, the rules provide a mechanism by which Securityholders will receive distributions and will be able to transfer their interests.

      Unless and until Physical Certificates are issued, Securityholders who are not Participants may transfer ownership of Securities only through Participants by instructing such Participants to transfer Securities, by book-entry transfer, through DTC for the account of the purchasers of such Securities, which account is maintained with their respective Participants. Under the rules and in accordance with DTC's normal procedures, transfers of ownership of Securities will be executed through DTC and the accounts of the respective Participants at DTC will be debited and credited. Similarly, the respective Participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Securityholders.

      Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a Securityholder to pledge Securities to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of such Securities may be limited due to the lack of a Physical Certificate for such Securities.

      DTC in general advises that it will take any action permitted to be taken by a Securityholder under an Agreement only at the direction of one or more Participants to whose account with DTC the related Securities are credited. Additionally, DTC in general advises that it will take such actions with respect to specified percentages of the Securityholders only at the direction of and on behalf of Participants whose holdings include current principal amounts of outstanding Securities that satisfy such specified percentages. DTC may take conflicting actions with respect to other current principal amounts of outstanding Securities to the extent that such actions are taken on behalf of Participants whose holdings include such current principal amounts of outstanding Securities.

      Any Securities initially registered in the name of Cede, as nominee of DTC, will be issued in fully registered, certificated form to Securityholders or their nominees, rather than to DTC or its nominee only under the events specified in the related Agreement and described in the related prospectus supplement. Upon the occurrence of any of the events specified in the related Agreement and the prospectus supplement, DTC will be required to notify all Participants of the availability through DTC of Physical Certificates. Upon surrender by DTC of the securities representing the Securities and instruction for reregistration, the Trustee will issue the Securities in the form of Physical Certificates, and thereafter the Trustee will recognize the holders of such Physical Certificates as Securityholders. Thereafter, payments of principal of and interest on the Securities will be made by the Trustee directly to Securityholders in accordance with the procedures set forth herein and in the Agreement. The final distribution of any Security (whether Physical Certificates or Securities registered in the name of Cede), however, will be made only upon presentation and surrender of such Securities on the final Distribution Date at such office or agency as is specified in the notice of final payment to Securityholders.

      None of the Sponsor, the Issuer, the Originator, the Servicer or the Trustee will have any liability for any actions taken by DTC or its nominee or Cedelbank or Euroclear, including, without limitation, actions for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Securities held by Cede, as nominee for DTC, or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                               CREDIT ENHANCEMENT

General.

      Various forms of Credit Enhancement may be provided with respect to one or more classes of a series of Securities or with respect to the Mortgage Loans in the related Trust Fund. "Credit Enhancement" may be in the form of (i) the subordination of one or more classes of Subordinate Securities to provide credit support to one or more classes of Senior Securities, (ii) overcollateralization,
(iii) the cross-collateralization, (iv) the use of a surety bond, special hazard insurance policy, letter of credit or other third party guarantees, (v) the use of a Reserve Fund, or (vi) any combination of the foregoing. Any Credit Enhancement will not provide protection against all risks of loss and will not guarantee repayment of the entire principal balance of the Securities and interest thereon. If losses occur that exceed the amount covered by Credit Enhancement or are not covered by the Credit Enhancement, holders of one or more classes of Securities will bear their allocable share of deficiencies.

      The descriptions of any insurance policies or bonds described in this prospectus or any prospectus supplement and the coverage thereunder are not complete and are qualified in their entirety by reference to the actual forms of such policies, copies of which are available upon request.

Subordination

      The subordination of one or more classes of Subordinate Securities provides Credit Enhancement to the related Senior Securities. With respect to any Senior/Subordinate series of Securities, the total amount available for distribution on each Distribution Date, as well as the method for allocating such amount among the various classes of Securities included in such series, will be as set forth in the related prospectus supplement. Generally, the amount available for contribution will be allocated first to interest on the Senior Securities of such series, and then to principal of the Senior Securities up to the amounts determined as specified in the related prospectus supplement and the related Agreement, prior to allocation to the Subordinate Securities of such series. In the event of any realized losses on the Loans, the rights of the Subordinate Securityholders to receive distributions with respect to the Loans will be subordinate to the rights of the Senior Securityholders.

Overcollateralization

      Subordination provisions of a Series may be used to accelerate the amortization of one or more classes of Securities relative to the amortization of the related Loans. The accelerated amortization is achieved by the application of excess interest to the payment of principal of one or more classes of Securities. This acceleration feature creates, with respect to the Loans or groups thereof, overcollateralization which results from the excess of the aggregate principal balance of the related Loans, or a group thereof, over the principal balance of the related class of Securities. Such acceleration may continue for the life of the related Security, or may be limited. In the case of limited acceleration, once the required level of overcollateralization is reached, such limited acceleration feature may cease, unless necessary to maintain the required level of overcollateralization.

Cross-Collateralization

      The beneficial ownership of separate groups of assets included in a Trust Fund or the obligations to make payments secured by a pledge of a separate group of assets included in a Trust Fund may be evidenced by separate classes of the related series of Securities. In such case, Credit Enhancement may be provided by a cross-collateralization feature which requires that distributions be made with respect to one class of Securities may be made from excess amounts available from other asset groups within the same Trust Fund which support other classes of Securities. The prospectus supplement for a series that includes a cross-collaterlization feature will describe the manner and conditions for applying such cross-collateralization feature.

      The coverage provided by one or more forms of Credit Enhancement may apply concurrently to two or more separate Trust Funds. If applicable, the prospectus supplement will identify the Trust Funds to which such credit-collaterlization relates and the manner of determining the amount of the coverage provided thereby and of the application of such coverage to the identified Trust Funds.

Surety Bonds

      A surety bond or financial guaranty insurance policy (each, a "Surety Bond") may be obtained and maintained for each class or series of Securities. The issuer of any Surety Bond (a "Bond Insurer") will be described in the related prospectus supplement. Such description will include financial information with respect to the related Bond Insurer

      A Surety Bond will unconditionally and irrevocably guarantee to Securityholders that an amount equal to each full and complete insured payment will be received by the Trustee on behalf of Securityholders, for distribution by the Trustee to each Securityholder. The "insured payment" will be defined in the related prospectus supplement, and will generally equal the full amount of the distributions of principal and interest to which Securityholders are entitled under the related Agreement plus any other amounts specified therein or in the related prospectus supplement (the "Insured Payment").

      Surety Bonds may apply only to certain specified classes, or may apply at the Loan level and only to specified Loans.

      The specific terms of any Surety Bond will be set forth in the related prospectus supplement. Surety Bonds may have limitations including limitations on the Bond Insurer's obligation to guarantee the obligations of the Originator to repurchase or substitute for any Loans. Surety Bonds will not guarantee any specified rate of prepayments. In addition, Insured Payments will generally not be available to cover interest shortfalls arising from the application of the Civil Relief Act.

      Subject to the terms of the related Agreement, the Bond Insurer may be subrogated to the rights of each Securityholder to receive payments under the Securities to the extent of any payment by such Bond Insurer under the related Surety Bond.

Letters of Credit

      A letter of credit (the "Letter of Credit") may be obtained from a bank (the "Letter of Credit Bank") and delivered to the Trustee. The Letter of Credit may provide direct coverage with respect to the related Securities or support the Issuer's or any other person's obligation pursuant to a purchase obligation to make certain payments to the Trustee with respect to one or more components of Credit Enhancement. The Letter of Credit Bank, as well as the amount available under the Letter of Credit with respect to each component of Credit Enhancement, will be specified in the applicable prospectus supplement and the related Agreement.

Special Hazard Insurance Policies

      Any insurance policy covering special hazard losses (a "Special Hazard Insurance Policy") which may be obtained by the Issuer for a Trust Fund will be issued by the insurer named in the related prospectus supplement. Each Special Hazard Insurance Policy will protect holders of the related series of Securities from (i) losses due to direct physical damage to a Mortgaged Property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (ii) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies. Aggregate claims under a Special Hazard Insurance Policy will be limited to a maximum amount of coverage, as set forth in the related prospectus supplement and the related Agreement.

Reserve Funds

      If so provided in the related prospectus supplement, the Issuer will deposit or cause to be deposited in an account (a "Reserve Fund") any combination of cash, one or more irrevocable Letters of Credit or one or more Eligible Investments in specified amounts, amounts otherwise distributable to Subordinate Securityholders, or any other instrument satisfactory to the Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in such prospectus supplement. In the alternate or in addition to such deposit, a Reserve Fund may be funded through application of all or a portion of amounts otherwise payable on any related Subordinate Securities, on any subordinated equity participation security or otherwise. Amounts in a Reserve Fund may be distributed to Securityholders, or applied to reimburse the Servicer for outstanding advances or may be used for other purposes.

Other Insurance, Guarantees and Similar Instruments or Agreements

      A Trust Fund may include in lieu of some or all of the foregoing or in addition thereto, third party guarantees, and other arrangements for maintaining timely payments or providing additional protection against losses on all or any specified portion of the assets included in such Trust Fund, paying administrative expenses, or accomplishing such other purpose as may be described in the prospectus supplement. The Trust Fund may include a guaranteed investment contract or reinvestment agreement pursuant to which funds held in one or more accounts will be invested at a specified rate. If any class of Securities has a floating Interest Rate, or if any of the Loans has a floating coupon rate, the Trust Fund may include an interest rate swap contract, an interest rate cap agreement or similar contract providing limited protection against interest rate risks.

Reduction or Substitution of Credit Enhancement

      The amount of Credit support provided pursuant to any of the forms of Credit Enhancement (including, without limitation, a Surety Bond, Special Hazard Insurance Policy, Letter of Credit, or any alternative form of Credit Enhancement) may be reduced under certain specified circumstances. In most cases, the amount available pursuant to any Credit Enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary basis pursuant to the terms of the related Agreement as the aggregate outstanding principal balance of the Loans declines. Additionally, in certain cases, such Credit Enhancement (and any replacements therefor) may be replaced, reduced or terminated upon the written assurance from each applicable Rating Agency that the then current rating of the related series of Securities will not be adversely affected. Furthermore, in the event that the credit rating of any obligor under any applicable Credit Enhancement is downgraded, the credit rating of the related Securities may be downgraded to a corresponding level, and neither the Sponsor nor the Issuer thereafter will be obligated to obtain replacement Credit Enhancement in order to restore the rating of the Securities, and also will be permitted to replace such Credit Enhancement with other Credit Enhancement instruments issued by obligors whose credit ratings are equivalent to such downgraded level and in lower amounts which would satisfy such downgraded level; provided, that the then current, albeit downgraded, rating of the related series of Securities is maintained. Where the Credit Enhancement is in the form of a Reserve Fund, a permitted reduction in the amount of Credit Enhancement will result in a release of all or a portion of the assets in the Reserve Fund to any of the holders of the Equity Participation Securities, the Sponsor, the Servicer, the Originator or such other person that is entitled thereto. Any assets so released will not be available to fund distribution obligations in future periods.

                       PREPAYMENT AND YIELD CONSIDERATIONS

Interest Rates

      Any class of Securities of a series may have a fixed Interest Rate, or an Interest Rate which varies based on changes in an index or based on changes with respect to the underlying Loans (such as, for example, varying on the basis of changes in the weighted average Net Loan Rate of the underlying Loans) or may receive interest payments with respect to the underlying Loans in such other manner specified in the applicable prospectus supplement.

      The prospectus supplement for each series will specify the range and the weighted average of the Loan Rates and Net Loan Rates for the Loans underlying such series as of the Cut-Off Date. Each monthly interest payment on a Loan will generally be calculated as the product of one-twelfth of the applicable Loan Rate at the time of such calculation and the then unpaid principal balance on such Loan. The "Net Loan Rate" with respect to each Loan will be similarly calculated on a loan-by-loan basis, by subtracting from the applicable Loan Rate, the Fixed Retained Yield, if any, payable to the Issuer or other person or entity specified in the prospectus supplement and any Servicing Fee applicable to each Loan. If the Trust Fund includes adjustable-rate Loans or includes Loans with different Net Loan Rates, the weighted average Net Loan Rate may vary from time to time as set forth below. See "The Trust Funds." The prospectus supplement for a series will also specify the initial Interest Rate for each class of Securities of such series having an Interest Rate and will specify whether each such Interest Rate is fixed or is variable.

      The Net Loan Rate for any adjustable rate Loan will change with any changes in the index specified in the related prospectus supplement on which such Loan Rate adjustments are based, subject to any applicable periodic or aggregate caps or floors on the related Loan Rate or other limitations described in the related prospectus supplement. The weighted average Net Loan Rate with respect to any series may vary due to changes in the Net Loan Rates of adjustable rate Loans, to the timing of the Loan Rate readjustments of such Loans and to different rates of payment of principal of fixed or adjustable rate Loans bearing different Loan Rates.

      If the Trust Fund for a series includes adjustable rate Loans, any limitations on the periodic changes in a mortgagor's or obligor's monthly payment, any limitations on the adjustments to the Net Loan Rates or Loan Rates, any provision that could result in Deferred Interest and the effects, if any, thereof on the yield on Securities of the related series will be discussed in the related prospectus supplement.

      No distribution of principal and only a partial distribution of interest will be made to Securityholders with respect to a negatively amortizing Loan. Distribution of the portion of scheduled interest at the applicable Net Loan Rate representing Deferred Interest with respect to such Loan will be passed through to the Securityholders on the Distribution Date following the Due Date on which it is received. Such Deferred Interest will bear interest at the Net Loan Rate for such Loan. For federal income tax purposes, Deferred Interest may constitute interest income to the Trust Fund and to Securityholders at the time that it accrues, rather than at the time that it is paid. See "Certain Federal Income Tax Consequences."

Interest Shortfalls Due to Principal Prepayments

      When a Loan is prepaid in full, the mortgagor or obligor pays interest on the amount prepaid only to the date of prepayment and not thereafter. Similarly, Liquidation Proceeds and Insurance Proceeds are also likely to include interest only to the time of payment. When a Loan is prepaid in part, and such prepayment is applied as of a date other than the Due Date occurring in the month of receipt or the Due Date occurring in the month following the month of receipt, the mortgagor or obligor pays interest on the amount prepaid only to the date of prepayment and not thereafter. The effect of the foregoing is to reduce the aggregate amount of interest which would otherwise be passed through to Securityholders if such Loan were outstanding, or if such partial prepayment were applied, on the succeeding Due Date. To mitigate this reduction in yield, the Agreement will provide whether with respect to any principal prepayment or liquidation of any Loan underlying the Securities of such series, the Servicer will pay into the Collection Account for such series to the extent funds are available for such purpose from the related aggregate Servicing Fees (or portion thereof as specified in the related prospectus supplement) which the Servicer is entitled to receive relating to mortgagor or obligor payments or other recoveries distributed on the related Distribution Date, such amount, if any, as may be necessary to assure that the amount paid into the Collection Account with respect to such Loan includes an amount equal to interest at the Net Loan Rate for such Loan for the period from the date of such prepayment or liquidation to but not including the next Due Date. See "Servicing of the Loans--Adjustment to Servicing Compensation in Connection with Prepaid and Liquidated Loans."

Weighted Average Life of Securities

      Weighted average life of a Security refers to the average amount of time that will elapse from the date of issuance of the Security until each dollar in reduction of the principal amount of such Security is distributed to the investor. The weighted average life and the yield to maturity of any class of the Securities of a series will be influenced by, among other things, the rate at which principal on the Loans included in the Mortgage Pool or Contract Pool for such Security is paid, which is determined by scheduled amortization and prepayments (for this purpose, the term "prepayments" includes prepayments and liquidations due to default, casualty, condemnation and the like).

      The Loans may generally be prepaid in full or in part at any time. and fixed rate Loans will generally contain due-on-sale clauses permitting the holder to accelerate the maturity of the Loan upon conveyance of the Mortgaged Property or Manufactured Home.

      Prepayments on Loans are commonly measured relative to a prepayment standard or model. The prospectus supplement for each series will describe one or more such prepayment standards or models and will contain tables setting forth the weighted average life of each such class and the percentage of the original aggregate principal amount of each such class that would be outstanding on specified Distribution Dates for such series based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the Loans are made at rates corresponding to various percentages of the prepayment standard or model specified in the related prospectus supplement.

      There is, however, no assurance that prepayment of the Loans underlying a series of Securities will conform to any level of the prepayment standard or model specified in the related prospectus supplement. A number of economic, geographic, social and other factors may affect prepayment experience. These factors may include homeowner mobility, economic conditions, changes in mortgagor's or obligor's housing needs, job transfers, unemployment, mortgagor's or obligor's net equity in the properties securing the Loans, servicing decisions, enforceability of due-on-sale clauses , market interest rates, the magnitude of related taxes, and the availability of funds for refinancing. In general, however, if prevailing interest rates fall significantly below the Loan Rates on the Loans underlying a series of Securities, the prepayment rates of such Loans are likely to be higher than if prevailing rates remain at or above the rates borne by such Loans. It should be noted that Securities of a series may evidence an interest in a Trust Fund with different Loan Rates. Accordingly, the prepayment experience of such Securities will to some extent be a function of the mix of Loan Rates of the Loans. In addition, the terms of the Servicing Agreement will require the Servicer to enforce any due-on-sale clause to the extent specified therein. See "Servicing of the Loans--Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Loans" and "Certain Legal Aspects of the Loans--Due-On-Sale Clauses" for a description of certain provisions of each Servicing Agreement and certain legal developments that may affect the prepayment experience on the Loans.

      A lower rate of principal prepayments than anticipated would negatively affect the total return to investors in any Securities of a series that are offered at a discount to their principal amount or, if applicable, their parity price, and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors in the Securities of a series that are offered at a premium to their principal amount or, if applicable, their parity price. Parity price is the price at which a Security will yield its coupon, after giving effect to any payment delay. In addition, the yield to investors in a class of Securities which bears interest at an adjustable Interest Rate, will also be affected by changes in the index on which any such adjustable Interest Rate is based. Changes in the index may not correlate with changes in prevailing mortgage interest rates or financing rates for manufactured housing, and the effect, if any, thereof on the yield of the Securities will be discussed in the related prospectus supplement. The yield on certain types of Securities may be particularly sensitive to prepayment rates, and further information with respect to yield on such Securities will be included in the applicable prospectus supplement.

      At the request of the mortgagor or obligor, the Servicer may refinance the Loans in any Trust Fund by accepting prepayments thereon and making new loans secured by a Mortgage on the same property or a security interest in the same Manufactured Home. Upon such refinancing, the new loans will not be included in the Trust Fund. A mortgagor or obligor may be legally entitled to require the Servicer to allow such a refinancing. Any such refinancing will have the same effect as a prepayment in full of the related Loan.

      The Unaffiliated Seller may be obligated, under certain circumstances, to repurchase certain of the Loans. In addition, the terms of certain insurance policies relating to the Loans may permit the applicable insurer to purchase delinquent Loans. The proceeds of any such repurchase will be deposited in the related Collection Account and such repurchase will have the same effect as a prepayment in full of the related Loan. See "The Trust Funds--Assignment of the Loans." In addition, the Servicer may have the option to purchase all, but not less than all, of the Loans in any Trust Fund under certain limited conditions. For any series of Securities for which an election has been made to treat the Trust Fund (or one or more segregated pools of assets therein) as a REMIC, any such purchase may be effected only pursuant to a "qualified liquidation," as defined in Code Section 86OF(a)(4)(A). See "Servicing of the Loans--Termination; Purchase or other Disposition of Loans."

                                 USE OF PROCEEDS

      Unless otherwise specified in the applicable prospectus supplement, substantially all of the net proceeds from the sale of each series of Securities will be used for the purchase of the Loans represented by the Securities of such series or to reimburse amounts previously used to effect such a purchase, the costs of carrying the related Loans until the sale of the Securities and other expenses connected with pooling the related Loans and issuing the Securities.

                                   THE SPONSOR

      Prudential Securities Secured Financing Corporation, (the "Sponsor"), was incorporated in the State of Delaware on August 26, 1988 as a wholly-owned, limited purpose finance subsidiary of Prudential Securities Group Inc. (a wholly-owned indirect subsidiary of The Prudential Insurance Company of America). The Sponsor's principal executive offices are located at One New York Plaza, 14th Floor, New York, New York 10292. Its telephone number is (212) 778-1000.

      Unless otherwise specified in the applicable prospectus supplement, the Sponsor will have no servicing obligations or responsibilities with respect to any Mortgage Pool, Contract Pool or Trust Fund. The Sponsor does not have, nor is it expected in the future to have, any significant assets.

      Neither the Sponsor nor Prudential Securities Group Inc. nor any of their affiliates, including The Prudential Insurance Company of America, will insure or guarantee the Securities of any series.

                             SERVICING OF THE LOANS

      The following summaries describe certain provisions of the Servicing Agreements which relate to Trust Funds comprised of Loans. The summaries do not purport to be complete and are subject to and are qualified in their entirety by reference to, all the provisions of the Servicing Agreement for each series which may further modify the provisions summarized below. The provisions of each Servicing Agreement will vary depending upon the nature of the Securities to be issued thereunder and the nature of the related Trust Fund. We will file each Servicing Agreement executed and delivered with respect to each series with the Securities and Exchange Commission as an exhibit to a Current Report on Form 8-K promptly after issuance of the Securities of such series.

The Servicer

      The Servicer under each Servicing Agreement will be named in the related prospectus supplement. The Servicer with respect to each series will service the Loans contained in the Trust Fund for such series. For Trust Funds comprised of Mortgage Loans, the Servicer will be a seller/servicer approved by FNMA or FHLMC. Any Servicer may delegate its servicing responsibilities to one or more sub-servicers, but will not be relieved of its liabilities with respect thereto.

      The Servicer will make certain representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the related Servicing Agreement. An uncured breach of such a representation or warranty that in any respect materially and adversely affects the interests of the Securityholders will constitute an Event of Default by the Servicer under the related Servicing Agreement. See "The Agreements--Events of Default--Loans" and "--Rights Upon Event of Default--Loans."

Payments on Loans

      The Servicer or the Trustee will, as to each series of Securities, establish and maintain, or cause to be established and maintained, a separate trust account or accounts in the name of the Trustee (collectively, the "Collection Account"), which must be maintained with a depository institution (the "Collection Account Depository") acceptable to the Rating Agency rating the Securities of such series. Such account or accounts will be maintained with a Collection Account Depository (i) whose long-term debt obligations at the time of any deposit therein are rated not lower than the rating on the related series of Securities at the time of the initial issuance thereof, (ii) the deposits in which are insured by the Federal Deposit Insurance Corporation (the "FDIC") through either the Bank Insurance Fund or the Savings Association Insurance Fund (to the limit established by the FDIC) and the uninsured deposits in which accounts are otherwise secured such that, as evidenced by an opinion of counsel, the Trustee for the benefit of the Securityholders of the related series has a claim with respect to funds in the Collection Account for such series, or a perfected security interest in any collateral (which shall be limited to Eligible Investments) securing such funds, that is superior to the claims of any other Sponsor or general creditor of the Collection Account Depository with which the Collection Account is maintained or (iii) which is otherwise acceptable to the Rating Agency or Agencies.

      A Collection Account may be maintained as an interest bearing or a non-interest bearing account, or the funds held therein may be invested pending each succeeding Distribution Date in certain investments satisfactory to the Rating Agencies or any Credit Enhancer ("Eligible Investments"). Any such Eligible Investments shall mature not later than the business day preceding the next Distribution Date and no such investment shall be sold or disposed of prior to the maturity date of such Eligible Investment; however, in the event that an election has been made to treat the Trust Fund (or a segregated pool of assets therein) with respect to a series as a REMIC, no such Eligible Investments will be sold or disposed of at a gain prior to maturity unless the Servicer has received an opinion of counsel or other evidence satisfactory to it that such sale or disposition will not cause the Trust Fund (or segregated pool of assets) to be subject to the tax on "prohibited transactions" imposed by Code Section 860F(a)(1), otherwise subject the Trust Fund (or segregated pool of assets) to tax, or cause the Trust Fund (or segregated pool of assets) to fail to qualify as a REMIC. Any interest or other income earned on funds in the Collection Account is generally paid to the Servicer or its designee as additional servicing compensation.

      The Servicer will deposit in the Collection Account for each series of Securities any amounts representing scheduled payments of principal and interest on the Loans due after the applicable Cut-Off Date but received prior thereto, and, the following payments and collections received or made by it with respect to the Loans subsequent to the applicable Cut-Off Date (other than payments due on or before the Cut-Off Date):

               (a) all payments on account of principal, including prepayments, and interest, net of any portion thereof retained by a sub-servicer as its servicing compensation and net of any Fixed Retained Yield;

               (b) all amounts received by the Servicer in connection with the liquidation of defaulted Loans or property acquired in respect thereof, whether through foreclosure sale or otherwise, including payments in connection with defaulted Loans received from the mortgagor or obligor other than amounts required to be paid to the mortgagor or obligor pursuant to the terms of the applicable Loan or otherwise pursuant to law ("Liquidation Proceeds"), and further reduced by expenses incurred in connection with such liquidation, other reimbursed servicing costs associated with such liquidation, certain amounts applied to the restoration, preservation or repair of the Mortgaged Property or Manufactured Home, any unreimbursed Advances with respect to such Loan and, in the discretion of the Servicer, but only to the extent of the amount permitted to be withdrawn from the Collection Account, any unpaid Servicing Fees, in respect of the related Loans or the related Mortgaged Properties or Manufactured Homes ("Net Liquidation Proceeds");

               (c) all proceeds received by the Servicer under any title, hazard or other insurance policy covering any such Loan ("Insurance Proceeds"), other than proceeds to be applied to the restoration or repair of the related Mortgaged Property or Manufactured Home or released to the mortgagor or obligor in accordance with the applicable Servicing Agreement, and further reduced by expenses incurred in connection with collecting on related insurance policies, any unreimbursed Advances with respect to such Loan and in the discretion of the Servicer, but only to the extent of the amount permitted to be withdrawn from the Collection Account, any unpaid Servicing Fees, in respect of such Loan ("Net Insurance Proceeds");

               (d) all amounts required to be deposited therein from any related Reserve Fund, and amounts available under any other form of Credit Enhancement applicable to such series;

               (e) all Advances made by the Servicer;

               (f) all amounts withdrawn from buy-down funds or other funds described in the related prospectus supplement, if any, with respect to the Loans, in accordance with the terms of the respective agreements applicable thereto;

               (g) all proceeds from the repurchase of Loans by the Originator; and

               (h) all other amounts required to be deposited therein pursuant to the applicable Servicing Agreement

      Notwithstanding the foregoing, the Servicer will be entitled, at its election, either (a) to withhold and pay itself the applicable Servicing Fee and/or to withhold and pay to the owner thereof any Fixed Retained Yield from any payment or other recovery on account of interest as received and prior to deposit in the Collection Account or (b) to withdraw the applicable Servicing Fee and/or any Fixed Retained Yield from the Collection Account after the entire payment or recovery has been deposited therein; however, with respect to each Trust Fund (or a segregated pool of assets therein) as to which a REMIC election has been made, the Servicer will, in each instance, withhold and pay to the owner thereof the Fixed Retained Yield prior to deposit of the related payment or recovery in the Collection Account.

      Advances, amounts withdrawn from any Reserve Fund, and amounts available under any other form of Credit Enhancement will be deposited in the Collection Account not later than the business day preceding the Distribution Date on which such amounts are required to be distributed. All other amounts will be deposited in the Collection Account not later than the business day next following the day of receipt and posting by the Servicer.

      If the Servicer deposits in the Collection Account for a series any amount not required to be deposited therein, it may at any time withdraw such amount from such Collection Account.

      The Servicer is permitted, from time to time, to make withdrawals from the Collection Account for the following purposes, to the extent permitted in the applicable Servicing Agreement:

               (a) to reimburse itself for Advances;

               (b) to reimburse itself from Liquidation Proceeds for expenses incurred by the Servicer in connection with the liquidation of any defaulted Loan or property acquired in respect thereof and for amounts expended in good faith in connection with the restoration of damaged property, to reimburse itself from Insurance Proceeds for expenses incurred by the Servicer in connection with the restoration, preservation or repair of the related Mortgage Properties or Manufactured Homes and expenses incurred in connection with collecting on the related insurance policies and, to the extent that Liquidation Proceeds or Insurance Proceeds after such reimbursement are in excess of the unpaid principal balance of the related Loans together with accrued and unpaid interest thereon at the applicable Net Loan Rate through the last day of the month in which such Liquidation Proceeds or Insurance Proceeds were received, to pay to itself out of such excess the amount of any unpaid Servicing Fees and any assumption fees, late payment charges or other mortgagor or obligor charges on the related Loans;

               (c) to pay to itself the applicable Servicing Fee and/or pay the owner thereof any Fixed Retained Yield, in the event the Servicer is not required, and has elected not, to withhold such amounts out of any payment or other recovery with respect to a particular Loan prior to the deposit of such payment or recovery in the Collection Account;

               (d) to reimburse itself and the Issuer for certain expenses (including taxes paid on behalf of the Trust Fund) incurred by and recoverable by or reimbursable to it or the Issuer, as the case may be;

               (e) to pay to the Originator or the Seller with respect to each Loan or property acquired in respect thereof that has been repurchased by the Originator, as the case may be, all amounts received thereon and not distributed as of the date as of which the purchase price of such Loan was determined;

               (f) to pay itself any interest earned on or investment income earned with respect to funds in the Collection Account (all such interest or income to be withdrawn not later than the next Distribution Date);

               (g) to make withdrawals from the Collection Account in order to make distributions to Securityholders; and

               (h) to clear and terminate the Collection Account.

Advances and Limitations Thereon

      The related prospectus supplement will describe the circumstances, if any, under which the Servicer will make advances with respect to delinquent payments on Loans ("Advances"). The Servicer will be obligated to make Advances, and such obligation may be limited in amount, or may not be activated until a certain portion of a specified Reserve Fund is depleted. Advances are intended to provide liquidity and not to guarantee or insure against losses. Accordingly, any funds advanced are recoverable by the Servicer out of amounts received on particular Loans which represent late recoveries of principal or interest, proceeds of insurance policies or Liquidation Proceeds respecting which any such Advance was made. If an Advance is made and subsequently determined to be nonrecoverable from late collections, proceeds of insurance policies, or Liquidation Proceeds from the related Loan, the Servicer may be entitled to reimbursement from other funds in the Collection Account, or from a specified Reserve Fund as applicable, to the extent specified in the related prospectus supplement.

Adjustment to Servicing Compensation in Connection with Prepaid and Liquidated Loans

      When a mortgagor or obligor prepays a Loan in full, the mortgagor or obligor pays interest on the amount prepaid only to the date on which such principal prepayment is made. Similarly, Liquidation Proceeds from a Mortgaged Property or Manufactured Home will not include interest for any period after the date on which the liquidation took place, and Insurance Proceeds may include interest only to the date of settlement of the related claims. Further, when a Loan is prepaid in part, and such prepayment is applied as of a date other than a Due Date, the mortgagor or obligor pays interest on the amount prepaid only to the date of prepayment and not thereafter. The effect of the foregoing is to reduce the aggregate amount of interest which would otherwise be passed through to Securityholders if such Loan were outstanding, or if such partial prepayment were applied, on the succeeding Due Date. In order to mitigate the adverse effect to Securityholders of a series resulting from the prepayment or liquidation of a Loan or settlement of an insurance claim with respect thereto, the amount of the aggregate Servicing Fees may be reduced by an amount equal to the accrual of interest on any prepaid or liquidated Loan at the Net Loan

Rate from the date of its prepayment or liquidation or the date of such insurance settlement to the next Due Date (the "Prepayment Interest Shortfall"). Such reductions in the aggregate Servicing Fees will be made by the Servicer with respect to the Loans under the applicable Servicing Agreement but only to the extent that the aggregate Prepayment Interest Shortfall does not exceed the aggregate Servicing Fees relating to mortgagor or obligor payments or other recoveries distributed on the related Distribution Date. The amount of the offset against the aggregate Servicing Fees will be included in the scheduled distributions to Securityholders on the Distribution Date on which the related principal prepayments, Liquidation Proceeds or Insurance Proceeds are passed through to Securityholders. See "Prepayment and Yield Considerations."

Reports to Securityholders

      Unless otherwise specified or modified in the related Servicing Agreement for each series, a statement setting forth the following information, if applicable, will be included with each distribution to Securityholders of record of such series:

               (a) the amount of principal distributed to holders of the related Securities and the outstanding principal balance of such Securities following such distribution;

               (b) the amount of interest distributed to holders of the related Securities and the current interest on such Securities;

               (c) the amounts of (i) any overdue accrued interest included in such distribution, (ii) any remaining overdue accrued interest with respect to such Securities or (c) any current shortfall in amounts to be distributed as accrued interest to holders of such Securities;

               (d) the amounts of (i) any overdue payments of scheduled principal included in such distribution, (ii) any remaining overdue principal amounts with respect to such Securities, (iii) any current shortfall in receipt of scheduled principal payments on the related Loans or (iv) any realized losses or Liquidation Proceeds to be allocated as reductions in the outstanding principal balances of such Securities;

               (e) the amount received under any related Credit Enhancement, and the remaining amount available under such Credit Enhancement;

               (f) the amount of any delinquencies with respect to payments on the related Loans;

               (g) the book value of any REO Property acquired by the related Trust Fund; and

               (h) such other information as specified in the related Agreement.

      In addition, within a reasonable period of time after the end of each calendar year, the Trustee will furnish to each holder of record at any time during such calendar year (a) the aggregate of amounts reported pursuant to clauses (a), (b), and (d)(iv) above for such calendar year and (b) such information specified in the related Agreement to enable Holders to prepare their tax returns including, without limitation, the amount of original issue discount accrued on the Securities, if applicable. Information in the Distribution Date and annual statements provided to the holders will not have been examined and reported upon by an independent public accountant. However, the Servicer will provide to the Trustee a report by independent public accountants with respect to the Servicer's servicing of the Loans.
See "--Evidence as to Compliance" herein.

      A series of Securities or one or more classes of such series may be issued in book-entry form. In such event, owners of beneficial interests in such Securities will not be considered holders and will not receive such reports directly from the Trustee. The Trustee will forward such reports only to the entity or its nominee which is the registered holder of the global certificate which evidences such book-entry securities. Beneficial owners will receive such reports from the participants and indirect participants of the applicable book-entry system in accordance with the practices and procedures of such entities.

Collection and Other Servicing Procedures

      The Servicer, directly or through sub-servicers, will make reasonable efforts to collect all payments called for under the Loans and will, consistent with the Servicing Agreement, follow such collection procedures as it follows with respect to mortgage loans or manufactured housing contracts serviced by it that are comparable to the Loans, as the case may be. Consistent with the above, the Servicer may, in its discretion, (i) waive any prepayment charge, assumption fee, late payment charge or any other charge in connection with the prepayment of a Loan and (ii) arrange with a mortgagor or obligor a schedule for the liquidation of deficiencies running for not more than six (6) months after the applicable Due Date.

      Pursuant to the Servicing Agreement, the Servicer, to the extent permitted by law, will establish and maintain or will cause to be established and maintained one or more escrow accounts (collectively, the "Servicing Account") in which the Servicer will be required to deposit or cause to be deposited payments by mortgagors or obligors, as applicable, for taxes, assessments, mortgage and hazard insurance premiums and other comparable items. Withdrawals from the Servicing Account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to mortgagors or obligors amounts determined to be overages, to pay interest to mortgagors or obligors on balances in the Servicing Account, if required, to repair or otherwise protect the Mortgaged Properties or Manufactured Homes and to clear and terminate such account. The Servicer will be responsible for the administration of each Servicing Account. The Servicer will be obligated to advance certain amounts which are not timely paid by mortgagors or obligors, to the extent that the Servicer determines that such amounts will be recoverable out of Insurance Proceeds, Liquidation Proceeds, or otherwise. Alternatively, if specified in the Servicing Agreement, in lieu of establishing a Servicing Account, the Servicer may procure a performance bond or other form of insurance coverage, in an amount acceptable to the Rating Agency rating the related series of Securities, covering loss occasioned by the failure to escrow such amounts.

Enforcement of Due-on-Sale Clauses; Realization Upon Defaulted Loans

      Each Servicing Agreement will provide that, when any Mortgaged Property or Manufactured Home is conveyed by the mortgagor or obligor, the Servicer will exercise its rights to accelerate the maturity of such Loan under any "due-on-sale" clause applicable thereto, if any, unless (a) it is not exercisable under applicable law or (b) such exercise would result in loss of insurance coverage with respect to such Loan. In any such case, the Servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom such Mortgaged Property or Manufactured Home has been or is about to be conveyed, pursuant to which such person becomes liable under the Mortgage Note or Contract and, unless prohibited by applicable state law, the mortgagor or obligor remains liable thereon; provided, that the Loan will continue to be covered by any pool insurance policy and any related primary mortgage insurance policy, and the Loan Rate with respect to such Loan and the payment terms shall remain unchanged. The Servicer will also be authorized, with the prior approval of any pool insurer and any primary mortgage insurer, if any, to enter into a substitution of liability agreement with such person, pursuant to which the original mortgagor or obligor is released from liability and such person is substituted as mortgagor or obligor and becomes liable under the Mortgage Note or Contract.

      The Servicer is obligated under the Servicing Agreement to realize upon defaulted Loans to the extent provided therein. However, in the case of foreclosure or of damage to a Mortgaged Property or Manufactured Home from an uninsured cause, the Servicer is not required to expend its own funds to foreclose, repossess or restore any damaged property, unless it reasonably determines (i) that such foreclosure, repossession or restoration will increase the proceeds to Securityholders of such series of liquidation of the Loan after reimbursement of the Servicer for its expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds or Insurance Proceeds. In the event that the

Servicer has expended its own funds for foreclosure or to restore damaged property, it will be entitled to charge the Collection Account for such series an amount equal to all costs and expenses incurred by it.

      The Servicer may foreclose against property securing a defaulted Loan either by foreclosure, by sale or by strict foreclosure and in the event a deficiency judgment is available against the mortgagor or other person (see "Certain Legal Aspects of the Loans--The Mortgage Loans--Anti-Deficiency Legislation and Other Limitations on Lenders" for a description of the availability of deficiency judgments), may proceed for the deficiency. It is anticipated that in most cases the Servicer will not seek deficiency judgments against any mortgagor or obligor, and the Servicer is not required under the Servicing Agreement to seek deficiency judgments.

      With respect to a Trust Fund (or one or more segregated pools of assets therein) as to which a REMIC election has been made, if the Trustee acquires ownership of any Mortgaged Property or Manufactured Home as a result of a default or imminent default of any Loan secured by such Mortgaged Property or Manufactured Home, the Trustee generally will be required to dispose of such property with two (2) years following its acquisition by the Trust Fund. The Servicer also will be required to administer the Mortgaged Property or Manufactured Home in a manner which does not cause the Mortgaged Property or Manufactured Home to fail to qualify as "foreclosure property" within the meaning of Code Section 860G(a)(8) or result in the receipt by the Trust Fund of any "net income from foreclosure property" within the meaning of Code Section 860G(c). In general, this would preclude the holding of the Mortgaged Property or Manufactured Home as a dealer in such property or the receipt of rental income based on the profits of the lessee.

      The Servicer may modify, waive or amend the terms of any Loan without the consent of the Trustee or any Securityholder. Such modification, waiver or amendment shall only be given if the Servicer determines that it is in the best interests of Securityholders and, generally, only if the Loan is in default or the Servicer has determined that default is reasonably foreseeable.

Servicing Compensation and Payment of Expenses

      For each series of Securities, the Servicer will be entitled to be paid a fee (the "Servicing Fee") on the related Loans until termination of the Servicing Agreement. The Servicer, at its election, will pay itself the Servicing Fee for a series with respect to each Loan by (a) withholding the Servicing Fee from any scheduled payment of interest prior to deposit of such payment in the Collection Account for such series or (b) withdrawing the Servicing Fee from the Collection Account after the entire interest payment has been deposited in the Collection Account. The Servicer may also pay itself out of the Liquidation Proceeds or Insurance Proceeds with respect to a Loan, or withdraw from the Collection Account, the Servicing Fee in respect of such Loan or other recoveries with respect thereto to the extent provided in the Servicing Agreement. The Servicing Fee with respect to the Loans underlying the Securities of a series will be specified in the applicable prospectus supplement. Any additional servicing compensation in the form of prepayment charges, assumption fees, late payment charges or otherwise will be retained by the Servicer to the extent not required to be deposited in the Collection Account.

      In addition to amounts payable to any sub-servicer, the Servicer will pay all expenses incurred in connection with the servicing of the Loans underlying a series, including, without limitation, payment of the hazard insurance policy premiums and fees or other amounts payable pursuant to any applicable agreement for the provision of Credit Enhancement for such series, payment of the fees and disbursements of the Trustee and any custodian, fees due to the independent accountants and expenses incurred in connection with distributions and reports to Securityholders. However, certain of these expenses may be reimbursable to the Servicer pursuant to the terms of the Agreement. In addition, the Servicer will be entitled to reimbursement for certain expenses incurred by it in connection with the liquidation of defaulted Loans. In the event that claims are either not made or are not fully paid from any applicable form of Credit Enhancement, the related Trust Fund will suffer a loss to the extent that Net Liquidation Proceeds and Net Insurance Proceeds are less than the principal balance of the related Loan, plus accrued interest thereon at the Net Loan Rate. In addition, the Servicer will be entitled to reimbursement of expenditures incurred by it in connection with the restoration of any Mortgaged Property or Manufactured Home, such right of reimbursement being prior to the rights of the Securityholders to receive Liquidation Proceeds and Insurance Proceeds. The Servicer is also entitled to reimbursement from the Collection Account of Advances, of advances made by it to pay taxes or insurance premiums with respect to any Mortgaged Property or Manufactured Home and of certain losses against which it is indemnified by the Trust Fund.

Evidence as to Compliance

      The applicable Servicing Agreement for each series will provide that each year, a firm of independent public accountants will furnish a statement to the Trustee to the effect that such firm has examined certain documents and records relating to the servicing of the Loans by the Servicer and that, on the basis of such examination, such firm is of the opinion that the servicing has been conducted in compliance with such Servicing Agreement, except for (i) such exceptions as such firm believes to be immaterial and (ii) such other exceptions as are set forth in such statement.

      The applicable Servicing Agreement for each series will also provide for delivery to the Trustee for such series of an annual statement signed by an officer of the Servicer to the effect that the Servicer has fulfilled its obligations under such Servicing Agreement throughout the preceding calendar year.

Certain Matters Regarding the Servicer

      The Servicer may not resign from its obligations and duties under the Servicing Agreement for each series, except upon its determination that its duties thereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities of a type and nature presently carried on by it. No such resignation will become effective until the Trustee for such series or a successor Servicer has assumed the Servicer's obligations and duties under the Servicing Agreement. If the Servicer resigns for any of the foregoing reasons and the Trustee is unable or unwilling to assume responsibility for servicing the Loans, it may appoint another institution as Servicer, as described under "The Agreements--Rights Upon Event of Default--Loans" below.

      The Servicing Agreement will provide that neither the Servicer nor any director, officer, employee or agent of either of them will be under any liability to the Trust Fund or the Securityholders, for the taking of any action or for refraining from the taking of any action in good faith pursuant to the Servicing Agreement or for errors in judgment; provided, however, that none of the Servicer or any director, officer, employee or agent of the Servicer will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or negligence in the performance of his or its duties or by reason of reckless disregard of his or its obligations and duties thereunder. The Servicing Agreement will further provide that the Servicer and any director, officer, employee or agent of the Servicer shall be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the Servicing Agreement or the Securities other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of his or its duties thereunder or by reason of reckless disregard of his or its obligations and duties thereunder. In addition, the Servicing Agreement will provide that the Servicer will not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under the Servicing Agreement and that in its opinion may involve it in any expense or liability. The Servicer may, however, in its discretion, undertake any such action deemed by it necessary or desirable with respect to the Servicing Agreement and the rights and duties of the parties thereto and the interests of the Securityholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund, and the Servicer will be entitled to be reimbursed therefor out of the Collection Account, and any loss to the Trust Fund arising from such right of reimbursement will be allocated pro rata among the various classes of Securities unless otherwise specified in the applicable Servicing Agreement.

      Any person into which the Servicer may be merged or consolidated, or any person resulting from any merger, conversion or consolidation to which the Servicer is a party, or any person succeeding to the business through the transfer of substantially all of its assets, or otherwise, of the Servicer will be the successor of the Servicer under the Servicing Agreement; provided, that such successor or resulting entity is qualified to service mortgage loans for FNMA or FHLMC and that the applicable Rating Agency's rating of any Securities for such series in effect immediately prior to such event is not adversely affected thereby.

      The Servicer also may have the right to assign its rights and delegate its duties and obligations under the Servicing Agreement in connection with a sale or transfer of a substantial portion of its mortgage or manufactured housing servicing portfolio; provided, that (i) in the case of a transfer by a Servicer of Mortgage Loans, the purchaser or transferee accepting such assignment or delegation is qualified to service mortgage loans for FNMA or FHLMC, (ii) the purchaser or transferee is reasonably satisfactory to the Issuer and the Trustee for such series and executes and delivers to the Issuer and the Trustee an agreement, in form and substance reasonably satisfactory to the Issuer and the Trustee, which contains an assumption by such purchaser or transferee of the due and punctual performance and observance of each covenant and condition to be performed or observed by the Servicer under the Servicing Agreement from and after the date of such agreement; and (iii) the applicable Rating Agency's rating of any Securities for such series in effect immediately prior to such assignment, sale or transfer is not qualified, downgraded or withdrawn as a result of such assignment, sale or transfer or (B) to any affiliate of the Servicer; provided, that the conditions contained in clauses (i) through (iii) above are met. In the case of any such assignment or delegation, the Servicer will be released from its obligations under the Servicing Agreement except for liabilities and obligations incurred prior to such assignment and delegation.

Events of Default; Rights Upon Event of Default

      Servicing Agreement. "Events of Default" under the Servicing Agreement generally include (i) any failure by the Servicer to deposit amounts in the Collection Account, which failure continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice of such failure to the Servicer by the Trustee for such series, or to the Servicer and the Trustee by the holders of such series evidencing not less than a specified percentage of the aggregate voting rights of the Securities for such series, (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the applicable Agreement which continues unremedied for the number of days specified in the related prospectus supplement after the giving of written notice of such failure to the Servicer by the Trustee, or to the Servicer and the Trustee by the holders of such series evidencing not less than a specified percentage of the aggregate voting rights of the Securities for such series, and (iii) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings and certain actions by the Servicer indicating its insolvency, reorganization or inability to pay its obligations.

      The related Servicing Agreement will specify the circumstances under which the Trustee of the holders of Securities may remove the Servicer upon the occurrence and continuance of an Event of Default thereunder, whereupon the Trustee will succeed to all the responsibilities, duties and liabilities of the Servicer under such Servicing Agreement and will be entitled to reasonable servicing compensation not to exceed the applicable Servicing Fee, together with other servicing compensation in the form of assumption fees, late payment charges or otherwise as provided in such Servicing Agreement.

      In the event that the Trustee is unwilling or unable so to act, it may select, or petition a court of competent jurisdiction to appoint, a finance institution, bank or loan servicing institution with a net worth specified in the related prospectus supplement to act as successor Servicer under the provisions of the applicable Servicing Agreement. The successor Servicer would be entitled to reasonable servicing compensation in an amount not to exceed the Servicing Fee as set forth in the related prospectus supplement, together with the other servicing compensation in the form of assumption fees, late payment charges or otherwise, as provided in such Servicing Agreement.

      During the continuance of any Event of Default of a Servicer under a Servicing Agreement, the Trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the holders of such series, and holders of Securities evidencing not less than a specified percentage of the aggregate voting rights of the Securities for such series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred upon that Trustee. However, the Trustee will not be under any obligation to pursue any such remedy or to exercise any of such trusts or powers unless such Holders have offered the Trustee reasonable security or indemnity against the cost, expenses and liabilities which may be incurred by the Trustee therein or thereby. The Trustee may decline to follow any such direction if the Trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the nonassenting holders.

      Indenture. "Events of Default" under the Indenture for each series of Notes generally include: (i) a default in the payment of any principal of or interest on any Note of such series, which continues for the period of time specified in the related prospectus supplement; (ii) failure to perform any other covenant of the Issuer in the Indenture which continues for the period of time specified in the related prospectus supplement after notice thereof is given in accordance with the procedures described in the related prospectus supplement; (iii) any representation or warranty made by the Issuer in the Indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting such series having been incorrect in a material respect as of the time made, and such breach is not cured within the period of time specified in the related prospectus supplement after notice thereof is given in accordance with the procedures described in the related prospectus supplement; (iv) certain events of bankruptcy, insolvency, receivership or liquidation of the Issuer; or (v) any other event of default provided with respect to Notes of that series.

      If an Event of Default with respect to the Notes of any series at the time outstanding occurs and is continuing, either the Trustee or the holders of a majority of the then aggregate outstanding amount of the Notes of such series may declare the principal amount of all the Notes of such series to be due and payable immediately. Such declaration may, under certain circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the Notes of such series.

      If, following an Event of Default with respect to any series of Notes, the Notes of such series have been declared to be due and payable, the Trustee may, in its discretion, notwithstanding such acceleration, elect to maintain possession of the collateral securing the Notes of such series and to continue to apply distributions on such collateral as if there had been no declaration of acceleration if such collateral continues to provide sufficient funds for the payment of principal of and interest on the Notes of such series as they would have become due if there had not been such a declaration. In addition, the Trustee may not sell or otherwise liquidate the collateral securing the Notes of a series following an Event of Default other than a default in the payment of any principal or interest on any Note of such series for thirty (30) days or more, unless (a) the holders of 100% of the then aggregate outstanding amount of the Notes of such series consent to such sale, (b) the proceeds of such sale or liquidation are sufficient to pay in full the principal of and accrued interest due and unpaid on the outstanding Notes of such series at the date of such sale or (c) the Trustee determines that such collateral would not be sufficient on an ongoing basis to make all payments on such Notes as such payments would have become due if such Notes had not been declared due and payable, and the Trustee obtains the consent of the holders of a specified percentage of the then aggregate outstanding amount of the Notes of such series.

      In the event that the Trustee liquidates the collateral in connection with an Event of Default involving a default for thirty (30) days or more in the payment of principal of or interest on the Notes of a series, the Indenture provides that the Trustee will have a prior lien on the proceeds of any such


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

liquidation for unpaid fees and expenses. As a result, upon the occurrence of such an Event of Default, the amount available for distribution to the Noteholders may be less than would otherwise be the case. However, the Trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the Indenture for the benefit of the Noteholders after the occurrence of such an Event of Default.

      In the event the principal of the Notes of a series is declared due and payable, as described above, the Holders of any such Notes issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of such discount which is unamortized.

      Subject to the provisions of the Indenture relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing with respect to a series of Notes, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the holders of Notes of such series, unless such holders offered to the Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in complying with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, the holders of a majority of the then aggregate outstanding amount of the Notes of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee with respect to the Notes of such series, and the holders of a majority of the then aggregate outstanding amount of the Notes of such series may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of all the holders of the outstanding Notes of such series affected thereby.

Amendment

      Each Agreement may be amended by the parties thereto without the consent of the Securityholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein that may be inconsistent with any over provision therein,
(iii) to comply with the requirements of the Code, or (iv) to make any other provisions with respect to matters or questions arising under such Agreement that are not inconsistent with the provisions thereof; provided, that such action will not, as evidenced by an opinion of counsel, adversely affect in any material respect the interests of the Securityholders of the related series. The Agreement may also be amended by the with the consent of the holders of Securities evidencing interests aggregating not less than a specified percentage of the voting interests evidenced by the Securities affected thereby, for the purpose of adding any provisions to or changing in any manner or eliminating, any of the provisions of such Agreement or of modifying in any manner the rights of the Securityholders; provided, however, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, any payments received on or with respect to Loans that are required to be distributed on any Securities, without the consent of the holder of such Security, (ii) adversely affect in any material respect the interests of the holders of a class of Securities of a series in a manner other than that set forth in clause (i) above without the consent of the holders of Securities aggregating not less than a specified percentage of the Voting Interests evidenced by such class, or (iii) reduce the aforesaid percentage of the Securities, the holders of which are required to consent to such amendment, without the consent of the holders of all Securities of the class affected then outstanding.

Termination; Purchase or Other Disposition of Loans

      The obligations created by the Agreement for a series of Securities will terminate upon the earlier of (i) the later of the final payment or other liquidation of the last Loan subject thereto and the disposition of all property acquired upon foreclosure of any such Loan and (ii) any purchase or disposition described in the following paragraph. In no event, however, will the trust created by the Agreement continue beyond the expiration of 21 years from the death of the late survivor of certain persons named in such

Agreement. For each series of Securities, the Trustee will give written notice of termination of the Agreement to each Securityholder, and the final distribution will be made only upon surrender and cancellation of the Securities at an office or agency appointed by the Sponsor and specified in the notice of termination.

      Repurchase of the Remaining Loans. The Agreement for each series may permit, but not require, the Servicer or other entity specified in the related prospectus supplement to purchase from the Trust Fund for such series all remaining Loans at a price equal to 100% of the aggregate principal balance of such Loans plus, with respect to any property acquired in respect of a Loan, if any, the outstanding principal balance of the related Loan at the time of foreclosure, less, in either case, related unreimbursed Advances (in the case of the Loans, only to the extent not already reflected in the computation of the aggregate principal balance of such Loans) and unreimbursed expenses (that are reimbursable pursuant to the terms of the Agreement) plus, in either case, accrued interest thereon at the weighted average rate on the related Loans through the last day of the Due Period in which such repurchase occurs; provided, however, that if an election is made for treatment as a REMIC under the Code, the repurchase price may equal the greater of (a) 100% of the aggregate Principal Balance of such Loans, plus accrued interest thereon at the applicable Net Loan Rates on the Loans through the last day of the month of such repurchase and (b) the aggregate fair market value of such Loans plus the fair market value of any property acquired in respect of a Loan and remaining in the Trust Fund. The exercise of such right will effect early retirement of the Securities of such series, but such entity's right to so purchase is subject to the aggregate principal balance of the Loans at the time of repurchase being less than a fixed percentage (which shall not exceed 20%), to be set forth in the related Agreement, of the aggregate principal balance of the Loans as of the Cut-Off Date.

      Mandatory Termination; Auction Sale. The Trustee, the Servicer or the related Originator may be required to effect early retirement of a series of Securities by soliciting competitive bids for the purchase of the related Trust Fund.

      The mandatory termination may take the form of an auction sale. Within a certain period following the failure of the holder of the optional termination right to exercise such right, the required party shall solicit bids for the purchase of all Loans remaining in the Trust Fund. In the event that satisfactory bids (which would not be less than an amount necessary to pay all principal and interest on the securities outstanding) are received as specified in the related Agreement, the net sale proceeds will be distributed to Holders, in the same order of priority as collections received in respect of the Loans. If satisfactory bids are not received, such party shall decline to sell the Loans and shall not be under any obligation to solicit any further bids or otherwise negotiate any further sale of the Loans. Such sale and consequent termination of the Trust Fund must constitute a "qualified liquidation" of each REMIC established by the Trust Fund under Section 860F of the Internal Revenue Code of 1986, as amended, including, without limitation, the requirement that the qualified liquidation takes place over a period not to exceed 90 days.

The Trustee

      The Trustee under each Agreement will be named in the applicable prospectus supplement. The commercial bank or trust company serving as Trustee may have normal banking relationships with the Sponsor, the Issuer, the Servicer or any of their respective affiliates.

      With respect to a series of Securities relating to Loans, the Trustee may resign at any time, in which event the Servicer will be obligated to appoint a successor trustee. The Servicer (with respect to a series of Securities relating to Loans) may also remove the Trustee if the Trustee ceases to be eligible to act as Trustee under the Agreement, if the Trustee becomes insolvent or in order to change the situs of the Trust Fund for state-tax reasons. Upon becoming aware of such circumstances, the Servicer or the Issuer, as the case may be, will become obligated to appoint a successor trustee. The Trustee may also be removed at any time by the holders of Securities evidencing not less than a specified percentage of the


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

voting interest in the Trust Fund, except that, any Security registered in the name of the Issuer, the Servicer or any affiliate thereof will not be taken into account in determining whether the requisite voting interest in the Trust Fund necessary to effect any such removal has been obtained. Any resignation and removal of the Trustee, and the appointment of a successor trustee, will not become effective until acceptance of such appointment by the successor trustee. The Trustee, and any successor trustee, will have a combined capital and surplus, or shall be a member of a bank holding system with an aggregate combined capital and surplus, of at least $50,000,000 and will be subject to supervision or examination by federal or state authorities.

                       CERTAIN LEGAL ASPECTS OF THE LOANS

      The following discussion contains summaries of certain legal aspects of mortgage loans and manufactured housing contracts which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Loans is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Loans.

The Mortgage Loans

General

      The Mortgage Loans will, in general, be secured by either first, second or more junior mortgages, deeds of trust, or other similar security agreements depending upon the prevailing practice in the state in which the underlying property is located. A mortgage creates a lien upon the real property described in the mortgage. There are two parties to a mortgage: the mortgagor, who is the borrower; and the mortgagee, who is the lender. In a mortgage state instrument, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: a borrower called the trustor (similar to a mortgagor), a lender called the beneficiary (similar to a mortgagee), and a third-party grantee called the trustee. Under a deed of trust, the borrower grant the property, irrevocably until the debt is paid,, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgage's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

      The real property covered by a mortgage is most often the fee estate in land and improvements. However, a mortgage may encumber other interests in real property such as a tenant's interest in a lease of land or improvements, or both, and the leasehold estate created by such lease. A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage to protect the mortgagee against termination of such interest before the mortgage is paid.

Foreclosure

      Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right of foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by nonjudicial power of sale.

      Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state be laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

      In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having, a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, which may be recovered by a lender.

      In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or receiver for an amount equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property. Any loss may be reduced by the receipt of mortgage insurance proceeds.

Foreclosure on Shares of Cooperatives

      The cooperative shares owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative's certificate of incorporation and by-laws, as well as the proprietary lease of occupancy agreement, and may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics' liens against the cooperative apartment building incurred by such tenant-stockholder. The proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event an obligor fails to make payments or defaults in the performance of covenants required thereunder. Typically, the lender and the cooperative enter into a recognition agreement which establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

      The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender's lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative's right to sums due under such proprietary lease or occupancy agreement. The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

      Recognition agreements also provide that in the event of a foreclosure on a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease. Generally, the lender is not limited in any rights it may have to dispossess the tenant-stockholders.

      Foreclosure on the cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the Uniform Commercial Code (the "UCC") and the security agreement relating to those shares. Article 9 of the UCC requires that a sale be conducted in a "commercially reasonable" manner. Whether a foreclosure sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the foreclosure. Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

      Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and Other Limitations on Lenders" below.

Rights of Redemption

      In some states, after sale pursuant to a deed of trust and/or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states, the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

Junior Mortgages; Rights of Senior Mortgages

      The Mortgage Loans are secured by mortgages or deeds of trust some of which are junior to other mortgages or deeds of trust held by other lenders or institutional investors. The rights of the Trust (and therefore the Securityholders), as mortgagee under a junior mortgage or beneficiary under a junior deed of trust, are subordinate to those of the mortgagee under the senior mortgage or beneficiary under the senior deed of trust, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the Mortgage Loan to be sold upon default of the mortgagor or trustor, thereby extinguishing the junior mortgagee's or junior beneficiary's lien unless the junior mortgagee or junior beneficiary asserts its subordinate interest in the property in foreclosure litigation and, possibly, satisfies the defaulted senior mortgage or deed of trust. As discussed more fully below, a junior mortgagee or junior beneficiary may satisfy a defaulted senior loan in full and, in some states, may cure such default and loan. In most states, no notice of default is required to be given to a junior mortgagee or junior beneficiary and junior mortgagees or junior beneficiaries are seldom given notice of defaults or senior mortgages. In order for a foreclosure action in some states to be effective against a junior mortgagee or junior beneficiary, the junior mortgagee or junior beneficiary must be named in any foreclosure action, thus giving notice to junior lienors. It is standard practice of the Sellers to protect their interest by attending any sale of which they have notice or appearing and bidding for, or redeeming, the property if it is in their best interest to do so.

      The standard form of the mortgage or deed of trust used by most institutional lenders, (including the sellers) confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under any underlying senior mortgages will have the prior right to collect and apply any insurance proceeds payable under a hazard insurance policy to restore or repair the property if feasible, and to collect any remaining insurance proceeds or any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages or deeds of trust. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of a junior mortgage or trust deed.

      The form of mortgage or deed of trust used by most institutional lenders typically contains a "future advance" clause, which provides, in essence, that additional amounts advanced to or on behalf of the mortgagor or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust. The priority of any advance made under the clause depends, in some states, on whether the advance was an "obligatory" or "optional" advance. If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance is entitled to receive the same priority as amounts initially advanced under the mortgage or deed of trust, notwithstanding the fact that there may be junior mortgages or deeds of trust and other liens which intervene between the date of recording of the mortgage or deed of trust and the date of the future advance, and, in some states, notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance. Where the mortgagee or beneficiary is not obligated to advance additional amounts or, in some states, has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance will be subordinate to such intervening junior mortgages or deeds of trust and other liens. Priority of advances under a "future advance" cause rests, in some states, on state statutes giving priority to all advances made under the loan agreement to a "credit limit" amount stated in the recorded mortgage.

      Another provision sometimes included in the form of the mortgage or deed of trust used by institutional lenders (and included in some of the forms used by the Sellers) obligates the mortgagor or trustor to pay, before delinquency, all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust. Upon a failure of the mortgagor or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under certain mortgages or deeds of trust to perform the obligations itself, at its election, with the mortgagor or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the mortgagor or trustor. All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

Anti-Deficiency Legislation and Other Limitations on Lenders

      Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgage under a mortgage. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale.

      Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

      Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

      In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

      Generally, Article 9 of the UCC governs foreclosure on cooperative shares and the related proprietary lease or occupancy agreement and foreclosure on the beneficial interest in a land trust. Some courts have interpreted Section 9-504 of the UCC to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a Mortgage Loan secured by shares of a cooperative, would be such shares and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

      In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Civil Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, in a Chapter 13 proceeding under the Federal Bankruptcy Code, when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor's principal residence, also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Certain court decisions have applied such relief to claims secured by the debtor's principal residence.

      The Code, provides priority to certain tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to certain tax liens over the lien of the mortgage of deed of trust. Certain environmental protection laws may also impose liability for cleanup expenses on owners by foreclosure on real property, which liability may exceed the value of the property involved. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders


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in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans.

"Due-on-Sale" Clauses

      The forms of note, mortgage and deed of trust relating to conventional Mortgage Loans may contain a "due-on-sale" clause permitting acceleration of the maturity of a loan if the borrower transfers its interest in the property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, effective October 15, 1982, Congress enacted the Garn-St Germain Depository Institutions Act of 1982 (the "Garn Act") which purports to preempt state laws which prohibit the enforcement of "due-on-sale" clauses by providing among other matters, that "due-on-sale" clauses in certain loans (which loans may include the Mortgage Loans) made after the effective date of the Garn Act are enforceable, within certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. "Due-on-sale" clauses contained in mortgage loans originated by federal savings and loan associations or federal savings banks are fully enforceable pursuant to regulations of the Office of Thrift Supervision ("OTS"), as successor to the Federal Home Loan Bank Board ("FHLBB"), which preempt state law restrictions on the enforcement of such clauses. Similarly, "due-on-sale" clauses in mortgage loans made by national banks and federal credit unions are now fully enforceable pursuant to preemptive regulations of the Office of the Comptroller of the Currency and the National Credit Union Administration, respectively.

      The Garn Act created a limited exemption from its general rule of enforceability for "due-on-sale" clauses in certain mortgage loans ("Window Period Loans") which were originated by non-federal lenders and made or assumed in certain states ("Window Period States") during the period, prior to October 15, 1982, in which that state prohibited the enforcement of "due-on-sale" clauses by constitutional provision, statute or statewide court decision (the "Window Period"). Though neither the Garn Act nor the FHLBB regulations promulgated thereunder actually names the Window Period States, FHLMC has taken the position, in prescribing mortgage loan servicing standards with respect to mortgage loans which it has purchased, that the Window Period States were:
Arizona, Arkansas, California, Colorado, Georgia, Iowa, Michigan, Minnesota, New Mexico, Utah and Washington. Under the Act, unless a Window Period State took action by October 15, 1985, the end of the Window Period, to further regulate enforcement of "due-on-sale" clauses in Window Period Loans, "due-on-sale" clauses would become enforceable even in Window Period Loans. Five of the Window Period States (Arizona, Minnesota, Michigan, New Mexico and Utah) have taken actions which restrict the enforceability of "due-on-sale" clauses in Window Period Loans beyond October 15, 1985. The actions taken vary among such states.

      By virtue of the Garn Act, the Servicer may generally be permitted to accelerate any conventional Mortgage Loan which contains a "due-on-sale" clause upon transfer of an interest in the property subject to the mortgage or deed of trust. With respect to any Mortgage Loan secured by a residence occupied or to be occupied by the borrower, this ability to accelerate will not apply to certain types of transfers, including (i) the granting of a leasehold interest which has a term of three (3) years or less and which does not contain an option to purchase, (ii) a transfer to a relative resulting from the death of a borrower, or a transfer where the spouse or children becomes an owner of the property in each case where the transferee(s) will occupy the property, (iii) a number resulting from a decree of dissolution of marriage, legal separation agreement or from an incidental property settlement agreement by which the spouse becomes an owner of the property, (iv) the creation of a lien or other encumbrance subordinate to the lender's security instrument which does not relate to a transfer of rights of occupancy in the property (provided, that such lien or encumbrance is not created pursuant to a contract for deed), (v) a transfer by


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devise, descent or operation of law on the death of a joint tenant or tenant by the entirety, and (vi) other transfers as set forth in the Garn Act and the regulations thereunder. The extent of the effect of the Garn Act on the average lives and delinquency rates of the Mortgage Loans cannot be predicted. See "Prepayment and Yield Considerations."

Applicability of Usury Laws

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that state usury limitations shall not apply to certain types of residential first mortgage loans originated by certain lenders after March 31, 1980. The OTS (as successor to the FHLBB) is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose Stated Rate limits by adopting before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law. Fifteen states have adopted laws reimposing or reserving the right to impose interest rate limits. In addition, even where Title V is not so rejected, any state is authorized to adopt a provision limiting certain other loan charges.

      Unless otherwise specified in the applicable prospectus supplement, each Unaffiliated Seller will represent and warrant in the related Loan Sale Agreement that all Mortgage Loans sold by such Unaffiliated Seller to the Sponsor were originated in full compliance with applicable state laws, including usury laws. See "The Trust Funds--Representations and Warranties."

Adjustable Rate Loans

      The laws of certain states may provide that mortgage notes relating to adjustable rate loans are not negotiable instruments under the UCC. In such event, the Trustee will not be deemed to be a "holder in due course" within the meaning of the UCC and may take such a mortgage note subject to certain restrictions on its ability to foreclose and to certain contractual defenses available to a mortgagor.

Enforceability of Certain Provisions

      Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity. In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. Under the Servicing Agreement, late charges and prepayment fees (to the extent permitted by law and not waived by the Servicer) will be retained by the Servicer as additional servicing compensation.

      Courts have applied general equitable principles upon foreclosure. These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents. Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have sustained their judgment for the lender's judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability. In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain the property or the borrower executing a second mortgage or deed of trust affecting the property. In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.


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

The Contracts

General

      As a result of the assignment of the Contracts to the Trustee, the Trust Fund will succeed collectively to all of the rights (including the right to receive payment on the Contracts) and will assume the obligations of the obligee under the Contracts. Each Contract evidences both (a) the obligation of the obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. Certain aspects of both features of the Contracts are described more fully below.

      The Contracts generally are "chattel paper" as defined in the UCC in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the Servicing Agreement, the Servicer will transfer physical possession of the Contracts to the Trustee or a designated custodian or may retain possession of the Contracts as custodian for the Trustee. In addition, the Servicer will make an appropriate filing of a UCC-1 financing statement in the appropriate states to give notice of the Trustee's ownership of the Contracts. Unless otherwise specified in the related prospectus supplement, the Contracts will not be stamped or marked otherwise to reflect their assignment from the Issuer to the Trustee. Therefore, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the Trustee's interest in Contracts could be defeated.

Security Interests in the Manufactured Homes

      The Manufactured Homes securing the Contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some non-title states, perfection pursuant to the provisions of the UCC is required. The Servicer may effect such notation or delivery of the required documents and fees, and obtain possession of the certificate of title, as appropriate under the laws of the state in which any manufactured home securing a manufactured housing conditional sales contract is registered. In the event the Servicer fails, due to clerical errors, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Securityholders may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the secured party must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the Contracts contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the Unaffiliated Seller and transferred to the Sponsor. With respect to a series of Securities and if so described in the related prospectus supplement, the Servicer may be required to perfect a security interest in the Manufactured Home under applicable real estate laws. The Servicer will represent


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that at the date of the initial issuance of the related Securities it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the Manufactured Homes securing the Contracts.

      The Sponsor will cause the security interests in the Manufactured Homes to be assigned to the Trustee on behalf of the Securityholders. Unless otherwise specified in the related prospectus supplement, neither the Sponsor nor the Trustee will amend the Securities of title to identify the Trustee or the Trust Fund as the new secured party, and neither the Sponsor nor the Servicer will deliver the Securities of title to the Trustee or note thereon the interest of the Trustee. Accordingly, the Servicer (or the Originator) which continue to be named as the secured party on the Securities of title relating to the Manufactured Homes. In many states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Issuer's rights as the secured party. However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, such assignment of the security interest in the Manufactured Home might not be effective or perfected or that, in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the Manufactured Home might not be effective against creditors of the Servicer (or the Originator) or a trustee in bankruptcy of the Servicer (or the Originator).

      In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Servicer (or the Originator) on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Securityholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the security interest assigned to the Trustee is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Securityholders could be released.

      In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four (4) months after such relocation and thereafter until the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in such state, and if steps are not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Trustee must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Servicer would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Trustee would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing conditional sales contracts, the Servicer takes steps to effect such re-perfection upon receipt of notice of registration or information from the obligor as to relocation. Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the Trustee (or its custodian) must surrender possession of the certificate of title or the Servicer will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the Servicing Agreement, the Servicer is obligated to take steps, at the Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.


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

      Under the laws of most states, liens for repairs performed on a Manufactured Home and liens for personal property taxes take priority over a perfected security interest. The Unaffiliated Seller will represent in the Agreement that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Securityholders in the event such a lien arises.

Enforcement of Security Interests in Manufactured Homes

      The Servicer on behalf of the Trustee, to the extent required by the related Servicing Agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such defaulted Contracts. So long as the Manufactured Home has not become subject to the real estate law, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

      Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such a debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

      Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

Consumer Protection Laws

      The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debted thereunder. The effect of this rule is to subject the assignee of such a contract to all claims and defenses which the debtor could assert against the seller of goods. Liability under this rule is limited to amounts paid under a Contract; however, the obligor also may be able to asset the rule to set off remaining amounts due as a defense against a claim brought by the Trustee against such obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

Transfers of Manufactured Homes; Enforceability of "Due-on-Sale" Clauses

      The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Servicer and permit the acceleration of the maturity of the Contracts by the Servicer upon any such sale or transfer that is not consented to.


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

      In the case of a transfer of a Manufactured Home after which the Servicer desires to accelerate the maturity of the related Contract, the Servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. Consequently, in some states the Servicer may be prohibited from enforcing a "due-on-sale" clause in respect of certain Manufactured Homes.

Applicability of Usury Laws

      Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of the related unit.

      Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, and state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. The Originator will represent that all of the Contracts comply with applicable usury law.

Formaldehyde Litigation with Respect to Contracts

      A number of lawsuits have been brought in the United States alleging personal injury from exposure to the chemical formaldehyde, which is preset in many building materials, including such components of manufactured housing as plywood flooring and wall paneling. Some of these lawsuits were brought against manufacturers of manufactured housing, suppliers of component parts, and related persons in the distribution process. The Sponsor is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

      The holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. The successful assertion of such claim constitutes a breach of a representation or warranty of the person specified in the related prospectus supplement, and the Securityholders would suffer a loss only to the extent that (i) such person breached its obligation to repurchase the Contract in the event an obligor is successful in asserting such a claim, and (ii) such person, the Servicer or the Trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the Securityholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from such manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

Installment Contracts

Loans

      The Loans may also consist of installment contracts ("Installment Contracts"). Under an Installment Contract the seller (hereinafter referred to in this section as the "lender") retains legal title to the property and enters into an agreement with the purchaser (hereinafter referred to in this section as the "borrower" for the payment of the purchase price, plus interest, over the term of such contract. Only after full performance by the borrower of the contract is the lender obligated to convey title to the real estate to


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the purchaser. As with mortgage or deed of trust financing, during the effective period of the Installment Contract, the borrower is generally responsible for maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

      The method of enforcing the rights of the lender under an Installment Contract varies on a state-by-state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to the terms. The terms of Installment Contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated, and the buyer's equitable interest in the property is forfeited. The lender in such a situation does not have to foreclosure in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the Installment Contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an Installment Contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under Installment Contracts from the harsh consequences of forfeiture. Under such statute, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the contract may be reinstated upon full payment of the default amount and the borrower may have a post-foreclosure statutory redemption right. In other states, courts in equity may permit a borrower with significant investment in the property under an Installment Contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause. Nevertheless, generally speaking, the lender's procedures for obtaining possession and clear title under an Installment Contract for the sale of real estate in a given state are simpler and less time-consuming and costly than are the procedures for foreclosing and obtaining clear title to a mortgaged property.

Environmental Risks

      Real property pledged for a Loan as security to a lender may be subject to unforeseen environmental risks. Of particular concern may be those mortgaged properties which have been the site of manufacturing, industrial or disposal activity. Such environmental risks may give rise to (a) a diminution in value of property securing any Loan or the inability to foreclose against such property or (b) in certain circumstances as more fully described below, liability for clean-up costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related Loan.

      Under the laws of certain states, failure to perform the remediation required or demanded by the state of any condition or circumstance that (i) may pose an imminent or substantial endangerment to the public health or welfare or the environment, (ii) may result in a release or threatened release of any hazardous material, or (iii) may give rise to any environmental claim or demand (each such condition or circumstance, or an "Environmental Condition") may give rise to a lien on the property to ensure the reimbursement of remedial costs incurred by the state. In several states such lien has priority over the lien of an existing mortgage against such property. The value of a Mortgaged Property as collateral for a Loan could therefore be adversely affected by the existence of any such Environmental Condition.

      The state of the law is currently unclear as to whether and under what circumstances clean-up costs, or the obligation to take remedial actions, could be imposed on a secured lender such as the Trust Fund. Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), a lender may be liable as an "owner or operator" for costs of addressing releases or threatened releases of hazardous substances on a mortgaged property if such lender or its agents or employees have participated in the management of the operations of the borrower, even though CERCLA's definition of "owner or operator," however, is a person "who without participating in the management of the facility, holds indicia of ownership primarily


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to protect his security interest" (the "secured-creditor exemption"). This exemption for holders of a security interest such as a secured lender applies only when the lender seeks to protect its security interest in the contaminated facility or property. Thus, if a lender's activities begin to encroach on the actual management of such facility or property, the lender faces potential liability as an "owner or operator" under CERCLA. Similarly, when a lender forecloses and takes title to a contaminated facility or property (whether it holds the facility or property as an investment or leases it to a third party), the lender may incur potential CERCLA liability.

      A decision in May 1990 of the United States Court of Appeals for the Eleventh Circuit in United States v. Fleet Factors Corp. very narrowly contained CERCLA's secured-creditor exemption. The court held that a lender need not have involved itself in the day-to-day operations of the facility or participated in decisions relating to hazardous waste to be liable under CERCLA; rather, liability could attach to a lender if its involvement with the management of the facility is broad enough to support the inference that the lender had the capacity to influence the borrower's treatment of hazardous waste. The court added that a lender's capacity to influence such decisions could be inferred from the extent of its involvement in the facility's financial management. A subsequent decision by the United States Court of Appeals for the Ninth Circuit in In re Bergsoe Metal Corp., disagreeing with the Fleet Factors court, held that a secured lender had no liability absent "some actual management of the facility" on the part of the lender. On April 29, 1992, the United States Environmental Protection Agency (the "EPA") issued a final rule interpreting and delineating CERCLA's secured-creditor exemption. The final rule defines a specific the range of permissible actions that may be undertaken by a holder of a contaminated facility without exceeding the bounds of the secured-creditor exemption. Issuance of this rule by the EPA under CERCLA would not necessarily affect the potential for liability in actions by either a state or a private party under CERCLA or in actions under other federal or state laws which may impose liability on "owners or operators" but do not incorporate the second-creditor exemption.

      If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment proof. Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the documents in the Loan document file. Similarly, in some states anti-deficiency legislation and other statues requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see "Anti-Deficiency Legislation and Other Limitations on Lenders" below) may curtail the lender's ability to recover from its borrower the environmental clean-up and other related costs and liabilities by the lender.

Soldiers' and Sailors' Civil Relief Act

      Generally, under the terms of the Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Civil Relief Act"), a borrower who enters military service after the origination of such borrower's Loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the Loan and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such borrower's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Loans in a Trust Fund. Any shortfall in interest collections resulting from the application of the Civil Relief Act could result in losses to the holders of the Securities of the related series. In addition, the Civil Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Loan during the borrower's period of active duty status. Thus, in the event that such a Loan goes into default, there may be delays and losses occasioned by the inability to realize upon the Mortgaged Property or Manufactured Home in a timely fashion.


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

Type of Mortgaged Property

      The lender may be subject to additional risk depending upon the type and use of the Mortgaged Property in question. For instance, Mortgaged Properties which are hospitals, nursing homes or convalescent homes may present special risks to lenders in large part due to significant governmental regulation of the operation, maintenance, control and financing of health care institutions. Mortgages on Mortgaged Properties which are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association. Mortgaged Properties which are hotels or motels may present additional risk to the lender in that: (i) hotels and motels are typically operated pursuant to franchise, management and operating agreements which may be terminable by the operator; and (ii) the transferability of the hotel's operating, liquor and other licenses to the entity acquiring the hotel either through purchase or foreclosure is subject to the vagaries of local law requirements. In addition, Mortgaged Properties which are multifamily residential properties may be subject to rent control laws, which could impact the future cash flows of such properties. Finally, Mortgaged Properties which are financed in the installment sales contract method may leave the holder of the note exposed to tort and other claims as the true owner of the property which could impact the availability of cash to pass through to investors.

Certain Matters Relating to Insolvency

      The Originator, the Issuer and the Sponsor intend that the transfer of such Loans to the Issuer constitute a sale rather for a pledge of the Loans to secure indebtedness of the Originator. However, if the Originator were to become a debtor under the federal bankruptcy code or be placed in a conservatorship or receivership under the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 ("FIRREA"), as the case may be, it is possible that a creditor, receiver, conservator or trustee-in-bankruptcy of the Originator may argue that the sale of the Loans by the Originator is a pledge of the Loans rather than a sale. This position, if argued or accepted by a court, could result in a delay in or reduction of distributions to the related Securityholders.

      Under FIRREA the FDIC as receiver or conservator of a Servicer subject to its jurisdiction may enforce a contract notwithstanding any provision of the contract providing for termination thereof by reason of the insolvency of, or appointment of a receiver or conservator for, the Servicer. Consequently, provisions in a Servicing Agreement providing for an Event of Default upon certain events of insolvency, receivership or conservatorship of the Servicer may not be enforceable against the FDIC as receiver or conservator to the extent that the exercise of such rights is based solely upon the insolvency of or appointment of a receiver or conservator for the Servicer. In addition, the FDIC may transfer the assets and liabilities of an institution in receivership or conservatorship to another institution.

Bankruptcy Laws

      Numerous statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to obtain payment of the loan, to realize upon collateral and/or enforce a deficiency judgment. For example, under federal bankruptcy law, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy proceeding. The delay and the consequences thereof caused by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out such junior lien. In a case under the Bankruptcy Code, the lender is precluded from foreclosing without authorization from the bankruptcy court. In addition, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on the debtor's residence by paying arrearage within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided, no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with


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

federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.

      Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified. These courts have suggested that such modifications may include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, and reducing the lender's security interest to the value of the residence, thus leaving the lender in the position of a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan.

      Federal bankruptcy law may also interfere with or affect the ability of the secured mortgage lender to enforce an assignment by a mortgagor of rent and leases related to the Mortgaged Property if the related mortgagor is in a bankruptcy proceeding. Under Section 362 of the Bankruptcy Code, the mortgagee will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time-consuming and may result in significant delays in the receipt of the rents. Rents may also escape an assignment thereof (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, or (iii) to the extent other collateral may be substituted for the rents.

      To the extent a mortgagor's ability to make payment on a mortgage loan is dependent on payments under a lease of the related property, such ability may be impaired by the commencement of a bankruptcy proceeding relating to a lessee under such lease. Under the federal bankruptcy laws, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee's petition.

      In addition, federal bankruptcy law generally provides that a trustee or debtor in possession in a bankruptcy or reorganization case under the Bankruptcy Code may, subject to approval of the court (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the lease is assumed, the trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with "adequate assurance" of future performance. Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate. Furthermore, there is likely to be a period of time between the date upon which a lessee files a bankruptcy petition and the date upon which the lease is assumed or rejected. Although the lessee is obligated to make all lease payments currently with respect to the post-petition period, there is a risk that such payments will not be made due to the lessee's poor financial condition. If the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the mortgagor must release the mortgage property before the flow of lease payments will recommence. In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor's damages for lease rejection are limited by a formula.

      In a bankruptcy or similar proceeding, action may be taken seeking the recovery as a preferential transfer to the Trust Fund of any payments made by the mortgagor under the related Mortgage Loan. Moreover, some recent court decisions suggest that even a non-collusive, regularly conducted foreclosure sale may be challenged in a bankruptcy proceeding as a "fraudulent conveyance," regardless of the parties' intent, if a bankruptcy court determines that the mortgaged property has been sold for less than fair consideration while the mortgagor was insolvent and within one (1) year (or within any longer state statutes of limitations if the trustee in bankruptcy elects to proceed under state fraudulent conveyance law) of the filing of bankruptcy.


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

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

      The following is a discussion of the material federal income tax consequences to investors of the purchase, ownership and disposition of the Securities offered hereby. The discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. The discussion below does not purport to deal with all federal tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors are urged to consult their own tax advisors in determining the particular federal, state and local consequences to them of the purchase, ownership and disposition of the Securities.

      The following discussion addresses securities of five general types: (i) securities ("Grantor Trust Securities") representing interests in a trust (a "Grantor Trust") which the Issuer will covenant not to elect to have treated as a real estate mortgage investment conduit ("REMIC") or a financial asset securitization investment trust ("FASIT"); (ii) securities ("REMIC Securities") representing interests in a trust, or a portion thereof, which the Issuer will covenant to elect to have treated as a REMIC under Sections 860A through 860G of the Internal Revenue Code of 1986, as amended (the "Code"); (iii) securities ("Debt Securities") that are intended to be treated for federal income tax purposes as indebtedness secured by the underlying loans; (iv) securities ("Partnership Interests") representing interests in a trust (a "Partnership") that is intended to be treated as a partnership under the Code; and (v) securities ("FASIT Securities") representing interests in a trust, or portion thereof, which the Issuer will covenant to elect to have treated as a FASIT under Sections 860H through 860L of the Code. The prospectus supplement for each series of Securities will indicate whether a REMIC or FASIT election (or elections) will be made for the related trust and, if a REMIC or FASIT election is to be made, will identify all "regular interests" and "residual interests" in the REMIC or all "regular interests," "high-yield interests" and the "ownership interest" in the FASIT.

      The Taxpayer Relief Act of 1997 adds provisions to the Code that require the recognition of gain upon the "constructive sale of an appreciated financial position." A constructive sale of an appreciated financial position occurs if a taxpayer enters into certain transactions or series of such transactions with respect to a financial instrument that have the effect of substantially eliminating the taxpayer's risk of loss and opportunity for gain with respect to the financial instrument. These provisions apply only to classes of Securities that do not have a principal balance.

Grantor Trust Securities

      With respect to each series of Grantor Trust Securities, Dewey Ballantine LLP, special tax counsel to the Sponsor, will deliver its opinion to the Sponsor that the related Grantor Trust will be classified as a grantor trust and not as an association taxable as a corporation. Such opinion shall be attached on Form 8-K to be filed with the Securities and Exchange Commission within fifteen (15) days after the initial issuance of such Securities or filed with the Commission as a post-effective amendment to the prospectus. Accordingly, each beneficial owner of a Grantor Trust Security will generally be treated as the owner of an interest in the Loans included in the Grantor Trust.

      For purposes of the following discussion, a Grantor Trust Security representing an undivided equitable ownership interest in the principal of the Loans constituting the related Grantor Trust, together with interest thereon at a pass-through rate, will be referred to as a "Grantor Trust Fractional Interest Security." A Grantor Trust Security representing ownership of all or a portion of the difference between interest paid on the Loans constituting the related Grantor Trust and interest paid to the beneficial owners of Grantor Trust Fractional Interest Securities issued with respect to such Grantor Trust will be referred to as a "Grantor Trust Strip Security."


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

Special Tax Attributes

      Unless otherwise disclosed in a related prospectus supplement, Dewey Ballantine LLP, special tax counsel to the Sponsor, will deliver its opinion to the Sponsor that (a) Grantor Trust Fractional Interest Securities will represent interests in (i) "loans . . . secured by an interest in real property" within the meaning of section 7701(a)(19)(C)(v) of the Code; and (ii) "obligations (including any participation or certificate of beneficial ownership therein) which . . . are principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code; and (b) interest on Grantor Trust Fractional Interest Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code. In addition, the Grantor Trust Strip Securities will be "obligations (including any participation or certificate of beneficial ownership therein) . . . principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code. We will file such opinion with the Securities and Exchange Commission on Form 8-K within fifteen (15) days after the initial issuance of such Securities or as a post-effective amendment to the prospectus.

Taxation of Beneficial Owners of Grantor Trust Securities

      Beneficial owners of Grantor Trust Fractional Interest Securities generally will be required to report on their federal income tax returns their respective shares of the income from the Loans (including amounts used to pay reasonable servicing fees and other expenses but excluding amounts payable to beneficial owners of any corresponding Grantor Trust Strip Securities) and, subject to the limitations described below, will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. If a beneficial owner acquires a Grantor Trust Fractional Interest Security for an amount that differs from its outstanding principal amount, the amount includible in income on a Grantor Trust Fractional Interest Security may differ from the amount of interest distributable thereon. See "Discount and Premium," below. Individuals holding a Grantor Trust Fractional Interest Security directly or through certain pass-through entities will be allowed a deduction for such reasonable servicing fees and expenses only to the extent that the aggregate of such beneficial owner's miscellaneous itemized deductions exceeds 2% of such beneficial owner's adjusted gross income. Further, beneficial owners (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining alternative minimum taxable income.

      Beneficial owners of Grantor Trust Strip Securities generally will be required to treat such Securities as "stripped coupons" under Section 1286 of the Code. Accordingly, such a beneficial owner will be required to treat the excess of the total amount of payments on such a Security over the amount paid for such Security as original issue discount and to include such discount in income as it accrues over the life of such Security. See "Discount and Premium," below.

      Grantor Trust Fractional Interest Securities may also be subject to the coupon stripping rules if a class of Grantor Trust Strip Securities is issued as part of the same series of Securities. The consequences of the application of the coupon stripping rules would appear to be that any discount arising upon the purchase of such a Security (and perhaps all stated interest thereon) would be classified as original issue discount and includible in the beneficial owner's income as it accrues (regardless of the beneficial owner's method of accounting), as described below under "Discount and Premium." The coupon stripping rules will not apply, however, if (i) the pass-through rate is no more than 100 basis points lower than the gross rate of interest payable on the underlying Loans and (ii) the difference between the outstanding principal balance on the Security and the amount paid for such Security is less than 0.25% of such principal balance times the weighted average remaining maturity of the Security.

Sales of Grantor Trust Securities

      Any gain or loss recognized on the sale of a Grantor Trust Security (equal to the difference between the amount realized on the sale and the adjusted basis of such Grantor Trust Security) will be


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

capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and in the case of banks and other financial institutions except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Security will generally equal its cost, increased by any income reported by the Originator (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions of principal.

Grantor Trust Reporting

      The Trustee will furnish to each beneficial owner of a Grantor Trust Fractional Interest Security with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Loans and to interest thereon at the related interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the Servicer, the Trustee will furnish to each beneficial owner during such year such customary factual information as the Servicer deems necessary or desirable to enable beneficial owners of Grantor Trust Securities to prepare their tax returns and will furnish comparable information to the Internal Revenue Service (the "IRS") as and when required to do so by law.

REMIC Securities

      If provided in a related prospectus supplement, an election will be made to treat an Issuer as a REMIC under the Code. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of Securities for which such an election is made, Dewey Ballantine LLP, special tax counsel to the Sponsor, will deliver its opinion to the Sponsor that, assuming compliance with the Pooling and Servicing Agreement, the Issuer will be treated as a REMIC for federal income tax purposes. We will file such opinion with the Commission on Form 8-K within fifteen (15) days after the initial issuance of such Securities or as a post-effective amendment to the prospectus. An Issuer for which a REMIC election is made will be referred to herein as a "REMIC Trust." The Securities of each class will be designated as "regular interests" in the REMIC Trust except that a separate class will be designated as the "residual interest" in the REMIC Trust. The prospectus supplement for each series of Securities will state whether Securities of each class will constitute a regular interest (a "REMIC Regular Security") or a residual interest (a "REMIC Residual Security").

      A REMIC Trust will not be subject to federal income tax except with respect to income from prohibited transactions and in certain other instances described below. See "-Taxes on a REMIC Trust." Generally, the total income from the Loans in a REMIC Trust will be taxable to the beneficial owners of the Securities of that series, as described below.

      Regulations issued by the Treasury Department on December 23, 1992 (the "REMIC Regulations") provide some guidance regarding the federal income tax consequences associated with the purchase, ownership and disposition of REMIC Securities. While certain material provisions of the REMIC Regulations are discussed below, investors should consult their own tax advisors regarding the possible application of the REMIC Regulations in their specific circumstances.

Special Tax Attributes

      REMIC Regular Securities and REMIC Residual Securities will be "regular or residual interests in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi) of the Code and "real estate assets" within the meaning of Section 856(c)(5)(A) of the Code. If at any time during a calendar year less than 95% of the assets of a REMIC Trust consist of "qualified mortgages" (within the meaning of Section 860G(a)(3) of the Code) then the portion of the REMIC Regular Securities and REMIC Residual Securities that are qualifying assets under those Sections during such calendar year may be limited to the portion of the assets of such REMIC Trust that are qualified mortgages. Similarly, income on the REMIC Regular Securities and REMIC Residual Securities will be treated as "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, subject to the same


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

limitation as set forth in the preceding sentence. For purposes of applying this limitation, a REMIC Trust should be treated as owning the assets represented by the qualified mortgages. The assets of the Trust Fund will include, in addition to the Loans, payments on the Loans held pending distribution on the REMIC Regular Securities and REMIC Residual Securities and any reinvestment income thereon. REMIC Regular Securities and REMIC Residual Securities held by a financial institution to which Section 585, 586 or 593 of the Code applies will be treated as evidences of indebtedness for purposes of Section 582(c)(1) of the Code. REMIC Regular Securities will also be qualified mortgages with respect to other REMICs and FASITs.

Taxation of Beneficial Owners of REMIC Regular Securities

      Except as indicated below in this federal income tax discussion, the REMIC Regular Securities will be treated for federal income tax purposes as debt instruments issued by the REMIC Trust on the date such Securities are first sold to the public (the "Settlement Date") and not as ownership interests in the REMIC Trust or its assets. Beneficial owners of REMIC Regular Securities that otherwise report income under a cash method of accounting will be required to report income with respect to such Securities under an accrual method. For additional tax consequences relating to REMIC Regular Securities purchased at a discount or with premium, see "Discount and Premium," below.

Taxation of Beneficial Owners of REMIC Residual Securities

      Daily Portions. Except as indicated below, a beneficial owner of a REMIC Residual Security for a REMIC Trust generally will be required to report its daily portion of the taxable income or net loss of the REMIC Trust for each day during a calendar quarter that the beneficial owner owned such REMIC Residual Security. For this purpose, the daily portion shall be determined by allocating to each day in the calendar quarter its ratable portion of the taxable income or net loss of the REMIC Trust for such quarter and by allocating the amount so allocated among the beneficial owners of REMIC Residual Securities (on such day) in accordance with their percentage interests on such day. Any amount included in the gross income or allowed as a loss of any beneficial owner of such REMIC Residual Security by virtue of this paragraph will be treated as ordinary income or loss.

      The requirement that each beneficial owner of a REMIC Residual Security report its daily portion of the taxable income or net loss of the REMIC Trust will continue until there are no Securities of any class outstanding, even though the beneficial owner of the REMIC Residual Security may have received full payment of the stated interest and principal on its REMIC Residual Security.

      The Trustee will provide to beneficial owners of REMIC Residual Securities of each series of Securities (i) such information as is necessary to enable them to prepare their federal income tax returns and (ii) any reports regarding the Securities of such series that may be required under the Code.

      Taxable Income or Net Loss of a REMIC Trust. The taxable income or net loss of a REMIC Trust will be the income from the qualified mortgages it holds and any reinvestment earnings less deductions allowed to the REMIC Trust. Such taxable income or net loss for a given calendar quarter will be determined in the same manner as for an individual having the calendar year as the taxable year and using the accrual method of accounting, with certain modifications. The first modification is that a deduction will be allowed for accruals of interest (including any original issue discount, but without regard to the investment interest limitation in Section 163(d) of the Code) on the REMIC Regular Securities (but not the REMIC Residual Securities), even though REMIC Regular Securities are for non-tax purposes evidences of beneficial ownership rather than indebtedness of a REMIC Trust. Second, market discount or premium equal to the difference between the total stated principal balances of the qualified mortgages and the basis to the REMIC Trust therein generally will be included in income (in the case of discount) or deductible (in the case of premium) by the REMIC Trust as it accrues under a constant yield method, taking into account the "Prepayment Assumption" (as defined in the Related prospectus supplement, see "Discount and Premium--Original Issue Discount," below). The basis to a REMIC Trust in the qualified mortgages is the aggregate of the issue prices of all the REMIC Regular Securities and REMIC Residual Securities in the REMIC Trust on the Settlement Date. If, however, a substantial amount of a class of REMIC Regular Securities or REMIC Residual Securities has not been sold to the public, then the fair market value of all the REMIC Regular Securities or REMIC Residual Securities in that class as of the date of the prospectus supplement should be substituted for the issue price.

      The third modification is that no item of income, gain, loss or deduction allocable to a prohibited transaction (see "--Taxes on a REMIC Trust--Prohibited Transactions" below) will be taken into account. Fourth, a REMIC Trust generally may not deduct any item that would not be allowed in calculating the taxable income of a partnership by virtue of Section 703(a)(2) of the Code. Finally, the limitation on miscellaneous itemized deductions imposed on individuals by
Section 67 of the Code will not be applied at the REMIC Trust level to any servicing and guaranty fees. See, however, "--Pass-Through of Servicing and Guaranty Fees to Individuals" below. In addition, under the REMIC Regulations, any expenses that are incurred in connection with the formation of a REMIC Trust and the issuance of the REMIC Regular Securities and REMIC Residual Securities are not treated as expenses of the REMIC Trust for which a deduction is allowed. If the deductions allowed to a REMIC Trust exceed its gross income for a calendar quarter, such excess will be a net loss for the REMIC Trust for that calendar quarter. The REMIC Regulations also provide that any gain or loss to a REMIC Trust from the disposition of any asset, including a qualified mortgage or "permitted investment" (as defined in Section 860G(a)(5) of the Code) will be treated as ordinary gain or loss.

      A beneficial owner of a REMIC Residual Security may be required to recognize taxable income without being entitled to receive a corresponding amount of cash. This could occur, for example, if the qualified mortgages are considered to be purchased by the REMIC Trust at a discount, some or all of the REMIC Regular Securities are issued at a discount, and the discount included as a result of a prepayment on a Loan that is used to pay principal on the REMIC Regular Securities exceeds the REMIC Trust's deduction for unaccrued original issue discount relating to such REMIC Regular Securities. Taxable income may also be greater in earlier years because interest expense deductions, expressed as a percentage of the outstanding principal amount of the REMIC Regular Securities, may increase over time as the earlier classes of REMIC Regular Securities are paid, whereas interest income with respect to any given Loan expressed as a percentage of the outstanding principal amount of that Loan, will remain constant over time.

      Basis Rules and Distributions. A beneficial owner of a REMIC Residual Security has an initial basis in its Security equal to the amount paid for such REMIC Residual Security. Such basis is increased by amounts included in the income of the beneficial owner and decreased by distributions and by any net loss taken into account with respect to such REMIC Residual Security. A distribution on a REMIC Residual Security to a beneficial owner is not included in gross income to the extent it does not exceed such beneficial owner's basis in the REMIC Residual Security (adjusted as described above) and, to the extent it exceeds the adjusted basis of the REMIC Residual Security, shall be treated as gain from the sale of the REMIC Residual Security.

      A beneficial owner of a REMIC Residual Security is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such beneficial owner's adjusted basis in its REMIC Residual Security as of the close of such calendar quarter (determined without regard to such net loss). Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used only to offset income from the REMIC Residual Security.

      Excess Inclusions. Any excess inclusions with respect to a REMIC Residual Security are subject to certain special tax rules. With respect to a beneficial owner of a REMIC Residual Security, the excess inclusion for any calendar quarter is defined as the excess (if any) of the daily portions of taxable income over the sum of the "daily accruals" for each day during such quarter that such REMIC Residual Security was held by such beneficial owner. The daily accruals are determined by allocating to each day during a calendar quarter its ratable portion of the product of the "adjusted issue price" of the REMIC Residual Security at the beginning of the calendar quarter and 120% of the "federal long-term rate" in effect on the Settlement Date, based on quarterly compounding, and properly adjusted for the length of such quarter. For this purpose, the adjusted issue price of a REMIC Residual Security as of the beginning of any calendar quarter is equal to the issue price of the REMIC Residual Security, increased by the amount of daily accruals for all prior quarters and decreased by any distributions made with respect to such REMIC Residual Security before the beginning of such quarter. The issue price of a REMIC Residual Security is the initial offering price to the public (excluding bond houses and brokers) at which a substantial number of the REMIC Residual Securities was sold. The federal long-term rate is a blend of current yields on Treasury securities having a maturity of more than nine (9) years, computed and published monthly by the IRS.

      In general, beneficial owners of REMIC Residual Securities with excess inclusion income cannot offset such income by losses from other activities. For beneficial owners that are subject to tax only on unrelated business taxable income (as defined in Section 511 of the Code), an excess inclusion of such beneficial owner is treated as unrelated business taxable income. With respect to variable contracts (within the meaning of Section 817 of the Code), a life insurance company cannot adjust its reserve to the extent of any excess inclusion, except as provided in regulations. The REMIC Regulations indicate that if a beneficial owner of a REMIC Residual Security is a member of an affiliated group filing a consolidated income tax return, the taxable income of the affiliated group cannot be less than the sum of the excess inclusions attributable to all residual interests in REMICs held by members of the affiliated group. For a discussion of the effect of excess inclusions on certain foreign investors that own REMIC Residual Securities, see "--Foreign Investors" below.

      The Treasury Department also has the authority to issue regulations that would treat all taxable income of a REMIC Trust as excess inclusions if the REMIC Residual Security does not have "significant value." Although the Treasury Department did not exercise this authority in the REMIC Regulations, future regulations may contain such a rule. If such a rule were adopted, it is unclear how significant value would be determined for these purposes. If no such rule is applicable, excess inclusions should be calculated as discussed above.

      In the case of any REMIC Residual Securities that are held by a real estate investment trust, the aggregate excess inclusions with respect to such REMIC Residual Securities reduced (but not below zero) by the real estate investment trust taxable income (within the meaning of Section 857(b)(2) of the Code, excluding any net capital gain) will be allocated among the shareholders of such trust in proportion to the dividends received by such shareholders from such trust, and any amount so allocated will be treated as an excess inclusion with respect to a REMIC Residual Security as if held directly by such shareholder. Similar rules will apply in the case of regulated investment companies, common trust funds and certain cooperatives that hold a REMIC Residual Security.

      Pass-Through of Servicing and Guaranty Fees to Individuals. A beneficial owner of a REMIC Residual Security who is an individual will be required to include in income a share of any servicing and guaranty fees. A deduction for such fees will be allowed to such beneficial owner only to the extent that such fees, along with certain of such beneficial owner's other miscellaneous itemized deductions exceed 2% of such beneficial owner's adjusted gross income. In addition, a beneficial owner of a REMIC Residual Security may not be able to deduct any portion of such fees in computing such beneficial owner's alternative minimum tax liability. A beneficial owner's share of such fees will generally be determined by (i) allocating the amount of such expenses for each calendar quarter on a pro rata basis to each day in the calendar quarter, and (ii) allocating the daily amount among the beneficial owners in proportion to their respective holdings on such day.


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Taxes on a REMIC Trust

      Prohibited Transactions. The Code imposes a tax on a REMIC equal to 100% of the net income derived from "prohibited transactions." In general, a prohibited transaction means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of investment income from a source other than a Loan or certain other permitted investments, the receipt of compensation for services, or the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the regular and residual interests.

      Contributions to a REMIC after the Startup Day. The Code imposes a tax on a REMIC equal to 100% of the value of any property contributed to the REMIC after the "startup day" (generally the same as the Settlement Date). Exceptions are provided for cash contributions to a REMIC (i) during the three (3) month period beginning on the startup day, (ii) made to a qualified reserve fund by a beneficial owner of a residual interest, (iii) in the nature of a guarantee,
(iv) made to facilitate a qualified liquidation or clean-up call, and (v) as otherwise permitted by Treasury regulations.

      Net Income from Foreclosure Property. The Code imposes a tax on a REMIC equal to the highest corporate rate on "net income from foreclosure property." The terms "foreclosure property" (which includes property acquired by deed in lieu of foreclosure) and "net income from foreclosure property" are defined by reference to the rules applicable to real estate investment trusts. Generally, foreclosure property would be treated as such for a period of three (3) years, with a possible extension. Net income from foreclosure property generally means gain from the sale of foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

Sales of REMIC Securities

      General. Except as provided below, if a Regular or REMIC Residual Security is sold, the seller will recognize gain or loss equal to the difference between the amount realized in the sale and its adjusted basis in the Security. The adjusted basis of a REMIC Regular Security generally will equal the cost of such Security to the seller, increased by any original issue discount or market discount included in the seller's gross income with respect to such Security and reduced by distributions on such Security previously received by the seller of amounts included in the stated redemption price at maturity and by any premium that has reduced the seller's interest income with respect to such Security. See "Discount and Premium." The adjusted basis of a REMIC Residual Security is determined as described above under "--Taxation of Beneficial Owners of REMIC Residual Securities--Basis Rules and Distributions." Except as provided in the following paragraph or under Section 582(c) of the Code, any such gain or loss will be capital gain or loss, provided such Security is held as a "capital asset" (generally, property held for investment) within the meaning of Section 1221 of the Code.

      Gain from the sale of a REMIC Regular Security that might otherwise be capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess, if any, of (i) the amount that would have been includible in the income of the beneficial owner of a REMIC Regular Security had income accrued at a rate equal to 110% of the "applicable federal rate" (generally, an average of current yields on Treasury securities) as of the date of purchase over (ii) the amount actually includible in such beneficial owner's income. In addition, gain recognized on such a sale by a beneficial owner of a REMIC Regular Security who purchased such a Security at a market discount would also be taxable as ordinary income in an amount not exceeding the portion of such discount that accrued during the period such Security was held by such beneficial owner, reduced by any market discount includible in income under the rules described below under "Discount and Premium."

      If a beneficial owner of a REMIC Residual Security sells its REMIC Residual Security at a loss, the loss will not be recognized if, within six (6) months before or after the sale of the REMIC Residual Security, such beneficial owner purchases another residual interest in any REMIC or any interest in a


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taxable mortgage pool (as defined in Section 7701(i) of the Code) comparable to a residual interest in a REMIC. Such disallowed loss would be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale. While this rule may be modified by Treasury regulations, no such regulations have yet been published.

      Transfers of REMIC Residual Securities. Section 860E(e) of the Code imposes a substantial tax, payable by the transferor (or, if a transfer is through a broker, nominee, or other middleman as the transferee's agent, payable by that agent) upon any transfer of a REMIC Residual Security to a disqualified organization and upon a pass-through entity (including regulated investment companies, real estate investment trusts, common trust funds, partnerships, trusts, estates, certain cooperatives, and nominees) that owns a REMIC Residual Security if such pass-through entity has a disqualified organization as a record-holder. For purposes of the preceding sentence, a transfer includes any transfer of record or beneficial ownership, whether pursuant to a purchase, a default under a secured lending agreement or otherwise.

      The term "disqualified organization" includes the United States, any state or political subdivision thereof, any foreign government, any international organization, or any agency or instrumentality of the foregoing (other than certain taxable instrumentalities), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas, or any organization (other than a farmers' cooperative) that is exempt from federal income tax, unless such organization is subject to the tax on unrelated business income. Moreover, an entity will not qualify as a REMIC unless there are reasonable arrangements designed to ensure that (i) residual interests in such entity are not held by disqualified organizations and (ii) information necessary for the application of the tax described herein will be made available. Restrictions on the transfer of a REMIC Residual Security and certain other provisions that are intended to meet this requirement are described in the Pooling and Servicing Agreement, and will be discussed more fully in the related prospectus supplement relating to the offering of any REMIC Residual Security. In addition, a pass-through entity (including a nominee) that holds a REMIC Residual Security may be subject to additional taxes if a disqualified organization is a record-holder therein. A transferor of a REMIC Residual Security (or an agent of a transferee of a REMIC Residual Security, as the case may be) will be relieved of such tax liability if (i) the transferee furnishes to the transferor (or the transferee's agent) an affidavit that the transferee is not a disqualified organization, and (ii) the transferor (or the transferee's agent) does not have actual knowledge that the affidavit is false at the time of the transfer. Similarly, no such tax will be imposed on a pass-through entity for a period with respect to an interest therein owned by a disqualified organization if (i) the record-holder of such interest furnishes to the pass-through entity an affidavit that it is not a disqualified organization, and
(ii) during such period, the pass-through entity has no actual knowledge that the affidavit is false.

      The Taxpayer Relief Act of 1997 adds provisions to the Code that will apply to an "electing large partnership." If an electing large partnership holds a Residual Certificate, all interests in the electing large partnership are treated as held by disqualified organizations for purposes of the tax imposed upon a pass-through entity by Section 860E(e) of the Code. An exception to this tax, otherwise available to a pass-through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

      Under the REMIC Regulations, a transfer of a "noneconomic residual interest" to a U.S. Person (as defined below in "Foreign Investors--Grantor Trust Securities and REMIC Regular Securities") will be disregarded for all federal tax purposes unless no significant purpose of the transfer is to impede the assessment or collection of tax. A REMIC Residual Security would be treated as constituting a noneconomic residual interest unless, at the time of the transfer, (i) the present value of the expected future distributions on the REMIC Residual Security is no less than the product of the present value of the "anticipated excess inclusions" with respect to such Security and the highest corporate rate of tax for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the applicable REMIC Trust in an amount sufficient to satisfy the liability for income


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

tax on any "excess inclusions" at or after the time when such liability accrues. Anticipated excess inclusions are the excess inclusions that are anticipated to be allocated to each calendar quarter (or portion thereof) following the transfer of a REMIC Residual Security, determined as of the date such Security is transferred and based on events that have occurred as of that date and on the Prepayment Assumption. See "Discount and Premium" and "--Taxation of Beneficial Owners of REMIC Residual Securities--Excess Inclusions."

      The REMIC Regulations provide that a significant purpose to impede the assessment or collection of tax exists if, at the time of the transfer, a transferor of a REMIC Residual Security has "improper knowledge" (i.e., either knew, or should have known, that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC Trust). A transferor is presumed not to have improper knowledge if (i) the transferor conducts, at the time of a transfer, a reasonable investigation of the financial condition of the transferee and, as a result of the investigation, the transferor finds that the transferee has historically paid its debts as they come due and finds no significant evidence to indicate that the transferee will not continue to pay its debts as they come due in the future; and (ii) the transferee makes certain representations to the transferor in the affidavit relating to disqualified organizations discussed above. Transferors of a REMIC Residual Security should consult with their own tax advisors for further information regarding such transfers.

      Reporting and Other Administrative Matters. For purposes of the administrative provisions of the Code, each REMIC Trust will be treated as a partnership and the beneficial owners of REMIC Residual Securities will be treated as partners. The Trustee will prepare, sign and file federal income tax returns for each REMIC Trust, which returns are subject to audit by the IRS. Moreover, within a reasonable time after the end of each calendar year, the Trustee will furnish to each beneficial owner that received a distribution during such year a statement setting forth the portions of any such distributions that constitute interest distributions, original issue discount, and such other information as is required by Treasury regulations and, with respect to beneficial owners of REMIC Residual Securities in a REMIC Trust, information necessary to compute the daily portions of the taxable income (or net loss) of such REMIC Trust for each day during such year. The Trustee will also act as the tax matters partner for each REMIC Trust, either in its capacity as a beneficial owner of a REMIC Residual Security or in a fiduciary capacity. Each beneficial owner of a REMIC Residual Security, by the acceptance of its REMIC Residual Security, agrees that the Trustee will act as its fiduciary in the performance of any duties required of it in the event that it is the tax matters partner.

      Each beneficial owner of a REMIC Residual Security is required to treat items on its return consistently with the treatment on the return of the REMIC Trust, unless the beneficial owner either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC Trust. The IRS may assert a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC Trust level.

Termination

      In general, no special tax consequences will apply to a beneficial owner of a REMIC Regular Security upon the termination of a REMIC Trust by virtue of the final payment or liquidation of the last Loan remaining in the Trust Fund. If a beneficial owner of a REMIC Residual Security's adjusted basis in its REMIC Residual Security at the time such termination occurs exceeds the amount of cash distributed to such beneficial owner in liquidation of its interest, although the matter is not entirely free from doubt, it would appear that the beneficial owner of the REMIC Residual Security is entitled to a loss equal to the amount of such excess.


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

Debt Securities

      With respect to each series of Debt Securities, Dewey Ballantine LLP, special tax counsel to the Sponsor, will deliver its opinion to the Sponsor that the Securities will be classified as debt secured by the related Loans. Consequently, the Debt Securities will not be treated as ownership interests in the Loans or the Trust. Beneficial owners will be required to report income received with respect to the Debt Securities in accordance with their normal method of accounting. For additional tax consequences relating to Debt Securities purchased at a discount or with premium, see "Discount and Premium," below.

Special Tax Attributes

      As described above, Grantor Trust Securities will possess certain special tax attributes by virtue of their being ownership interests in the underlying Loans. Similarly, REMIC Securities will possess similar attributes by virtue of the REMIC provisions of the Code. In general, Debt Securities will not possess such special tax attributes. Investors to whom such attributes are important should consult their own tax advisors regarding investment in Debt Securities.

Sale or Exchange of Debt Securities

      If a beneficial owner of a Debt Security sells or exchanges such Security, the beneficial owner will recognize gain or loss equal to the difference, if any, between the amount received and the beneficial owner's adjusted basis in the Security. The adjusted basis in the Security generally will equal its initial cost, increased by any original issue discount or market discount previously included in the seller's gross income with respect to the Security and reduced by the payments previously received on the Security, other than payments of qualified stated interest, and by any amortized premium.

      In general (except as described in "Discount and Premium--Market Discount," below), except for certain financial institutions subject to Section 582(c) of the Code, any gain or loss on the sale or exchange of a Debt Security recognized by an investor who holds the Security as a capital asset (within the meaning of Section 1221 of the Code), will be capital gain or loss and will be long-term or short-term depending on whether the Security has been held for more than one (1) year.

Debt Securities Reporting

      The Trustee will furnish to each beneficial owner of a Debt Security with each distribution a statement setting forth the amount of such distribution allocable to principal on the underlying Loans and to interest thereon at the related interest rate. In addition, within a reasonable time after the end of each calendar year, based on information provided by the Servicer, the Trustee will furnish to each beneficial owner during such year such customary factual information as the Servicer deems necessary or desirable to enable beneficial owners of Debt Securities to prepare their tax returns and will furnish comparable information to the IRS as and when required to do so by law.

Partnership Interests

      With respect to each series of Partnership Interests, Dewey Ballantine LLP, special tax counsel to the Sponsor, will deliver its opinion to the Sponsor that the Issuer will be treated as a partnership and not an association taxable as a corporation for federal income tax purposes. We will file such opinion with the Securities and Exchange Commission on Form 8-K within fifteen (15) days after the initial issuance of such Securities or as a post-effective amendment to the prospectus. Accordingly, each beneficial owner of a Partnership Interest will generally be treated as the owner of an interest in the Loans.

Special Tax Attributes

      As described above, REMIC Securities will possess certain special tax attributes by virtue of the REMIC provisions of the Code. In general, Partnership Interests will not possess such special tax attributes. Investors to whom such attributes are important should consult their own tax advisors regarding investment in Partnership Interests.


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Taxation of Beneficial Owners of Partnership Interests

      If the Issuer is treated as a partnership for federal income tax purposes, the Issuer will not be subject to federal income tax. Instead, each beneficial owner of a Partnership Interest will be required to separately take into account its allocable share of income, gains, losses, deductions, credits and other tax items of the Issuer. These partnership allocations are made in accordance with the Code, Treasury regulations and the partnership agreement (here, the trust agreement or other similar agreement).

      The Issuer's assets will be the assets of the partnership. The Issuer's income will consist primarily of interest and finance charges earned on the underlying Loans. The Issuer's deductions will consist primarily of interest accruing with respect to any indebtedness issued by the Issuer, servicing and other fees, and losses or deductions upon collection or disposition of the Issuer's assets.

      In certain instances, the Issuer could have an obligation to make payments of withholding tax on behalf of a beneficial owner of a Partnership Interest. See "Backup Withholding" and "Foreign Investors".

      Substantially all of the taxable income allocated to a beneficial owner of a Partnership Interest that is a pension, profit sharing or employee benefit plan or other tax-exempt entity (including an individual retirement account) will constitute "unrelated business taxable income" generally taxable to such a holder under the Code.

      Under Section 708 of the Code, the Issuer will be deemed to terminate for federal income tax purposes if 50% or more of the capital and profits interests in the Issuer are sold or exchanged within a 12-month period. Under Treasury regulations issued on May 9, 1997 if such a termination occurs, the Issuer is deemed to contribute all of its assets and liabilities to a newly formed partnership in exchange for a partnership interest. Immediately thereafter, the terminated partnership distributes interests in the new partnership to the purchasing partner and remaining partners in proportion to their interests in liquidation of the terminated partnership.

Sale or Exchange of Partnership Interests

      Generally, capital gain or loss will be recognized on a sale or exchange of Partnership Interests in an amount equal to the difference between the amount realized and the seller's tax basis in the Partnership Interests sold. A beneficial owner's tax basis in a Partnership Interest will generally equal the beneficial owner's cost increased by the beneficial owner's share of Issuer income and decreased by any distributions received with respect to such Partnership Interest. In addition, both the tax basis in the Partnership Interest and the amount realized on a sale of a Partnership Interest would take into account the beneficial owner's share of any indebtedness of the Issuer. A beneficial owner acquiring Partnership Interests at different prices may be required to maintain a single aggregate adjusted tax basis in such Partnership Interest, and upon sale or other disposition of some of the Partnership Interests, allocate a portion of such aggregate tax basis to the Partnership Interests sold (rather than maintaining a separate tax basis in each Partnership Interest for purposes of computing gain or loss on a sale of that Partnership Interest).

      Any gain on the sale of a Partnership Interest attributable to the beneficial owner's share of unrecognized accrued market discount on the assets of the Issuer would generally be treated as ordinary income to the holder and would give rise to special tax reporting requirements. If a beneficial owner of a Partnership Interest is required to recognize an aggregate amount of income over the life of the Partnership Interest that exceeds the aggregate cash distributions with respect thereto, such excess will generally give rise to a capital loss upon the retirement of the Partnership Interest. If a beneficial owner sells its Partnership Interest at a profit or loss, the transferee will have a higher or lower basis in the Partnership Interests than the transferor had. The tax basis of the Issuer's assets will not be adjusted to reflect that higher or lower basis unless the Issuer files an election under Section 754 of the Code.


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

Partnership Reporting

      The Trustee is required to (i) keep complete and accurate books of the Issuer, (ii) file a partnership information return (IRS Form 1065) with the IRS for each taxable year of the Issuer and (iii) report each beneficial owner's allocable share of items of Issuer income and expense to beneficial owners and the IRS on Schedule K-1. The Issuer will provide the Schedule K-1 information to nominees that fail to provide the Issuer with the information statement described below and such nominees will be required to forward such information to the beneficial owners of the Partnership Interests. Generally, beneficial owners of a Partnership Interest must file tax returns that are consistent with the information return filed by the Issuer or be subject to penalties unless the beneficial owner of a Partnership Interest notifies the IRS of all such inconsistencies.

      Under Section 6031 of the Code, any person that holds Partnership Interests as a nominee at any time during a calendar year is required to furnish the Issuer with a statement containing certain information on the nominee, the beneficial owners and the Partnership Interests so held. Such information includes (i) the name, address and taxpayer identification number of the nominee and (ii) as to each beneficial owner (x) the name, address and identification number of such person, (y) whether such person is a United States person, a tax-exempt entity or a foreign government, an international organization, or any wholly owned agency or instrumentality of either of the foregoing, and (z) certain information on Partnership Interests that were held, bought or sold on behalf of such person throughout the year. In addition, brokers and financial institutions that hold Partnership Interests through a nominee are required to furnish directly to the Issuer information as to themselves and their ownership of Partnership Interests. A clearing agency registered under Section 17A of the Securities Exchange Act of 1934, as amended, is not required to furnish any such information statement to the Issuer. Nominees, brokers and financial institutions that fail to provide the Issuer with the information described above may be subject to penalties.

      The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer. Generally, the statute of limitations for partnership items does not expire before three (3) years after the date on which the partnership information return is filed. Any adverse determination following an audit of the return of the Issuer by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owner of a Partnership Interests, and, under certain circumstances, a beneficial owner of a Partnership Interest may be precluded from separately litigating a proposed adjustment to the items of the Issuer. An adjustment could also result in an audit of the beneficial owner of a Partnership Interest's returns and adjustments of items note related to the income and losses of the Issuer.

FASIT Securities

      If provided in a related prospectus supplement, an election will be made to treat the Issuer as a FASIT within the meaning of Code Section 860L(a). Qualification as a FASIT requires ongoing compliance with certain conditions. With respect to each series of Securities for which an election is made, Dewey Ballantine LLP, special tax counsel to the Sponsor, will deliver its opinion to the Sponsor that, assuming compliance with the Pooling and Servicing Agreement, the Issuer will be treated as a FASIT for federal income tax purposes. An Issuer for which a FASIT election is made will be referred to herein as a "FASIT Trust." The Securities of each class will be designated as "regular interests" or "high-yield regular interests" in the FASIT Trust except that one separate class will be designated as the "ownership interest" in the FASIT Trust. The prospectus supplement for each series of Securities will state whether Securities of each class will constitute either a regular interest or a high-yield regular interest (a FASIT Regular Security) or an ownership interest (a "FASIT Ownership Security"). We will file such opinion with the Securities and Exchange Commission on Form 8-K within fifteen (15) days after the initial issuance of such Securities or as a post-effective amendment to the prospectus.


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Special Tax Attributes

      FASIT Securities held by a real estate investment trust will constitute "real estate assets" within the meaning of Code Sections 856(c)(5)(A) and 856(c)(6) and interest on the FASIT Regular Securities will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Code Section 856(c)(3)(B) in the same proportion that, for both purposes, the assets of the FASIT Trust and the income thereon would be so treated. FASIT Regular Securities held by a domestic building and loan association will be treated as "regular interest[s] in a FASIT" under Code Section 7701(a)(19)(C)(xi), but only in the proportion that the FASIT Trust holds "loans . . . secured by an interest in real property which is . . . residential real property" within the meaning of Code Section 7701(a)(19)(C)(v). If at all times 95% or more of the assets of the FASIT Trust or the income thereon qualify for the foregoing treatments, the FASIT Regular Securities will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(A), payments of principal and interest on a Loan that are reinvested pending distribution to holders of FASIT Regular Securities should qualify for such treatment. FASIT Regular Securities held by a regulated investment company will not constitute "government securities" within the meaning of Code Section 851(b)(4)(A)(i). FASIT Regular Securities held by certain financial institutions will constitute an "evidence of indebtedness" within the meaning of Code Section 582(c)(1).

Taxation of Beneficial Owners of FASIT Regular Securities

      A FASIT Trust will not be subject to federal income tax except with respect to income from prohibited transactions and in certain other instances as described below. The FASIT Regular Securities generally will be treated for federal income tax purposes as newly-originated debt instruments. In general, interest, original issue discount ("OID") and market discount on a FASIT Regular Security will be treated as ordinary income to the beneficial owner, and principal payments (other than principal payments that do not exceed accrued market discount) on an FASIT Regular Security will be treated as a return of capital to the extent of the beneficial owner's basis allocable thereto. Beneficial owners must use the accrual method of accounting with respect to FASIT Regular Securities, regardless of the method of accounting otherwise used by such beneficial owners. See "Discount and Premium" below.

      In order for the FASIT Trust to qualify as a FASIT, there must be ongoing compliance with the requirements set forth in the Code. The FASIT must fulfill an asset test, which requires that substantially all the assets of the FASIT, as of the close of the third calendar month beginning after the "Startup Day" (which for purposes of this discussion is the date of the initial issuance of the FASIT Securities) and at all times thereafter, must consist of cash or cash equivalents, certain debt instruments (other than debt instruments issued by the owner of the FASIT or a related party) and hedges (and contracts to acquire the same), foreclosure property and regular interests in another FASIT or in a REMIC. Based on identical statutory language applicable to REMICs, it appears that the "substantially all" requirement should be met if at all times the aggregate adjusted basis of the nonqualified assets is less than one percent of the aggregate adjusted basis of all the FASIT's assets. The FASIT provisions of the Code (Sections 860H through 860L) also require the FASIT ownership interest and certain "high-yield regular interests" (described below) to be held only by certain fully taxable domestic corporations.

      Permitted debt instruments must bear interest, if any, at a fixed or qualified variable rate. Permitted hedges include interest rate or foreign currency notional principal contracts, letters of credit, insurance, guarantees of payment default and similar instruments to be provided in regulations, and which are reasonably required to guarantee or hedge against the FASIT's risks associated with being the obligor on interests issued by the FASIT. Foreclosure property is real property acquired by the FASIT in connection with the default or imminent default of a qualified mortgage, provided the Issuer had no knowledge or reason to know as of the date such asset was acquired by the FASIT that such a default had occurred or would occur.


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      In addition to the foregoing requirements, the various interests in a
FASIT also must meet certain requirements. All of the interests in a FASIT must be either of the following: (a) one or more classes of regular interests or (b) a single class of ownership interest. A regular interest is an interest in a FASIT that is issued on or after the Startup Day with fixed terms, is designated as a regular interest, and (i) unconditionally entitles the holder to receive a specified principal amount (or other similar amount), (ii) provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, (iii) has a stated maturity of not longer than 30 years, (iv) has an issue price not greater than 125% of its stated principal amount, and (v) has a yield to maturity not greater than five (5%) percentage points higher than the related applicable Federal rate (as defined in Code Section 1274(d)). A regular interest that is described in the preceding sentence except that if fails to meet one or more of requirements (i), (ii) (iv) or (v) is a "high-yield regular interest." A high-yield regular interest that fails requirement (ii) must consist of a specified, nonvarying portion of the interest payments on the permitted assets, by reference to the REMIC rules. An ownership interest is an interest in a FASIT other than a regular interest that is issued on the Startup Day, is designated an ownership interest and is held by a single, fully-taxable, domestic corporation. An interest in a FASIT may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the ownership interest in the FASIT, and are dependent on the absence of defaults or delinquencies on permitted assets lower than reasonably expected returns on permitted assets, unanticipated expenses incurred by the FASIT or prepayment interest shortfalls.

      If an entity fails to comply with one or more of the ongoing requirements of the Code for status as a FASIT during any taxable year, the Code provides that the entity or applicable potion thereof will not be treated as a FASIT thereafter. In this event, any entity that holds mortgage loans and is the obligor with respect to debt obligations with two or more maturities, such as the Trust Fund, may be treated as a separate association taxable as a corporation, and the FASIT Regular Securities may be treated as equity interests therein. The legislative history to the FASIT Provisions indicates, however, that an entity can continue to be a FASIT if loss of its status was inadvertent, it takes prompt steps to requalify and other requirements that may be provided in Treasury regulations are met. Loss of FASIT status results in retirement of all regular interests and their reissuance. If the resulting instruments would be treated as equity under general tax principles, cancellation of debt income may result.

Taxes on a FASIT Trust

      Income from certain transactions by a FASIT, called prohibited transactions, are taxable to the holder of the ownership interest in a FASIT at a 100% rate. Prohibited transactions generally include (i) the disposition of a permitted asset other than for (a) foreclosure, default, or imminent default,
(b) bankruptcy or insolvency of the FASIT, (c) a qualified (complete) liquidation, (d) substitution for another permitted debt instrument or distribution of the debt instrument to the holder of the ownership interest to reduce overcollateralization, but only if a principal purpose of acquiring the debt instrument which is disposed of was not the recognition of gain (or the reduction of a loss) on the withdrawn asset as a result of an increase in the market value of the asset after its acquisition by the FASIT or (e) the retirement of a class of FASIT regular interests; (ii) the receipt of income from nonpermitted assets; (iii) the receipt of compensation for services; or
(iv) the receipt of any income derived from a loan originated by the FASIT. It is unclear the extent to which tax on such transactions could be collected from the FASIT Trust directly under the applicable statutes rather than from the holder of the FASIT Residual Security.

      DUE TO THE COMPLEXITY OF THESE RULES, THE ABSENCE OF TREASURY REGULATIONS AND THE CURRENT UNCERTAINTY AS TO THE MANNER TO THEIR APPLICATION TO THE TRUST AND TO HOLDERS OF FASIT SECURITIES, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN


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TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND
DISPOSITION OF THE FASIT REGULAR SECURITIES.

Discount and Premium

      A Security purchased for an amount other than its outstanding principal amount will be subject to the rules governing original issue discount, market discount or premium. In addition, all Grantor Trust Strip Securities and certain Grantor Trust Fractional Interest Securities will be treated as having original issue discount by virtue of the coupon stripping rules in Section 1286 of the Code. In very general terms, (i) original issue discount is treated as a form of interest and must be included in a beneficial owner's income as it accrues (regardless of the beneficial owner's regular method of accounting) using a constant yield method; (ii) market discount is treated as ordinary income and must be included in a beneficial owner's income as principal payments are made on the Security (or upon a sale of a Security); and (iii) if a beneficial owner so elects, premium may be amortized over the life of the Security and offset against inclusions of interest income. These tax consequences are discussed in greater detail below.

Original Issue Discount

      In general, a Security will be considered to be issued with original issue discount equal to the excess, if any, of its "stated redemption price at maturity" over its "issue price." The issue price of a Security is the initial offering price to the public (excluding bond houses and brokers) at which a substantial number of the Securities were sold. The issue price also includes any accrued interest attributable to the period between the beginning of the first Accrual Period and the Settlement Date. The stated redemption price at maturity of a Security that has a notional principal amount or receives principal only or that is or may be an Accrual Security is equal to the sum of all distributions to be made under such Security. The stated redemption price at maturity of any other Security is its stated principal amount, plus an amount equal to the excess (if any) of the interest payable on the first Distribution Date over the interest that accrues for the period from the Settlement Date to the first Distribution Date. The Trustee will supply, at the time and in the manner required by the IRS, to beneficial owners, brokers and middlemen information with respect to the original issue discount accruing on the Securities.

      Notwithstanding the general definition, original issue discount will be treated as zero if such discount is less than 0.25% of the stated redemption price at maturity of the Security multiplied by its weighted average life. The weighted average life of a Security is apparently computed for this purpose as the sum, for all distributions included in the stated redemption price at maturity, of the amounts determined by multiplying (i) the number of complete years (rounding down for partial years) from the Settlement Date until the date on which each such distribution is expected to be made under the assumption that the Loans prepay at the rate specified in the related prospectus supplement (the "Prepayment Assumption") by (ii) a fraction, the numerator of which is the amount of such distribution and the denominator of which is the Security's stated redemption price at maturity. Even if original issue discount is treated as zero under this rule, the actual amount of original issue discount must be allocated to the principal distributions on the Security and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

      Section 1272(a)(6) of the Code contains special original issue discount rules directly applicable to REMIC Securities and Debt Securities. The Taxpayer Relief Act of 1997 extends application of Section 1272(a)(6) to the Grantor Trust Securities for tax years beginning after August 5, 1997. Under these rules (described in greater detail below), (i) the amount and rate of accrual of original issue discount on each series of Securities will be based on (x) the Prepayment Assumption, and (y) in the case of a Security calling for a variable rate of interest, an assumption that the value of the index upon which such variable rate is based remains equal to the value of that rate on the Settlement Date, and (ii) adjustments will be made in the amount of discount accruing in each taxable year in which the actual prepayment rate differs from the Prepayment Assumption.


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

      Section 1272(a)(6)(B)(iii) of the Code requires that the prepayment assumption used to calculate original issue discount be determined in the manner prescribed in Treasury regulations. To date, no such regulations have been promulgated. The legislative history of this Code provision indicates that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction. The Sponsor anticipates that the Prepayment Assumption for each series of Securities will be consistent with this standard. The Sponsor makes no representation, however, that the Loans for a given series will prepay at the rate reflected in the Prepayment Assumption for that series or at any other rate. Each investor must make its own decision as to the appropriate prepayment assumption to be used in deciding whether or not to purchase any of the Securities.

      Each beneficial owner must include in gross income the sum of the "daily portions" of original issue discount on its Security for each day during its taxable year on which it held such Security. For this purpose, in the case of an original beneficial owner, the daily portions of original issue discount will be determined as follows. A calculation will first be made of the portion of the original issue discount that accrued during each "accrual period." Original issue discount calculations must be based on accrual periods of no longer than one (1) year either (i) beginning on a distribution date (or, in the case of the first such period, the Settlement Date) and ending on the day before the next distribution date or (ii) beginning on the next day following a distribution date and ending on the next distribution date.

      Under Section 1272(a)(6) of the Code, the portion of original issue discount treated as accruing for any accrual period will equal the excess, if any, of (i) the sum of (A) the present values of all the distributions remaining to be made on the Security, if any, as of the end of the accrual period and (B) the distribution made on such Security during the accrual period of amounts included in the stated redemption price at maturity, over (ii) the adjusted issue price of such Security at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated based on (i) the yield to maturity of the Security, calculated as of the Settlement Date, giving effect to the Prepayment Assumption, (ii) events (including actual prepayments) that have occurred prior to the end of the accrual period, (iii) the Prepayment Assumption, and (iv) in the case of a Security calling for a variable rate of interest, an assumption that the value of the index upon which such variable rate is based remains the same as its value on the Settlement Date over the entire life of such Security. The adjusted issue price of a Security at any time will equal the issue price of such Security, increased by the aggregate amount of previously accrued original issue discount with respect to such Security, and reduced by the amount of any distributions made on such Security as of that time of amounts included in the stated redemption price at maturity. The original issue discount accruing during any accrual period will then be allocated ratably to each day during the period to determine the daily portion of original issue discount.

      In the case of Grantor Trust Strip Securities and certain REMIC Securities, the calculation described in the preceding paragraph may produce a negative amount of original issue discount for one or more accrual periods. No definitive guidance has been issued regarding the treatment of such negative amounts. The legislative history to Section 1272(a)(6) indicates that such negative amounts may be used to offset subsequent positive accruals but may not offset prior accruals and may not be allowed as a deduction item in a taxable year in which negative accruals exceed positive accruals. Beneficial owners of such Securities should consult their own tax advisors concerning the treatment of such negative accruals.

      A subsequent purchaser of a Security that purchases such Security at a cost less than its remaining stated redemption price at maturity also will be required to include in gross income for each day on which it holds such Security, the daily portion of original issue discount with respect to such Security (but reduced, if the cost of such Security to such purchaser exceeds its adjusted issue price, by an amount equal to the product of (i) such daily portion and (ii) a constant fraction, the numerator of which is such excess and the denominator of which is the sum of the daily portions of original issue discount on such Security for all days on or after the day of purchase).


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

Market Discount

      A beneficial owner that purchases a Security at a market discount, that is, at a purchase price less than the remaining stated redemption price at maturity of such Security (or, in the case of a Security with original issue discount, its adjusted issue price), will be required to allocate each principal distribution first to accrued market discount on the Security, and recognize ordinary income to the extent such distribution does not exceed the aggregate amount of accrued market discount on such Security not previously included in income. With respect to Securities that have unaccrued original issue discount, such market discount must be included in income in addition to any original issue discount. A beneficial owner that incurs or continues indebtedness to acquire a Security at a market discount may also be required to defer the deduction of all or a portion of the interest on such indebtedness until the corresponding amount of market discount is included in income. In general terms, market discount on a Security may be treated as accruing either (i) under a constant yield method or (ii) in proportion to remaining accruals of original issue discount, if any, or if none, in proportion to remaining distributions of interest on the Security, in any case taking into account the Prepayment Assumption. The Trustee will make available, as required by the IRS, to beneficial owners of Securities information necessary to compute the accrual of market discount.

      Notwithstanding the above rules, market discount on a Security will be considered to be zero if such discount is less than 0.25% of the remaining stated redemption price at maturity of such Security multiplied by its weighted average remaining life. Weighted average remaining life presumably would be calculated in a manner similar to weighted average life, taking into account payments (including prepayments) prior to the date of acquisition of the Security by the subsequent purchaser. If market discount on a Security is treated as zero under this rule, the actual amount of market discount must be allocated to the remaining principal distributions on the Security and, when each such distribution is received, gain equal to the discount allocated to such distribution will be recognized.

Premium

      A purchaser of a Security that purchases such Security at a cost greater than its remaining stated redemption price at maturity will be considered to have purchased such Security (a "Premium Security") at a premium. Such a purchaser need not include in income any remaining original issue discount and may elect, under Section 171(c)(2) of the Code, to treat such premium as "amortizable bond premium." If a beneficial owner makes such an election, the amount of any interest payment that must be included in such beneficial owner's income for each period ending on a Distribution Date will be reduced by the portion of the premium allocable to such period based on the Premium Security's yield to maturity. Such premium amortization should be made using constant yield principles. If such election is made by the beneficial owner, the election will also apply to all bonds the interest on which is not excludible from gross income ("fully taxable bonds") held by the beneficial owner at the beginning of the first taxable year to which the election applies and to all such fully taxable bonds thereafter acquired by it, and is irrevocable without the consent of the IRS. If such an election is not made, (i) such a beneficial owner must include the full amount of each interest payment in income as it accrues, and
(ii) the premium must be allocated to the principal distributions on the Premium Security and when each such distribution is received a loss equal to the premium allocated to such distribution will be recognized. Any tax benefit from the premium not previously recognized will be taken into account in computing gain or loss upon the sale or disposition of the Premium Security.

      Some Securities may provide for only nominal distributions of principal in comparison to the distributions of interest thereon. It is possible that the IRS or the Treasury Department may issue guidance excluding such Securities from the rules generally applicable to debt instruments issued at a premium. In particular, it is possible that such a Security will be treated as having original issue discount equal to the excess of the total payments to be received thereon over its issue price. In such event, Section 1272(a)(6) of the Code would govern the accrual of such original issue discount, but a beneficial owner would recognize substantially the same income in any given period as would be recognized if an election were made under Section 171(c)(2) of the Code. Unless and until the Treasury Department or the IRS publishes specific guidance relating to the tax treatment of such Securities, the Trustee intends to furnish tax information to beneficial owners of such Securities in accordance with the rules described in the preceding paragraph.

Special Election

      For any Security acquired on or after April 4, 1994, a beneficial owner may elect to include in gross income all "interest" that accrues on the Security by using a constant yield method. For purposes of the election, the term "interest" includes stated interest, acquisition discount, original issue discount, de minimis original issue discount, market discount, de minimis market discount and unstated interest as adjusted by any amortizable bond premium or acquisition premium. A beneficial owner should consult its own tax advisor regarding the time and manner of making and the scope of the election and the implementation of the constant yield method.

Backup Withholding

      Distributions of interest and principal, as well as distributions of proceeds from the sale of Securities, may be subject to the "backup withholding tax" under Section 3406 of the Code at a rate of 31% if recipients of such distributions fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against such recipient's federal income tax. Furthermore, certain penalties may be imposed by the IRS on a recipient of distributions that is required to supply information but that does not do so in the proper manner.

      The Internal Revenue Service recently issued final regulations (the "Withholding Regulations"), which change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding. The Withholding Regulations would provide alternative methods of satisfying the beneficial ownership certification requirement. The Withholding Regulations are effective January 1, 2000, although valid withholding certificates that are held on December 31, 1999 remain valid until the earlier of December 31, 2000 or the due date of expiration of the certificate under the rules as currently in effect.

Foreign Investors

      The Withholding Regulations would require, in the case of Securities held by a foreign partnership, that (x) the certification described above be provided by the partners rather than by the foreign partnership and (y) the partnership provide certain information, including a United States taxpayer identification number. See "--Backup Withholding" above. A look-through rule would apply in the case of tiered partnerships. Non-U.S. Persons should consult their own tax advisors regarding the application to them of the Withholding Regulations.

Grantor Trust Securities and REMIC Regular Securities

      Distributions made on a Grantor Trust Security, Debt Security or a REMIC Regular Security to, or on behalf of, a beneficial owner that is not a U.S. Person generally will be exempt from U.S. federal income and withholding taxes. The term "U.S. Person" means a citizen or resident of the United States, a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate that is subject to U.S. federal income tax regardless of the source of its income, or a trust if a court within the United States can exercise primary supervision over its administration and at least one United States person has the authority to control all substantial decisions of the trust. This exemption is applicable provided (a) the beneficial owner is not subject to U.S. tax as a result of a connection to the United States other than ownership of the Security, (b) the beneficial owner signs a statement under penalties of perjury that certifies that such beneficial owner is not a U.S. Person, and provides the name and address of such beneficial owner, and (c) the last U.S. Person in the chain of payment to the beneficial owner receives such statement from such beneficial owner or a financial institution holding on its behalf and does not have actual knowledge that such statement is false. Beneficial owners should be aware that the IRS might take the position that this exemption does not apply to a beneficial owner that also owns 10% or more of the REMIC Residual Securities of any REMIC trust, or to a beneficial owner that is a "controlled foreign corporation" described in Section 881(c)(3)(C) of the Code.

REMIC Residual Securities

      Amounts distributed to a beneficial owner of a REMIC Residual Security that is a not a U.S. Person generally will be treated as interest for purposes of applying the 30% (or lower treaty rate) withholding tax on income that is not effectively connected with a U.S. trade or business. Temporary Treasury Regulations clarify that amounts not constituting excess inclusions that are distributed on a REMIC Residual Security to a beneficial owner that is not a U.S. Person generally will be exempt from U.S. federal income and withholding tax, subject to the same conditions applicable to distributions on Grantor Trust Securities, Debt Securities and REMIC Regular Securities, as described above, but only to the extent that the obligations directly underlying the REMIC Trust that issued the REMIC Residual Security (e.g., Loans or regular interests in another REMIC or FASIT) were issued after July 18, 1984. In no case will any portion of REMIC income that constitutes an excess inclusion be entitled to any exemption from the withholding tax or a reduced treaty rate for withholding. See "--REMIC Securities--Taxation of Beneficial Owners of REMIC Residual Securities--Excess Inclusions" herein.

Partnership Interests

      Depending upon the particular terms of the related Agreement and Loan Sale Agreement, a Issuer may be considered to be engaged in a trade or business in the United States for purposes of federal withholding taxes with respect to non-U.S. persons. If the Issuer is considered to be engaged in a trade or business in the United States for such purposes and the Issuer is treated as a partnership, the income of the Issuer distributable to a non-U.S. person would be subject to federal withholding tax. Also, in such cases, a non-U.S. beneficial owner of a Partnership Interest that is a corporation may be subject to the branch profits tax. If the Trust is notified that a beneficial owner of a Partnership Interest is a foreign person, the Issuer may withhold as if it were engaged in a trade or business in the United States in order to protect the Issuer from possible adverse consequences of a failure to withhold. A foreign holder generally would be entitled to file with the IRS a claim for refund with respect to withheld taxes, taking the position that no taxes were due because the Issuer was not in a U.S. trade or business.

FASIT Regular Securities

      Certain "high-yield" FASIT Regular Securities may not be sold to or beneficially owned by Non-U.S. Persons. Any such purported transfer will be null and void and, upon the Trustee's discovery of any purported transfer in violation of this requirement, the last preceding owner of such high-yield FASIT Regular Securities will be restored to ownership thereof as completely as possible. Such last preceding owner will, in any event, be taxable on all income with respect to such high-yield FASIT Regular Securities for federal income tax purposes. The related Agreement will provide that, as a condition to transfer of a high-yield FASIT Regular Security, the proposed transferee must furnish an affidavit as to its status as a U.S. Person and otherwise as a permitted transferee.

                            STATE TAX CONSIDERATIONS

      In addition to the federal income tax consequences described in "Certain Federal Income Tax Consequences," potential investors should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Securities. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential investors should consult their own tax advisors with respect to the various state and local tax consequences of an investment in the Securities.

      THE FEDERAL INCOME TAX DISCUSSIONS SET FORTH ABOVE ARE INCLUDED FOR GENERAL INFORMATION ONLY AND MAY NOT BE APPLICABLE DEPENDING UPON AN INVESTOR'S PARTICULAR TAX SITUATION. PROSPECTIVE PURCHASERS SHOULD CONSULT THEIR TAX ADVISERS WITH RESPECT TO THE TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF THE SECURITIES, INCLUDING THE TAX CONSEQUENCES UNDER STATE, LOCAL, FOREIGN AND OTHER TAX LAWS AND THE POSSIBLE EFFECTS OF CHANGES IN FEDERAL OR OTHER TAX LAWS.

                              ERISA CONSIDERATIONS

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and Section 4975 of the Code impose certain requirements on those employee benefit plans to which they apply ("Plans") and on those persons who are fiduciaries with respect to such Plans. The following is a general discussion of such requirements, and certain applicable exceptions to and administrative exemptions from such requirements.

General

      Section 406 of ERISA and Section 4975 of the Code prohibit a pension, profit sharing or other employee benefit plan (a "Plan") and certain individual retirement arrangements from engaging in certain transactions involving "plan assets" with persons that are "parties in interest" under ERISA or "disqualified persons" under the Code with respect to the Plan, unless a statutory or administrative exemption applies to the transaction. ERISA and the Code also prohibit generally certain actions involving conflicts of interest by persons who are fiduciaries of such Plans or arrangements. A violation of these "prohibited transaction" rules may generate excise tax and other liabilities under ERISA and the Code for such persons. In addition, investments by Plans are subject to ERISA's general fiduciary requirements, including the requirement of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in Securities without regard to the ERISA considerations discussed below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

      Certain transactions involving the Issuer might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Plan (including an individual retirement arrangement) that purchased Securities, if the assets of the Issuer were deemed to be assets of the Plan. Under a regulation (the "Plan Assets Regulation") issued by the United States Department of Labor (the "DOL"), the assets of the Issuer would be treated as plan assets of a Plan for the purposes of ERISA and the Code only if the Plan acquired an equity interest in the Issuer and none of the exceptions contained in the Plan Assets Regulation were applicable. An "equity interest" is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features. In addition, in John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank, 510 U.S. 86 (1993), the United States Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" for ERISA purposes under certain circumstances. Therefore, in the absence of an exemption, the purchase, sale or holding of a

Security by a Plan (including certain individual retirement arrangements) subject to Section 406 of ERISA or Section 4975 of the Code might result in prohibited transactions and the imposition of excise taxes and civil penalties.

Certificates

      The DOL has issued to various underwriters individual prohibited transaction exemptions (the "Underwriter Exemptions"), which generally exempt from the application of the prohibited transaction provisions of Sections 406(a), 406(b)(1), 406(b)(2) and 407(a) of ERISA and the excise taxes imposed pursuant to Sections 4975(a) and (b) of the Code, certain transactions with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates in pass-through trusts that consist of secured receivables, secured loans and other secured obligations that meet the conditions and requirements of the Underwriter Exemptions. The Underwriter Exemptions will only be available for Securities that are Certificates.

      Among the conditions that must be satisfied in order for the Underwriter Exemptions to apply to offered certificates are the following:

               (a) the acquisition of the certificates by a Plan is on terms (including the price for the certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

               (b) the rights and interests evidenced by the certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the trust;

               (c) the certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the three highest generic rating categories from Standard & Poor's Rating Services, a division of The McGraw-Hill Companies ("Standard & Poor's"), Moody's Investors Service, Inc. ("Moody's"), Duff & Phelps Credit Rating Co. ("D&P"), or Fitch IBCA, Inc. ("Fitch");

               (d) the Trustee is not an affiliate of any other member of the Restricted Group (as defined below);

               (e) the sum of all payments made to and retained by the underwriters in connection with the distribution of the certificates represents not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the originators and the sponsor pursuant to the assignment of the loans to the Trust Fund represents not more than the fair market value of such loans; the sum of all payments made to and retained by any servicer represents not more than reasonable compensation for such person's services under the pooling and servicing agreement and reimbursement of such person's reasonable expenses in connection therewith;

               (f) the Plan investing in the certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended; and

               (g) in the event that all of the obligations used to fund the trust have not been transferred to the trust on the closing date, additional obligations of the types specified in the prospectus supplement and/or pooling and servicing agreement having an aggregate value equal to no more than 25% of the total principal amount of the certificates being offered by the trust may be transferred to the trust, in exchange for amounts credited to the account funding the additional obligations, within a funding period of no longer than 90 days or 3 months following the closing date.

      The Trust Fund must also meet the following requirements:

               (a) the corpus of the Trust Fund must consist solely of assets of the type that have been included in other investment pools;

               (b) certificates in such other investment pools must have been rated in one of the three highest rating categories of Standard & Poor's, Moody's, Fitch or D&P for at least one (1) year prior to the Plan's acquisition of certificates; and

               (c) certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one (1) year prior to the Plan's acquisition of certificates.

      Moreover, the Underwriter Exemptions provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur when the Plan fiduciary causes a Plan to acquire certificates in a trust in which the fiduciary (or its affiliate) is an obligor on the receivables held in the trust; provided, that, among other requirements, (i) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group and at least fifty percent of the aggregate interest in the trust is acquired by persons independent of the Restricted Group; (ii) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the obligations contained in the trust; (iii) the Plan's investment in certificates of any class does not exceed twenty-five percent of all of the certificates of that class outstanding at the time of the acquisition; and (iv) immediately after the acquisition, no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Underwriter Exemptions do not apply to Plans sponsored by the Sponsor, the Issuer, the underwriter(s), the Trustee, the Servicer, any other servicer, any obligor with respect to Loans included in the Trust Fund constituting more than five percent of the aggregate unamortized principal balance of the assets in the Trust Fund, or any affiliate of such parties (the "Restricted Group").

      In addition to the Underwriter Exemptions, the DOL has issued Prohibited Transaction class Exemption ("PTCE") 83-1 which provides an exemption for certain transactions involving the sale or exchange of certain residential mortgage pool pass-through certificates by Plans and for transactions in connection with the servicing and operation of the mortgage pool.

Notes

      The Underwriter Exemptions will not be available for Securities which are Notes. If the Notes are treated as having substantial equity features, the purchase, holding and resale of the Notes could result in a transaction that is prohibited under ERISA or the Code. However, if the Notes are treated as indebtedness without substantial equity features, the Trust's assets would not be deemed assets of a Plan. The acquisition or holding of the Notes by or on behalf of a Plan could nevertheless give rise to a prohibited transaction, if such acquisition and holding of Notes by or on behalf of a Plan were deemed to be a prohibited loan to a party in interest with respect to such Plan. Certain exemptions from such prohibited transaction rules could be applicable to the purchase and holding of Notes by a Plan, depending on the type and circumstances of the plan fiduciary making the decision to acquire such Notes. Included among these exemptions are: PTCE 84-14, regarding certain transactions effected by "qualified professional asset managers"; PTCE 90-1, regarding certain transactions entered into by insurance company pooled separate accounts; PTCE 91-38, regarding certain transactions entered into by bank collective investment funds; PTCE 95-60, regarding certain transactions entered into by insurance company general accounts; and PTCE 96-23, regarding certain transactions effected by "in-house asset managers". Each purchaser and each transferee of a Note that is treated as debt for purposes of the Plan Assets Regulation may be required to represent and warrant that its purchase and holding of such Note will be covered by one of the exemptions listed above or by another DOL class exemption.

Consultation with Counsel

      The prospectus supplement for each series of Securities will provide further information which Plans should consider before purchasing the offered Securities. A Plan fiduciary considering the purchase of Securities should consult its tax and/or legal advisors regarding whether the assets of the Trust would be considered plan assets, the possibility of exemptive relief from the prohibited transaction rules and other ERISA issues and their potential consequences. Moreover, each Plan fiduciary should determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Securities is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio. The sale of Securities to a Plan is in no respect a representation by the Sponsor, the Issuer or the underwriter(s) that this investment meets all relevant requirements with respect to investments by Plans generally or any particular Plan or that this investment is appropriate for Plans generally or any particular Plan.

                                LEGAL INVESTMENT

      If specified in the related prospectus supplement, the Securities of one or more classes offered pursuant to this prospectus will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended ("SMMEA"), so long as they are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization. As "mortgage related securities," such Securities will constitute legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including, but not limited to, state-chartered savings banks, commercial banks, savings and loan associations and insurance companies, as well as trustees and state government employee retirement systems) created pursuant to or existing under the laws of the United States or of any state (including the District of Columbia and Puerto
Rico) whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for such entities. Pursuant to SMMEA, a number of states enacted legislation, on or before the October 3, 1991 cutoff for such enactments, limiting to varying extends the ability of certain entities (in particular, insurance companies) to invest in "mortgage related securities," in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA. Accordingly, the investors affected by such legislation will be authorized to invest in the Securities only to the extent provided in such legislation.

      SMMEA also amended the legal investment authority of federally chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in mortgage related securities, and national banks may purchase mortgage related securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. ss. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe. In this connection, federal credit unions should review National Credit Union Administration (the "NCUA") Letter to Credit Unions No. 96, as modified by Letter No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities. The NCUA has adopted rules, effective December 2, 1991, which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain series, classes of Securities), except under limited circumstances.

      All depository institutions considering an investment in the Securities should review the "Supervisory Policy Statement on Securities Activities" dated January 28, 1992 (the "Policy Statement") of the Federal Financial Institutions Examination Council. The Policy Statement, which has been adopted by the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation, the

Comptroller of the Currency and the Office of Thrift Supervision, effective February 10, 1992, and by the NCUA (with certain modifications), effective June 26, 1992, prohibits institutions from investing in certain "high-risk" mortgage securities (including securities such as certain series, classes of Securities), except under limited circumstances, and sets forth certain investment practices deemed to be unsuitable for regulated institutions.

      Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by such authorities before purchasing any Securities, as certain series, classes may be deemed unsuitable investments, or may otherwise be restricted, under such rules, policies or guidelines (in certain instances irrespective of SMMEA).

      The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, "prudent investor" provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not "interest-bearing" or "income-paying" and, with regard to any Securities issued in book-entry form, provisions which may restrict or prohibit investment in securities which are issued in book-entry form.

      Other classes of Securities offered pursuant to this prospectus will not constitute "mortgage related securities" under SMMEA because they will not represent beneficial ownership interests in qualifying mortgage loans under SMMEA. The appropriate characterization of those Securities under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Securities, may be subject to significant interpretive uncertainties. All investors whose investment authority is subject to legal restrictions should consult their own legal advisors to determine whether, and to what extent, the Securities will constitute legal investments for them.

      No representation is made as to the proper characterization of the Securities for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase Securities under applicable legal investment restrictions. The uncertainties described above may (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Securities adversely affect the liquidity of the non-SMMEA Securities.

      Investors should consult with their own legal advisors in determining whether and to what extent the Securities constitute legal investments for such investors.

                              PLAN OF DISTRIBUTION

      The Issuer may sell the Securities offered hereby in series either directly or through underwriters. The related prospectus supplement or prospectus supplements for each series will describe the terms of the offering for that series and will state the public offering or purchase price of each class of Securities of such series, or the method by which such price is to be determined, and the net proceeds to the Issuer from such sale.

      If the sale of any Securities is made pursuant to an underwriting agreement pursuant to which one or more underwriters agree to act in such capacity, such Securities will be acquired by such underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices to be determined at the time of sale or at the time of commitment therefor. Firm commitment underwriting and public reoffering by underwriters may be done through underwriting syndicates or through one or more firms acting alone. The specific managing underwriter or underwriters, if any, with respect to the offer and sale of a particular series of Securities will be set forth on the cover of the prospectus supplement related to such series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement. The prospectus supplement will describe any discounts and commissions to be allowed or paid by the Issuer to the underwriters, any other items constituting underwriting compensation and any discounts and commissions to be allowed or paid to the dealers. The obligations of the underwriters will be subject to certain conditions precedent. Unless otherwise provided in the related prospectus supplement, the underwriters with respect to a sale of any class of Securities will be obligated to purchase all such Securities if any are purchased. Pursuant to each such underwriting agreement, the Sponsor will indemnity the related underwriters against certain civil liabilities, including liabilities under the Securities Act of 1933, as amended.

      If any Securities are offered other than through underwriters pursuant to such underwriting agreements, the related prospectus supplement or prospectus supplements will contain information regarding the terms of such offering and any agreements to be entered into in connection with such offering.

      Purchasers of Securities, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be "underwriters" within the meaning of the Securities Act, in connection with reoffers and sales by them of Securities. Securityholders should consult with their legal advisors in this regard prior to any such reoffer and sale.

      If specified in the prospectus supplement relating to a series of Securities, the Sponsor, any affiliate thereof or any other person or persons specified therein may purchase some or all of one or more classes of Securities of such series from the underwriter or underwriters or such other person or persons specified in such prospectus supplement. Such purchaser may thereafter from time to time offer and sell, pursuant to this prospectus and the related prospectus supplement, some or all of such Securities so purchased, directly, through one or more underwriters to be designated at the time of the offering of such Securities, through dealers acting as agent and/or principal as in such other manner as may be specified in the related prospectus supplement. Such offering may be restricted in the manner specified in such prospectus supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices. Any underwriters and dealers participating in such purchaser's offering of such Securities may receive compensation in the form of underwriting discounts or commissions from such purchaser and such dealers may receive commissions from the investors purchasing such Securities for whom they may act as agent (which discounts or commissions will not exceed those customary in those types of transactions involved). Any dealer that participates in the distribution of such Securities may be deemed to be an "underwriter" within the meaning of the Securities Act, and any commissions and discounts received by such dealer and any profit on the resale of such Securities by such dealer might be deemed to be underwriting discounts and commissions under the Securities Act.

                                  LEGAL MATTERS

      Certain legal matters and certain tax matters will be passed upon for the Sponsor by Dewey Ballantine LLP, New York, New York and/or such other counsel as will be named on the related prospectus supplement.

                                     RATINGS

      At the date of issuance of each series of Securities, the Securities offered hereby will be rated in one of the four highest categories by at least one nationally recognized statistical rating agency (a "Rating Agency"). See "Ratings" in the related prospectus supplement. A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency. Each securities rating should be evaluated independently of any other rating.

                             ADDITIONAL INFORMATION

      Copies of the registration statement of which this prospectus forms a part and the exhibits thereto are on file at the offices of the Securities and Exchange Commission in Washington, D.C. You may obtain copies of the registration statement for a fee upon request to the Commission, and you may inspect the registration statement, without charge, at the offices of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549. See "Available Information."

      Copies of FHLMC's most recent Offering Circular for FHLMC Securities, FHLMCs Information Statement and the most recent Supplement to such Information Statement and any quarterly report made available by FHLMC can be obtained by writing or calling the Investor Inquiry Department at FHLMC at 8200 Jones Branch Drive, McLean Virginia 22102 (outside Washington, D.C. metropolitan area, telephone 800-336-FMPC; within Washington, D.C. metropolitan area, telephone 703-759-8160). The Sponsor has not and will not participate in the preparation of FHLMC's Offering Circulars, Information Statements or Supplements.

      Copies of FNMA's most recent prospectus for FNMA Securities and FNMA's annual report and quarterly financial statements as well as other financial information are available from the Senior Vice President for Investor Relations of FNMA, 3900 Wisconsin Avenue, N.W., Washington, D.C. 20016 (202-752-7115). The Sponsor has not and will not participate in the preparation of FNMA's prospectuses.

                        INDEX OF SIGNIFICANT DEFINITIONS

Term                                                                        Page
----                                                                        ----

Accrual Securities............................................................34
Additional Balance............................................................21
Additional Loans..............................................................32
Advances......................................................................47
Agreements....................................................................33
Amortization Basis............................................................22
APR...........................................................................25
Balloon Loan..................................................................21
Balloon Period................................................................21
Bond Insurer..................................................................39
Book-Entry Securities.........................................................36
Buy-Down Account..............................................................21
Buy-Down Loans................................................................21
Capitalized Interest Account..................................................33
CERCLA........................................................................67
Certificates..................................................................18
Civil Relief Act..............................................................68
Code......................................................................32, 71
Collection Account............................................................44
Collection Account Depository.................................................44
Contract Pool.................................................................18
Contracts.....................................................................25
Convertible Mortgage Loans....................................................23
Cooperative Loans.............................................................19
Cooperative Notes.............................................................19
Credit Enhancement............................................................38
Credit Enhancer...............................................................36
Cut-Off Date..................................................................20
D&P...........................................................................91
Debt Securities...............................................................71
Deferred Interest.............................................................21
Deleted Loan..................................................................31
Determination Date............................................................36
Distribution Amount...........................................................35
Distribution Dates............................................................34
DOL...........................................................................90
DTC...........................................................................36
Due Date......................................................................20
Eligible Investments......................................................33, 44
Environmental Condition.......................................................67
EPA...........................................................................68
ERISA.........................................................................90
Events of Default.............................................................52
FASIT.........................................................................71

FASIT Ownership Security......................................................82
FASIT Securities..............................................................71
FASIT Trust...................................................................82
FDIC..........................................................................44
FHLBB.........................................................................60
FIRREA........................................................................69
Fitch.........................................................................91
Fixed Retained Yield..........................................................27
Garn Act......................................................................60
Graduated Equity Mortgage Loans...............................................23
Graduated Payment Mortgage Loans..............................................23
Grantor Trust.................................................................70
Grantor Trust Fractional Interest Security....................................71
Grantor Trust Securities......................................................70
Grantor Trust Strip Security..................................................71
High LTV Loans................................................................23
Home Equity Lines.............................................................21
Indirect Participants.........................................................36
Installment Contracts.........................................................66
Insurance Proceeds............................................................45
Insured Payment...............................................................39
Interest Rate.................................................................34
IRS...........................................................................73
Issuer........................................................................18
Letter of Credit..............................................................39
Letter of Credit Bank.........................................................39
Liquidation Proceeds..........................................................45
Loan Agreement................................................................21
Loan Rate.....................................................................23
Loan Sale Agreement...........................................................28
Loans.........................................................................18
Loan-to-Value Ratio...........................................................20
LTV.......................................................................20, 26
Manufactured Homes............................................................25
Moody's.......................................................................91
Mortgage Loans................................................................19
Mortgage Notes................................................................19
Mortgage Pool.................................................................18
Mortgaged Properties..........................................................21
Mortgages.....................................................................19
Net Insurance Proceeds........................................................45
Net Liquidation Proceeds......................................................45
Net Loan Rate.................................................................41
Notes.........................................................................18
OID...........................................................................83
Originator....................................................................19
OTS...........................................................................60
Participants..................................................................36
Partnership...................................................................71
Partnership Interests.........................................................71
Paying Agent..................................................................35
Physical Certificates.........................................................36

Plan..........................................................................90
Plan Assets Regulation........................................................90
Plans.........................................................................90
Policy Statement..............................................................93
Pool..........................................................................18
Pre-Funded Amount.............................................................32
Pre-Funding Account...........................................................32
Pre-Funding Period............................................................32
Premium Security..............................................................87
Prepayment Interest Shortfall.................................................47
PTCE..........................................................................92
Purchase Price................................................................30
Rating Agency.................................................................95
Record Date...................................................................34
REMIC.........................................................................71
REMIC Regular Security........................................................73
REMIC Regulations.............................................................73
REMIC Residual Security.......................................................73
REMIC Securities..............................................................71
REMIC Trust...................................................................73
Remittance Period.............................................................34
Reserve Fund..................................................................40
Restricted Group..............................................................92
Securities....................................................................18
Security Registrar............................................................36
Senior Securities.............................................................34
Servicer......................................................................19
Servicing Account.............................................................48
Servicing Agreement...........................................................19
Settlement Date...............................................................74
SMMEA.........................................................................93
Special Hazard Insurance Policy...............................................39
Sponsor.......................................................................43
Standard & Poor's.............................................................91
Standard Hazard Insurance Policy..............................................27
Strip Securities..............................................................34
Subordinate Securities........................................................34
Substitute Loan...............................................................31
Surety Bond...................................................................39
Title I Loans.................................................................25
Title I Program...............................................................25
Title V...................................................................61, 65
Trust Fund....................................................................18
Trustee.......................................................................20
U.S. Person...................................................................88
UCC...........................................................................57
Underwriter Exemptions........................................................90
Window Period.................................................................61
Window Period Loans...........................................................61
Window Period States..........................................................61
Withholding Regulations.......................................................88

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

      The following table sets forth the expenses in connection with the issuance and distribution of the Securities being registered, other than underwriting discounts and commissions. All of the amounts shown are estimates, except the SEC registration fee.

         SEC registration fee...................    $    278
         Legal fees and expenses................           *
         Accounting fees and expenses...........           *
         Blue Sky fees and expenses.............           *
         Rating agency fees.....................           *
         Owner Trustee fees and expenses........           *
         Indenture Trustee fees and expenses....           *
         Credit Enhancer .......................           *
         Printing and engraving.................           *
         Miscellaneous..........................           *
                                                    --------
               Total............................    $    278
                                                    --------

----------
* To be completed by Amendment.

Item 15. Indemnification of Directors and Officers.

      Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed legal action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation), by reason of the fact that such person was an officer or director of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such officer or director acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer of director actually and reasonably incurred.

      The agreements which the Registrant will enter into for each series of Securities will provide that the Registrant and any director, officer, employee or agent of the Registrant will be entitled to indemnification by the Trust Fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to such agreements or the Securities, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence in the performance of his or its duties thereunder or by reason of reckless disregard of his or its obligations and duties thereunder.

      Section 8 of the form of underwriting agreements filed as a part of
Exhibit 1 to this Registration Statement provides for indemnification of directors and officers who sign the Registration Statement and controlling persons of the Registrant by the underwriters, and for indemnification of each underwriter and its controlling person by the Registrant, against certain liabilities.

Item 16. Exhibits.

Exhibit
-------

1.1*      Form of Underwriting Agreement for Notes .

1.2*      Form of Underwriting Agreement for Certificates.

4.1* Form of Pooling and Servicing Agreement (Grantor Trust), including form of Certificates.

4.2* Form of Pooling and Servicing Agreement (REMIC/FASIT), including form of Certificates.

4.3* Form of Indenture between the Issuer and the Indenture Trustee, including form of Notes and certain other related agreements as Exhibits thereto.

4.4*      Form of Trust Agreement between the Issuer and the Trustee.

5.1*      Opinion of Dewey Ballantine LLP regarding legality.

8.1*      Opinion of Dewey Ballantine LLP regarding tax matters.

10.1*     Form of Loan Sale Agreement.

23.1*     Consent of Dewey Ballantine LLP (included as part of Exhibits 5.1 and
          8.1).

24.1      Power of Attorney (included as part of the signature page to Form
          S-3).

25.1* Statement of Eligibility and Qualification of the Indenture Trustee (Form T-1).

99.1*     Form of Prospectus Supplement -- Notes.

99.2*     Form of Prospectus Supplement -- Certificates.

99.3*     Form of Prospectus Supplement -- Notes and Certificates.

----------
*     To be filed by Amendment.

Item 17. Undertakings.

      The undersigned Registrant hereby undertakes:

      (a) (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which is registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

      provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3, Form S-8 or Form F-3, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the Securities being registered which remain unsold at the termination of the offering.

      (b) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions referred to in Item 15 of this Registration Statement, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the Securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

      (d) That,

            (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this Registration Statement as of the time it was declared effective.

            (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (e) To file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

                                   SIGNATURES

            Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York on the 30th day of March, 1999.

                                    PRUDENTIAL SECURITIES SECURED FINANCING
                                    CORPORATION


                                    By  /s/ Vincent T. Pica, II
                                        --------------------------------------
                                                Vincent T. Pica, II
                                               President and Director

            KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Vincent T. Pica, II his true and lawful attorney-in-fact and agent, acting alone, with full power of substitution and resubstitution, for him and his name, place and stead, in any and all capacities, to sign any or all amendments to this Registration Statement, including post-effective amendments, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and hereby ratifies and confirms all his said attorney-in-fact and agent, acting alone, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

            Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

        Signature                     Title                        Date
        ---------                     -----                        ----

/s/ Vincent T. Pica, II       President (Principal            March 30, 1998
------------------------      Executive Officer) and
   Vincent T. Pica, II        Director

/s/ P. Carter Rise            Director                        March 30, 1998
------------------------
   P. Carter Rise

/s/ Martin Pfinsgraff         Director                        March 30, 1998
------------------------
   Martin Pfinsgraff

/s/ Leland B. Paton           Director                        March 30, 1998
------------------------
   Leland B. Paton

/s/ William J. Horan          Chief Financial Officer         March 30, 1998
------------------------      (Principal Financial
   William J. Horan           Officer and Principal
                              Accounting Officer)

                                  EXHIBIT INDEX

Exhibit   Description of Document
-------   -----------------------

1.1*      Form of Underwriting Agreement for Notes .

1.2*      Form of Underwriting Agreement for Certificates.

4.1* Form of Pooling and Servicing Agreement (Grantor Trust), including form of Certificates.

4.2* Form of Pooling and Servicing Agreement (REMIC/FASIT), including form of Certificates.

4.3* Form of Indenture between the Issuer and the Indenture Trustee, including form of Notes and certain other related agreements as Exhibits thereto.

4.4*      Form of Trust Agreement between the Issuer and the Trustee.

5.1*      Opinion of Dewey Ballantine LLP regarding legality.

8.1*      Opinion of Dewey Ballantine LLP regarding tax matters.

10.1*     Form of Loan Sale Agreement.

23.1*     Consent of Dewey Ballantine LLP (included as part of Exhibits 5.1 and
          8.1).

24.1      Power of Attorney (included as part of the signature page to Form
          S-3).

25.1* Statement of Eligibility and Qualification of the Indenture Trustee (Form T-1).

99.1*     Form of Prospectus Supplement -- Notes.

99.2*     Form of Prospectus Supplement -- Certificates.

99.3*     Form of Prospectus Supplement -- Notes and Certificates.

----------
*         To be filed by Amendment.